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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BOSTON SCIENTIFIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Natick, Massachusetts
March 19, 2008

Dear Boston Scientific Stockholder:

       You are cordially invited to attend Boston Scientific Corporation's Annual Meeting of Stockholders to be held on Tuesday, May 6, 2008, at 10:00 A.M. Eastern Time, at the Harvard Club of Boston, 374 Commonwealth Avenue, Boston, Massachusetts.

       This year you are being asked to:

•
re-elect ten directors;

•
approve an amendment and restatement of our 2003 Long-Term Incentive Plan;

•
ratify the appointment of Ernst & Young LLP as our independent auditors for the 2008 fiscal year; and

•
transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

       These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote "FOR" all of the director nominees, the amendment and restatement of our 2003 Long-Term Incentive Plan and the ratification of the appointment of Ernst &Young LLP as our independent auditors. At the meeting, you will be provided with the opportunity to ask questions.

       We are pleased to take advantage of the new Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders on the Internet. We believe that this new e-proxy process, also known as "notice and access," will expedite stockholders' receipt of proxy materials, lower our printing and mailing costs and reduce the environmental impact of producing the materials for our annual meeting. During the week of March 24, 2008, we will mail to our stockholders of record as of March 7, 2008 a Notice containing instructions on how to access our Proxy Statement and Annual Report on the Internet and also how to vote via the Internet. Both the Notice and this Proxy Statement contain instructions on how you can receive a paper copy of the Proxy Statement and Annual Report if you prefer.

       The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that as soon as possible, you either:

       (a)  vote via the Internet pursuant to the instructions provided in the Notice, or

       (b)  request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either:

         (i)   complete, sign, date and return the proxy card you will receive in response to your request; or

         (ii)  vote via telephone (toll-free) in the United States or Canada, in accordance with the instructions on the proxy card.

       Thank you for your continuing support.

Very truly yours,
Pete M. Nicholas Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Natick, Massachusetts
March 19, 2008

       The Annual Meeting of Stockholders of Boston Scientific Corporation will be held at the Harvard Club of Boston, 374 Commonwealth Avenue, Boston, Massachusetts on Tuesday, May 6, 2008, at 10:00 A.M. Eastern Time, for the following purposes:

    (1)
    To re-elect ten directors to serve until our 2009 Annual Meeting of Stockholders;

    (2)
    To approve an amendment and restatement of our 2003 Long-Term Incentive Plan (the "Plan");

    (3)
    To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008; and

    (4)
    To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

       Only stockholders who held shares at the close of business on March 7, 2008, are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

       So that your shares will be represented whether or not you attend the Annual Meeting, as soon as possible, please

       (a)  vote via the Internet pursuant to the instructions provided in the Notice you received by mail, or

       (b) request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either:

         (i)   complete, sign, date and return the proxy card you will receive in response to your request; or

         (ii) vote via telephone (toll-free) in the United States or Canada, in accordance with the instructions on the proxy card.

By Order of the Board of Directors
Lawrence J. Knopf Assistant Secretary

ONE BOSTON SCIENTIFIC PLACE
NATICK, MASSACHUSETTS 01760

March 19, 2008

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Annual Meeting

        The Annual Meeting of Stockholders of Boston Scientific Corporation will be held on Tuesday, May 6, 2008, at 10:00 A.M. Eastern Time, at the Harvard Club of Boston, 374 Commonwealth Avenue, Boston, Massachusetts. At this meeting, stockholders will be asked to re-elect ten directors; approve an amendment and restatement of our 2003 Long-Term Incentive Plan; and ratify the appointment of Ernst &Young LLP as our independent auditors for the 2008 fiscal year. Management will also report on our performance during fiscal year 2007 and will respond to appropriate questions from stockholders. When used in this Proxy Statement, the terms "we," "us," "our" and "the Company" mean Boston Scientific Corporation and its divisions and subsidiaries.

Who is entitled to attend and vote at the Annual Meeting?

        Stockholders who held shares at the close of business on March 7, 2008, are entitled to attend and vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

What do I need to bring to the Annual Meeting?

        If your shares are registered in your name, you should bring proper identification to the meeting. If your shares are held in the name of a broker, trust, bank or another nominee, you will need to bring a proxy, account statement or letter from that broker, trust, bank or other nominee that confirms that you are the beneficial owner of those shares, along with proper identification.

What changes will I notice this year as a result of the Company participating in the new e-proxy rules?

        In July 2007, the Securities and Exchange Commission adopted the e-proxy rules which allow a company to send a Notice to notify its stockholders that they may access the company's Proxy Statement and Annual Report online. This process reduces the amount of time it takes for stockholders to obtain the materials, reduces the printing and mailing costs paid by the company, and reduces the environmental impact of producing the materials. We have elected to participate in this e-proxy process this year as part of our Company-wide efforts to reduce expenses and protect the environment.

        On or about March 24, 2008, we will send all stockholders of record as of March 7, 2008 a Notice instructing them as to how to receive their proxy materials via the Internet this year. The proxy materials will be available on the Internet as of March 24, 2008. If you are a registered stockholder, and hold your shares directly through BNY Mellon Shareowner Services, our transfer agent, you can access the material online at http://bnymellon.mobular.net/bnymellon/BSX. If you hold your shares through a broker, you can access the materials online at www.proxyvote.com. You can also vote online through these websites. Our own website (www.bostonscientific.com) will also direct you to these sites to access the materials and vote online.

What if I prefer to receive paper copies of the materials?

        If you prefer to receive paper copies of the materials, you can still do so. If you are a registered stockholder, and hold your shares directly through BNY Mellon Shareowner Services, you may request a paper copy of the materials by (i) calling 1-888-313-0164 (outside of the U.S. or Canada, call 1-201-680-6688); (ii) sending an email to shrrelations@bnymellon.com; or (iii) logging onto http://bnymellon.mobular.net/bnymellon/bsx. If you hold your shares through a broker, you may request a paper copy of the materials by (i) calling 1-800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com. There is no charge to receive the materials by mail.

What constitutes a quorum at the meeting?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on March 7, 2008, the record date, will constitute a quorum for purposes of the Annual Meeting. As of March 7, 2008, 1,494,879,385 shares of Boston Scientific common stock were outstanding, with each share entitled to one vote. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and "broker non-votes" (described below) will be counted.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the meeting, we urge you to either

        (a)   vote via the Internet pursuant to the instructions provided in the Notice you received by mail, or

        (b)   request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either

            (i)  complete, sign, date and return the proxy card you will receive in response to your request; or

           (ii)  vote via telephone (toll-free) in the United States or Canada, in accordance with the instructions on the proxy card.

        If you vote by mail, no postage is required if your proxy card is mailed in the United States.

        If you properly complete and deliver your proxy card (whether electronically, by mail or by telephone) and our transfer agent receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you complete and deliver the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

  (1)
  FOR the re-election of each of the ten director nominees;

  (2)
  FOR the amendment and restatement of our 2003 Long-Term Incentive Plan; and

  (3)
  FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008.

        If any other matter is properly presented at the meeting or if the meeting is to be postponed or adjourned, your proxy will vote your shares in accordance with his or her best judgment. At present, the Board knows of no other business that is intended to be brought before or acted upon at this Annual Meeting.

How do I vote if my shares are held by my broker?

        If your shares are held by your broker in "street name," you will need to instruct your broker (in the method required by your broker) how to vote your shares. Your broker will send you a Notice instructing you how to vote via the Internet, or how to request written materials and vote via telephone or by mail.

What discretion does my broker have to vote my shares held in "street name"?

        At this time, New York Stock Exchange rules allow your broker to vote your shares with respect to the election of directors and the ratification of our independent auditors, even if it does not receive instructions from you, so long as it holds your shares in its name. There are, however, certain matters with respect to which brokers do not have discretionary voting authority, including the proposal to approve the amendment and restatement of our 2003 Long-Term Incentive Plan. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal, but rather those votes will be considered "broker non-votes." Shares represented by "broker non-votes" will, however, be counted in determining whether there is a quorum.

Can I change my vote or revoke my proxy after I have already voted or given my proxy?

        Yes. If you own your shares directly, you may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. To change your vote, you may:

  •
  mail a written notice "revoking" your earlier vote to our transfer agent, BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900;

  •
  submit to our transfer agent a properly completed and signed proxy card with a later date;

  •
  vote again telephonically or electronically (available until 11:00 p.m. Eastern Time on May 5, 2008); or

  •
  vote in person at the Annual Meeting.

        Your last dated proxy or vote cast will be counted.

        If you own your shares through a broker, please contact your broker for instructions on changing your vote or revoking your proxy.

How do I vote in person?

        If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, trust, bank or other nominee, you must bring an account statement or letter from the broker, trust, bank or other nominee indicating that you were the beneficial owner of the shares on March 7, 2008, the record date for voting. Please bring proper identification to the Annual Meeting. Please see our website, www.bostonscientific.com, for directions to the Annual Meeting.

How do I vote my 401(k), GESOP and Guidant ESSOP shares?

        If you participate in the Boston Scientific Corporation 401(k) Retirement Savings Plan (401(k) Plan), in our Global Employee Stock Ownership Plan (GESOP), or in the Guidant Employee Savings and Stock Ownership Plan (ESSOP) you will receive a single Notice that covers all shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If any of your plan accounts are not registered in the same name as your shares of record, you will receive separate Notices for your record and plan holdings. You may vote your shares via the Internet by logging onto http://www.proxyvoting.com/bsx or telephone by calling 1-866-540-5760. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) Plan, GESOP and ESSOP how to vote any Company shares held in these plans on your behalf. The 401(k) Plan, GESOP and ESSOP trustees and fiduciaries may vote at their discretion shares for which timely instructions are not received.

Who is our transfer agent?

        Our transfer agent is BNY Mellon Shareowner Services. Representatives of BNY Mellon Shareowner Services will tabulate the votes and act as inspectors of election at the Annual Meeting.

What vote is required to approve each proposal?

  (1)
  For the Election of Directors.    With respect to Proposal 1, the ten nominees for director receiving the most votes from those shares present or represented at the Annual Meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will be counted for purposes of determining whether there is a quorum, but will not count either "for" or "against" the nominee. If a director does not receive a majority of votes "for" his or her election, that director must tender a resignation from the Board. The Board will then decide whether to accept the resignation within 90 days (based on the recommendation of the Nominating and Governance Committee), and will disclose its determination and its reasoning either in a press release or an SEC filing.

  (2)
  For All Other Matters.    With respect to the proposals to amend and restate our 2003 Long-Term Incentive Plan and to ratify the appointment of Ernst & Young LLP as our auditors for the year ending December 31, 2008, the affirmative vote of a majority of shares participating in the voting is required. At present, the Board knows of no matters other than these to be presented for stockholder action at the Annual Meeting. A properly executed proxy marked "abstain" with respect to any of these matters will not be voted "for" or "against" the proposal(s), but will be counted for purposes of determining the number of votes cast. Accordingly, an abstention will have the effect of a negative vote.

Is voting confidential?

        Yes. We will treat proxy cards, ballots and voting tabulations as confidential. Generally, only the inspectors of election and certain employees associated with processing proxy cards, counting the vote or administering the meeting have access to these documents.

How is the Company soliciting proxies?

        We have retained The Altman Group, Inc. to assist with the solicitation of proxies. The Altman Group will receive customary fees as compensation for its services plus reimbursements for its related out-of-pocket expenses. We and the Altman Group will solicit proxies chiefly by mail and via the Internet pursuant to the e-proxy rules, but additional solicitations may be made in person, by electronic delivery, the Internet, telephone or other media. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by us.

PROPOSALS TO BE VOTED UPON

Proposal 1: Re-Election of Existing Directors.

        We declassified our Board of Directors at last year's annual meeting. However, we are phasing in our annual elections so five of our directors who were elected to a three-year term in 2006 will be up for election at our 2009 annual meeting and then annually thereafter. The term of our other ten directors expires at this Annual Meeting. The Board has nominated each of the following incumbent directors to stand for re-election for a one-year term, expiring at our 2009 Annual Meeting of Stockholders and until his or her successor has been elected and qualified: Ursula M. Burns, Nancy-Ann DeParle, J. Raymond Elliott, Marye Anne Fox, Ray J. Groves, N.J. Nicholas, Jr., Pete M. Nicholas, John E. Pepper, Warren B. Rudman, and James R. Tobin.

        We know of no reason why any of the nominees would be unable to serve as a director. However, should such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

Name
Ursula M. Burns Age 49 Director since 2002	Ursula M. Burns has been a Director of Boston Scientific since 2002. Ms. Burns is President of Xerox Corporation. Ms. Burns joined Xerox in 1980, subsequently advancing through several engineering and management positions. Ms. Burns served as Vice President and General Manager, Departmental Business Unit from 1997 to 1999, Senior Vice President, Worldwide Manufacturing and Supply Chain Services from 1999 to 2000, Senior Vice President, Corporate Strategic Services from 2000 to 2001, President of Document Systems and Solutions Group from 2001 to 2003 and President of Business Group Operations and Corporate Senior Vice President until her most recent appointment in April 2007. She serves on the boards of directors of Xerox Corporation, American Express Corporation, the National Association of Manufacturers, the FIRST (For Inspiration and Recognition of Science and Technology) Foundation, the National Center on Addiction and Substance Abuse at Columbia University and the National Academy Foundation and is a Trustee of the University of Rochester. Ms. Burns earned a B.S. degree from Polytechnic Institute of New York and an M.S. degree in mechanical engineering from Columbia University.

Nancy-Ann DeParle Age 51 Director since 2006
Nancy-Ann DeParle has been a Director of Boston Scientific since April 2006. Ms. DeParle is a Managing Director of CCMP Capital Advisors, LLC and an Adjunct Professor at The Wharton School of the University of Pennsylvania. She had been a Senior Advisor for JPMorgan Partners from 2000 to 2006. Previously she served as the Administrator of the Health Care Financing Administration (HCFA) (now the Centers for Medicare and Medicaid Services) from 1997 to 2000. Prior to her role at HCFA, Ms. DeParle was the Associate Director for Health and Personnel at the White House Office of Management and Budget from 1993 to 1997 and served as commissioner of the Tennessee Department of Human Services from 1987 to 1989. She also has worked as a lawyer in private practice in Nashville, Tennessee and Washington, D.C. Ms. DeParle is a director of Cerner Corporation, DaVita Inc. and Legacy Hospital Partners, Inc. She is also a trustee of the Robert Wood Johnson Foundation and serves on the Medicare Payment Advisory Commission and on the editorial board of Health Affairs. Ms. DeParle received a B.A. degree from the University of Tennessee, a J.D. from Harvard Law School, and B.A. and M.A. degrees in Politics and Economics from Balliol College of Oxford University, where she was a Rhodes Scholar.
J. Raymond Elliott Age 58 Director since 2007
J. Raymond Elliott became a Director of Boston Scientific in September 2007. Mr. Elliott was the Chairman of Zimmer Holdings, Inc. until November 2007 and was President and Chief Executive Officer of Zimmer Holdings, Inc. from March 2001 to May 2007. Mr. Elliott was appointed President of Zimmer, Inc. in November 1997. Mr. Elliott has more than 35 years of experience in orthopedics, medical devices and consumer products. He has served as a director on more than 20 business-related boards in the U.S., Canada, Japan and Europe and has served on six occasions as Chairman. He has served as a member of the board of directors and chair of the orthopedic sector of the Advanced Medical Technology Association (AdvaMed) and is a director of the Indiana Chamber of Commerce, the American Swiss Foundation and the Bausch & Lomb Corporation. Mr. Elliott has served as the Indiana representative on the President's State Scholars Program and as a trustee of the Orthopaedic Research and Education Foundation (OREF). He holds a bachelor's degree from the University of Western Ontario, Canada.

Marye Anne Fox Age 60 Director since 2001
Marye Anne Fox has been a Director of Boston Scientific since 2001. Dr. Fox has been Chancellor of the University of California, San Diego and Distinguished Professor of Chemistry since August 2004. Prior to that, she served as Chancellor of North Carolina State University and Distinguished University Professor of Chemistry from 1998 to 2004. From 1976 to 1998, she was a member of the faculty at the University of Texas, where she taught chemistry and held the Waggoner Regents Chair in Chemistry from 1991 to 1998. She served as the University's Vice President for Research from 1994 to 1998. Dr. Fox has served as the Co-Chair of the National Academy of Sciences' Government-University-Industry Research Roundtable and serves on President Bush's Council of Advisors on Science and Technology. She has served as the Vice Chair of the National Science Board. She also serves on the boards of a number of other scientific, technological and civic organizations, and is a member of the boards of directors of Red Hat Corp., W.R. Grace Co. and the Camille and Henry Dreyfus Foundation. She has been honored by a wide range of educational and professional organizations, and she has authored more than 350 publications, including five books. Dr. Fox holds a B.S. in Chemistry from Notre Dame College, an M.S. in Organic Chemistry from Cleveland State University, and a Ph.D. in Organic Chemistry from Dartmouth College.
Ray J. Groves Age 72 Director since 1999
Ray J. Groves has been a Director of Boston Scientific since 1999. From 2001 to 2005, Mr. Groves served in various roles at Marsh Inc., including President, Chairman and Senior Advisor, and is a former member of the board of directors of its parent company, Marsh & McLennan Companies, Inc. He served as Chairman of Legg Mason Merchant Banking, Inc. from 1995 to 2001. Mr. Groves served as Chairman and Chief Executive Officer of Ernst & Young for 17 years until his retirement in 1994. Mr. Groves currently serves as a member of the boards of directors of Electronic Data Systems Corporation, the Colorado Physicians Insurance Company, Group Ark Insurance Holdings, Ltd. and as Chairman of Calvert Street Capital Corporation. Mr. Groves is a member of the Council on Foreign Relations. He is a former member of the Board of Governors of the American Stock Exchange and the National Association of Securities Dealers. Mr. Groves is former Chairman of the board of directors of the American Institute of Certified Public Accountants. He is a member and former Chair of the board of directors of The Ohio State University Foundation and a member of the Dean's Advisory Council of the Fisher College of Business. He is a former member of the Board of Overseers of The Wharton School of the University of Pennsylvania and served as the Chairman of its Center for the Study of the Service Sector. Mr. Groves is an advisory director of the Metropolitan Opera Association and a director of the Collegiate Chorale. Mr. Groves received a B.S. degree from The Ohio State University.

N.J. Nicholas, Jr. Age 68 Director since 1994
N.J. Nicholas, Jr. has been a Director of Boston Scientific since 1994 and is a private investor. Previously, he served as President of Time, Inc. from September 1986 to May 1990 and Co-Chief Executive Officer of Time Warner, Inc. from May 1990 until February 1992. Mr. Nicholas is a director of Xerox Corporation and Time Warner Cable, Inc. He has served as a member of the President's Advisory Committee for Trade Policy and Negotiations and the President's Commission on Environmental Quality. Mr. Nicholas is Chairman of the Board of Trustees of the Environmental Defense Fund and a member of the Council on Foreign Relations. Mr. Nicholas received an A.B. degree from Princeton University and an M.B.A. degree from Harvard Business School. He is the brother of Pete M. Nicholas, Chairman of the Board.
Pete M. Nicholas Age 66 Director since 1979
Pete M. Nicholas, a co-founder of Boston Scientific, has been Chairman of the Board since 1995. He has been a Director since 1979 and served as our Chief Executive Officer from 1979 to March 1999 and as Co-Chairman of the Board from 1979 to 1995. Prior to joining Boston Scientific, he was corporate director of marketing and general manager of the Medical Products Division at Millipore Corporation, a medical device company, and served in various sales, marketing and general management positions at Eli Lilly and Company. He is currently Chairman Emeritus of the Board of Trustees of Duke University. Mr. Nicholas is a Fellow of the National Academy of Arts and Sciences and Vice Chairman of the Trust for that organization. He also serves on several for profit and not-for-profit boards including CEOs for Fundamental Change in Education and the Boys and Girls Club of Boston. After college, Mr. Nicholas served as an officer in the U.S. Navy, resigning his commission as lieutenant in 1966. Mr. Nicholas received a B.A. degree from Duke University, and an M.B.A. degree from The Wharton School of the University of Pennsylvania. He is the brother of N.J. Nicholas, Jr., one of our directors.
John E. Pepper Age 69 Director since 2003
John E. Pepper has been a Director of Boston Scientific since 2003 and he previously served as a director of Boston Scientific from November 1999 to May 2001. Mr. Pepper is a Co-Chair of the board of directors of the National Underground Railroad Freedom Center and served as its Chief Executive Officer until May 2007. Previously he served as Vice President for Finance and Administration of Yale University from January 2004 to December 2005. Prior to that, he served as Chairman of the executive committee of the board of directors of The Procter & Gamble Company until December 2003. Since 1963, he served in various positions at Procter & Gamble, including Chairman of the Board from 2000 to 2002, Chief Executive Officer and Chairman from 1995 to 1999, President from 1986 to 1995 and director since 1984. Mr. Pepper is Chairman of the board of directors of The Walt Disney Company, and is a member of the executive committee of the Cincinnati Youth Collaborative. Mr. Pepper graduated from Yale University in 1960 and holds honorary doctoral degrees from Yale University, The Ohio State University, Xavier University, University of Cincinnati, Mount St. Joseph College and St. Petersburg University (Russia).

Warren B. Rudman Age 77 Director since 1999
Senator Warren B. Rudman has been a Director of Boston Scientific since 1999. Senator Rudman is Co-Chairman of Stonebridge International, LLC and has been Of Counsel to the international law firm Paul, Weiss, Rifkind, Wharton & Garrison LLP since January 2003. Previously, he was a partner of the firm since 1992. Prior to joining the firm, he served two terms as a U.S. Senator from New Hampshire from 1980 to 1992. He serves on the boards of directors of several funds managed by the Dreyfus Corporation. Senator Rudman is Vice Chairman of the International Advisory Board of D.B. Zwirn + Co. and a member of the External Advisory Council of BP America Inc. He is the founding co-chairman of the Concord Coalition. Senator Rudman received a B.S. from Syracuse University and an LL.B. from Boston College Law School and served in the U.S. Army during the Korean War.
James R. Tobin Age 63 Director since 1999
James R. Tobin is our President and Chief Executive Officer and also serves as a Director. Prior to joining Boston Scientific in March 1999, Mr. Tobin served as President and Chief Executive Officer of Biogen, Inc. from 1997 to 1998 and Chief Operating Officer of Biogen from 1994 to 1997. From 1972 to 1994, Mr. Tobin served in a variety of executive positions with Baxter International, including President and Chief Operating Officer from 1992 to 1994. Previously, he served at Baxter as Managing Director in Japan, Managing Director in Spain, President of Baxter's I.V. Systems Group and Executive Vice President. Mr. Tobin currently serves on the boards of directors of Curis, Inc. and Applera Corporation. Mr. Tobin holds an A.B. from Harvard College and an M.B.A. from Harvard Business School. Mr. Tobin served in the U.S. Navy from 1968 to 1972 where he achieved the rank of lieutenant.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF
ALL TEN OF THESE NOMINEES FOR DIRECTOR.

        The following directors hold the Company's remaining Board seats:

Term Expires 2009 (and thereafter to be elected annually)
John E. Abele Age 71 Director since 1979
John E. Abele, our co-founder, has been a Director of Boston Scientific since 1979. Mr. Abele was our Treasurer from 1979 to 1992, our Co-Chairman from 1979 to 1995 and our Vice Chairman and Founder, Office of the Chairman from February 1995 to March 1996. Mr. Abele is also the owner of The Kingbridge Centre and Institute, a 120-room conference center in Ontario that provides special services and research to businesses, academia and government. He was President of Medi-tech, Inc. from 1970 to 1983, and prior to that served in sales, technical and general management positions for Advanced Instruments, Inc. Mr. Abele is the Chairman of the Board of the FIRST (For Inspiration and Recognition of Science and Technology) Foundation and is also a member of numerous not-for-profit boards. Mr. Abele received a B.A. degree from Amherst College.
Joel L. Fleishman Age 73 Director since 1992
Joel L. Fleishman has been a Director of Boston Scientific since 1992. He is a Professor of Law and Public Policy at Duke University where he has served in various administrative positions, including First Senior Vice President, since 1971. Mr. Fleishman is a founding member of the governing board of the Duke Center for Health Policy Research and Education and was the founding director from 1971 to 1983 of Duke University's Terry Sanford Institute of Public Policy. He is the director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions and the director of the Duke University Philanthropic Research Program. From 1993 to 2001, Mr. Fleishman took a part-time leave from Duke University to serve as President of the Atlantic Philanthropic Service Company, the U.S. program staff of Atlantic Philanthropies. Mr. Fleishman also serves as a member of the Board of Trustees of The Center for Effective Philanthropy and the Partnership for Public Service, Chairman of the Board of Trustees of the Urban Institute, Chairman of The Visiting Committee of the Kennedy School of Government, Harvard University, and as a director of Polo Ralph Lauren Corporation. Mr. Fleishman received A.B., M.A. and J.D. degrees from the University of North Carolina at Chapel Hill, and an LL.M. degree from Yale University.

Term Expires 2009 (and thereafter to be elected annually) (continued)
Kristina M. Johnson Age 50 Director since 2006
Kristina M. Johnson has been a Director of Boston Scientific since April 2006. Dr. Johnson is Provost and Senior Vice President of Academic Affairs at The Johns Hopkins University. Until September 2007, she was Dean of the Pratt School of Engineering at Duke University, a position she had held since July 1999. Previously she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. Dr. Johnson is a co-founder of the Colorado Advanced Technology Institute Center of Excellence in Optoelectronics and serves as a director of Minerals Technologies, Inc., AES Corporation and Nortel Corporation. Dr. Johnson also serves on the board of directors of SPIE (the Society of Photo-Optical Instrumentation Engineers) and SparkIP, a privately held corporation. Dr. Johnson was a Fulbright Faculty Scholar in the Department of Electrical Engineering at the University of Edinburgh, Scotland and a NATO Post-Doctoral Fellow at Trinity College, Dublin, Ireland. Dr. Johnson received B.S., M.S. and Ph.D. degrees in electrical engineering from Stanford University.
Ernest Mario Age 69 Director since 2001
Ernest Mario has been a Director of Boston Scientific since 2001 and is currently the Chairman and Chief Executive Officer of Capnia, Inc. From 2003 to July 2007, Dr. Mario was Chairman of Reliant Pharmaceuticals. From 2003 to 2006, he was also the chief executive officer of Reliant Pharmaceuticals. Prior to joining Reliant Pharmaceuticals in April 2003, he was the Chairman of IntraBiotics Pharmaceuticals, Inc. from April 2002 to April 2003. Dr. Mario also served as Chairman and Chief Executive Officer of Apothogen, Inc., a pharmaceutical company, from January 2002 to April 2002 when Apothogen was acquired by IntraBiotics. Dr. Mario served as the Chief Executive of Glaxo Holdings plc from 1989 until March 1993 and as Deputy Chairman and Chief Executive from January 1992 until March 1993. From 1993 to 1997, Dr. Mario served as Co-Chairman and Chief Executive Officer of ALZA Corporation, a research-based pharmaceutical company with leading drug-delivery technologies, and Chairman and Chief Executive Officer from 1997 to 2001. Dr. Mario presently serves on the boards of directors of Maxygen, Inc., Pharmaceutical Product Development,- Inc., Avid Radiopharmaceuticals, Inc. and Celgene Corporation. He was a Trustee of Duke University from 1988 to June 2007 and in July 2007 he retired as Chairman of the Board of the Duke University Health System which he chaired from its inception in 1996. He is a past Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to the pharmacy schools at the University of Maryland, the University of Rhode Island and The Ernest Mario School of Pharmacy at Rutgers University. Dr. Mario holds a B.S. in Pharmacy from Rutgers, and an M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island.

Term Expires 2009 (and thereafter to be elected annually) (continued)
Uwe E. Reinhardt Age 70 Director since 2002
Uwe E. Reinhardt has been a Director of Boston Scientific since 2002. Dr. Reinhardt is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University, where he has taught since 1968. Dr. Reinhardt is a senior associate of the University of Cambridge, England and serves as a Trustee of Duke University and the Duke University Health System, H&Q Healthcare Investors, H&Q Life Sciences Investors and Hambrecht & Quist Capital Management LLC. He is also the Commissioner of the Kaiser Family Foundation Commission on Medicaid and the Uninsured and a member of the board of directors of Amerigroup Corporation and Legacy Hospital Partners, Inc. Dr. Reinhardt is also a member of the Institute of Medicine of the National Academy of Sciences. Dr. Reinhardt received a Bachelor of Commerce degree from the University of Saskatchewan, Canada and a Ph.D. in economics from Yale University.

CORPORATE GOVERNANCE

        Our Board of Directors has established a Corporate Governance Manual to guide the operation and direction of the Board and its committees. The Corporate Governance Manual consists of our Corporate Governance Guidelines, charters for the standing committees of the Board and our Code of Conduct. Current copies of our Corporate Governance Guidelines, committee charters and Code of Conduct are available on our website at www.bostonscientific.com and may also be obtained free of charge by written request to: Investor Relations, One Boston Scientific Place, Natick, MA 01760-1537.

Director Independence

        Our Corporate Governance Guidelines require that a significant majority of the Board be independent. Our common stock is listed on the New York Stock Exchange (NYSE). To be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not have a direct or indirect material relationship with the Company. In addition, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of the Company or if the director has an immediate family member who is, or has been within the last three years, an executive officer of the Company.

  •
  The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  (A) The director or the director's immediate family member is a current partner of the Company's internal or external auditor; (B) the director is a current employee of the Company's external auditing firm; (C) the director has an immediate family member who is a current employee of the Company's external auditing firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of the Company's external auditing firm and personally worked on the Company's audit within that time.

  •
  The director or the director's immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers serve or served at the same time on that other company's compensation committee.

  •
  The director is a current employee, or the director's immediate family member is a current executive officer, of a company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

        The Board also has established the following categorical standards, which can be found in our Corporate Governance Guidelines, to assist it in determining director independence in accordance with the NYSE rules:

  •
  Commercial Relationships.    The following commercial relationships are not considered material relationships that would impair a director's independence: (i) if a director of the Company is an executive officer or an employee of, or an immediate family member of a director is an executive officer of, another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of such other company, and (ii) if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than 2% of the total consolidated assets of the company for which he or she serves as an executive officer.

  •
  Charitable Relationships.    The following charitable relationship will not be considered a material relationship that would impair a director's independence: if a director, or an immediate family member of the director, serves as an executive officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to that charitable organization in any single fiscal year are less than 1% (or $500,000,whichever is less) of that charitable organization's annual consolidated gross revenues.

  •
  Personal Relationships.    The following personal relationship will not be considered to be a material relationship that would impair a director's independence: if a director, or immediate family member of the director, receives from, or provides to, the Company products or services in the ordinary course and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

        For relationships not qualifying within the foregoing guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the directors who satisfy the foregoing independence guidelines. For purposes of these guidelines, "immediate family member" has the meaning defined in the NYSE rules. The Board monitors its compliance with the NYSE requirements for director independence on an ongoing basis.

        In accordance with current NYSE rules and our own categorical standards of independence, the Board of Directors has determined that the following non-employee directors are deemed "independent" and have no direct or indirect material relationship with the Company, except as a director and stockholder: Ursula M. Burns, Nancy-Ann DeParle, J. Raymond Elliott, Joel L. Fleishman, Marye Anne Fox, Ray J. Groves, Kristina M. Johnson, Ernest Mario, John E. Pepper, Uwe E. Reinhardt and Warren B. Rudman. Currently, 11 out of the 15 members of our Board are independent. The Board has determined that James R. Tobin, our President and CEO, is not independent because he is an employee of Boston Scientific; Pete Nicholas and John Abele are not independent because they were employees of Boston Scientific within the last three years, retiring in May 2005; and N.J. Nicholas, Jr. is not independent because he is the brother of Pete Nicholas, who received more than $100,000 in direct compensation from Boston Scientific within the last three years. The Board reviewed Boston Scientific's relationship with Xerox Corporation (of which Ursula Burns is an executive officer), The Johns Hopkins University (of which Kristina Johnson is Provost), Duke University (at which Joel Fleishman is a professor), Princeton University (at which Uwe Reinhardt is a professor) and the University of California at San Diego (at which Marye Anne Fox is Chancellor), and in each case, determined that those relationships fall below our categorical standards for commercial relationships, were established in the ordinary course of business on an arms-length basis and are not material to Boston Scientific, those individuals or those organizations.

Nominations for Directors

        Our Nominating and Governance Committee is responsible for identifying and recommending nominees for election to the Board. The Nominating and Governance Committee believes that all director nominees must, at a minimum, meet the general criteria outlined in our Corporate Governance Guidelines (which are available on our website at www.bostonscientific.com).

        Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others. Directors should also satisfy at least one of the following criteria:

  •
  Demonstrated management ability at senior levels in successful organizations;

  •
  Current or recent employment in positions of significant responsibility and decision making;

  •
  Expertise in leading rapidly growing multi-national organizations; or

  •
  Current and prior experience related to anticipated board and committee responsibilities in other areas of importance to the Company.

        The qualifications of candidates recommended by stockholders will be reviewed and considered by the Nominating and Governance Committee with the same degree of care and consideration as candidates for nomination to the Board submitted by Board members and our Chief Executive Officer. Under our Bylaws and SEC regulations, any stockholder proposal or director nominations for the 2009 Annual Meeting of Stockholders must be received on or before November 29, 2008 in order to be considered for inclusion in our 2009 Proxy Statement. Please address your proposal, recommendation or nomination to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760-1537.

Communications with the Board

        Stockholders and other interested parties who wish to communicate directly with any member of our Board of Directors, or our non-management directors as a group, may do so by writing to the Board of Directors, Boston Scientific Corporation, c/o General Counsel, One Boston Scientific Place, Natick, MA 01760-1537 or by contacting the non-management directors via email at non-managementdirectors@bsci.com. In addition, stockholders and other interested parties may contact the chairperson of each committee at the following email addresses: AuditCommittee@bsci.com, FinanceCommittee@bsci.com, NominatingandGovernanceCommittee@bsci.com, QualityCommittee@bsci.com, CompensationCommittee@bsci.com and LegalAffairsCommittee@bsci.com. The Board has authorized the office of our General Counsel to review and organize, but not screen, communications from stockholders and/or interested parties and deliver them to the Board. We do screen commercial solicitations to the Board for appropriateness.

Board Service Limitation

        Without the approval of the Nominating and Governance Committee, no director may sit on more than four public company boards (including our board) and the CEO may not sit on more than one public company board (in addition to our board).

Arrangements for the Election of Directors

        We do not have any current arrangements relating to the election of directors to our Board.

Separation of Chairman and Chief Executive Officer

        We separate the roles of Chairman of the Board and Chief Executive Officer. Our Chairman is Pete M. Nicholas and our Chief Executive Officer is James R. Tobin.

Related Party Transactions

        Our Board of Directors has adopted a written related party transaction policy to monitor transactions, arrangements or relationships in which Boston Scientific and any of the following have an interest: an executive officer or director, an immediate family member of an executive officer or director, a person or entity holding more than a 5% beneficial interest in our common stock, or any entity in which any of the foregoing persons is employed, is a principal, or has a 10% or greater beneficial ownership interest. The policy covers any related party transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

        Our General Counsel is responsible for identifying any potential related party transactions and, if he determines that the existing or proposed transaction constitutes a related party transaction under the policy, he will provide relevant details and an analysis of the related party transaction to the Audit

Committee. The General Counsel will provide an annual summary to the Audit Committee of all transactions or relationships which he considered under this policy, including those that he determined do not constitute a related party transaction. If the General Counsel has an interest in a potential related party transaction, he will provide all relevant information to our Chief Executive Officer or his designee, who will review with counsel to determine whether the proposed transaction is a related party transaction. The Chief Executive Officer or his designee will present the information to the Audit Committee that would otherwise be provided by the General Counsel. The Audit Committee reviews relevant information concerning any existing or proposed transaction contemplated by the Company with an entity that is the subject of a disclosed relationship, and approves or disapproves the transaction, with or without conditions or additional protections for the Company. Our related party transactions policy can be found in our Corporate Governance Guidelines posted on our website.

        During 2007, we made payments of approximately $720,000 to Arnold & Porter LLP, a law firm of which the brother of Paul W. Sandman, our General Counsel, was an equity partner until December 2007. Mr. Sandman's brother did not perform any services for us. The Audit Committee approved this relationship under our written related party transactions policy in 2007.

        Several of our directors are affiliated with Duke University. Joel L. Fleishman has been employed by Duke University since 1971 and is currently a Professor of Law and Public Policy there. Ernest Mario was Chairman of the Board of the Duke University Health System until July 2007. Pete M. Nicholas received his B.A. degree from Duke University and is Chairman Emeritus of the Board of Trustees of Duke University. Uwe E. Reinhardt is a Trustee of Duke University and the Duke University Health System. Kristina M. Johnson was the Dean of the Pratt School of Engineering at Duke University until September 2007. We also conduct business in the ordinary course with the medical center and other healthcare facilities at Duke University. The Board reviewed these relationships and determined that they were established in the ordinary course of business on an arms-length basis and are not material to Boston Scientific, Duke University or the listed directors.

        From time to time, our directors or executive officers may invest in venture funds in which we are also an investor. These venture funds are generally managed by unaffiliated third parties. Our decisions, and the decisions of our directors and officers, to invest in these ventures are made independently of each other.

MEETINGS AND BOARD COMMITTEES

Board Meetings

        The Board met 10 times in fiscal year 2007. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served with the exception of Uwe Reinhardt and Joel Fleishman. Mr. Fleishman attended all regularly scheduled Board and committee meetings but was unable to attend four special Board and committee meetings due to prior commitments.

Executive Sessions

        The non-management directors or independent directors meet in executive sessions without management directors at most of our regularly scheduled Board meetings and at such other times as they deem appropriate but, in any event, at least once annually. The chairperson of the Nominating and Governance Committee presides at executive sessions of non-management directors, and in his or her absence, the chairperson of the Audit Committee will preside, and in his or her absence, the chairperson of the Executive Compensation and Human Resources Committee will preside.

Director Attendance at Board, Board Committee and Annual Meetings

        Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the full Board will meet at least four times per year. Generally, the Board meets in February, May, July, October and December. In addition, directors are expected to use reasonable efforts to attend Annual Meetings of Stockholders. Fourteen out of fourteen of our directors (Mr. Elliott did not join our Board until September 2007, after the Annual Meeting) attended last year's Annual Meeting.

Committees of the Board

        Our Board of Directors has standing Audit, Executive Compensation and Human Resources, Nominating and Governance, Finance, Compliance and Quality, and Legal Affairs Committees. The charters of the standing committees of the Board are available on our website at www.bostonscientific.com. Our Board also establishes special committees from time to time.

Committee Independence

        All of the members of the Audit Committee, Executive Compensation and Human Resources Committee, Nominating and Governance Committee, Compliance and Quality Committee, and Legal Affairs Committee are independent directors under the criteria for independence required by law, the NYSE rules and under our categorical standards of independence. A significant majority of the members of the Finance Committee are independent directors.

        Membership on each committee is set forth in the following table as of March 1, 2008:

BOARD COMMITTEE MEMBERSHIP As of March 1, 2008
Name	Audit Committee	Executive Compensation and Human Resources Committee	Nominating and Governance Committee	Finance Committee	Compliance and Quality Committee	Legal Affairs Committee
Ursula M. Burns		*		*	+
Nancy-Ann DeParle		*			*
J. Raymond Elliott	*			*	*
Joel L. Fleishman	+		*		*	*
Marye Anne Fox	*			*
Ray J. Groves		*	+			*
Kristina M. Johnson		*		*		*
Ernest Mario	*			+	*
N.J. Nicholas, Jr.				*
John E. Pepper			*	*
Uwe E. Reinhardt	*		*		*
Warren B. Rudman		+				+
James R. Tobin				*

*	Committee Member
+	Committee Chair

Audit Committee

        Our Audit Committee met 13 times during fiscal year 2007. The Board has determined that our Audit Committee is comprised exclusively of non-employee directors, all of whom meet the independence requirements of the NYSE and the SEC. The Board has also determined that each of J. Raymond Elliott, Ernest Mario and Uwe E. Reinhardt is an "audit committee financial expert" as that term is defined in the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002. Dr. Reinhardt is an "audit committee financial expert" by virtue of having taught financial accounting for over 30 years at Princeton University. John Pepper was a member of the Audit Committee until October 2007, when he moved to the Nominating and Governance Committee.

        The primary purpose of the Audit Committee is to provide oversight to our accounting and financial reporting processes and audits of our financial statements. The Audit Committee primarily provides assistance to our Board of Directors in the areas of corporate accounting, internal control, independent audit and reporting practices, and maintains, by way of regularly scheduled meetings, a direct line of communication among our directors, management, our internal auditors and our independent auditors. The Audit Committee appoints our independent auditors, evaluates their qualifications, independence and performance, and reviews their reports and other services. In addition, the Audit Committee pre-approves audit, audit-related and non-audit services performed for us by our independent auditors and has the right to terminate our independent auditors. It is also responsible for monitoring our adherence to established legal and regulatory requirements, corporate policies, including our related party transactions policy, and compliance and integrity programs and practices. The Audit Committee is governed by a written charter approved by our Board of Directors which is subject to review on an annual basis. The Audit Committee Report can be found on page 70 of this Proxy Statement.

Executive Compensation and Human Resources Committee

        Our Executive Compensation and Human Resources Committee (the Compensation Committee) met six times during fiscal year 2007. The Compensation Committee is comprised of non-employee directors, all of whom meet the independence requirements of the NYSE and the SEC. As outlined in its written charter, the Compensation Committee has the authority, among other things, to:

  •
  Determine and approve (and make recommendations to the Board regarding) our CEO's compensation, based on the performance evaluation by and recommendations of the Chairman of the Board and the Nominating and Governance Committee;

  •
  Review, oversee and determine the total compensation package for our other executive officers;

  •
  Review and make recommendations to the Board regarding employment, consulting, retirement, severance and change in control agreements, indemnification agreements and other arrangements proposed for our executive officers, including conducting a periodic review to evaluate these arrangements for continuing appropriateness;

  •
  Review and make recommendations to the Board regarding the compensation of our directors; and

  •
  Adopt and periodically review a comprehensive statement of executive compensation philosophy, strategy and principles.

        The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our CEO to make equity grants to new hires who are not executive officers within predetermined guidelines. These grants are reviewed by the Compensation Committee at its next regularly scheduled meeting. Our CEO makes recommendations to the Compensation Committee regarding the amount and form of compensation of our executives (other than himself), based upon their performance for the year and their achievement of the goals set at the beginning of the year. The Chairman of the Board and the Nominating and Governance Committee make recommendations to the Compensation Committee regarding the amount and form of CEO compensation, based upon his performance for the year and his achievement of the goals set at the beginning of the year. The Compensation Committee then makes a recommendation to the Board, and the independent directors of the full Board approve the CEO's compensation, in consideration of this recommendation. Our Executive Vice President of Human Resources, in consultation with our compensation consultants and the Chairman of the Board, makes recommendations to the Compensation Committee regarding director compensation. The Compensation Committee then makes a recommendation regarding director compensation for approval by the full Board of Directors.

        The Compensation Committee may also retain compensation consultants to assist it in evaluating executive compensation and may retain counsel, accountants or other advisors, as it deems appropriate, at the Company's expense. The Compensation Committee engaged the compensation consulting services of Watson Wyatt and Towers Perrin in 2007. Watson Wyatt provides the Compensation Committee and management with (i) market data on Board of Directors' compensation, executive compensation and our annual Performance Incentive Plan, (ii) assistance with defining a peer group of companies, and (iii) Proxy Statement consulting services.

        The Compensation Committee instructed Watson Wyatt to compare our Board of Directors and executive compensation arrangements to those of our peer companies and to advise it of any recommended revisions to those arrangements. With respect to executive compensation, the Compensation Committee instructed Watson Wyatt to conduct a detailed analysis of executive compensation relative to our revised 2007 peer group with respect to total compensation, long-term pay for performance, carried interest, and share dilution and expense. Details regarding the results of these analyses are contained in our Compensation Discussion & Analysis beginning on page 22. In addition, the Compensation Committee asked Watson Wyatt to:

  •
  help the Company revise its peer group of companies and collect relevant market data from those companies for base salary, incentive bonus and equity award referencing purposes;

  •
  analyze and make recommendations regarding our 2007 Performance Incentive Plan and, in doing so, to interview our executive officers, conduct market research and modeling, and benchmark our Plan against those of our peer companies;

  •
  review the director compensation practices of our peer companies to determine the relative competitiveness of our outside director compensation program; and

  •
  advise the Compensation Committee regarding the preparation of our Proxy Statement disclosures regarding Board and executive compensation.

Watson Wyatt attended Compensation Committee meetings throughout 2007.

        Towers Perrin provided the Compensation Committee and management with benefits plan design consulting, director and executive compensation consulting, market surveys and compensation communications support. The Compensation Committee instructed Towers Perrin to review our benefits plans and specific executive compensation practices, conduct market surveys and executive interviews, compare our 2007 merit increases for our executives to market practices, and make recommendations regarding revisions to those practices. In addition, the Compensation Committee directed Towers Perrin to assist management in developing communications materials regarding our benefits and compensation arrangements. Towers Perrin did not attend any Compensation Committee meetings in 2007.

        The Compensation Committee Report can be found on page 43 of this Proxy Statement.

Nominating and Governance Committee

        The Nominating and Governance Committee met five times during fiscal year 2007. Mr. Pepper joined the Nominating and Governance Committee in October 2007 and Senator Rudman retired from the Nominating and Governance Committee in February 2008. The Nominating and Governance Committee is comprised of non-employee directors, all of whom meet the independence requirements of the NYSE and the SEC. As outlined in its written charter, the Nominating and Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominees are qualified and consistent with our needs, monitoring significant developments in the law and practice of corporate governance for directors of public companies, recommending Board committee assignments, reviewing and recommending Board policies and procedures, monitoring compliance with our stock ownership guidelines and board service policy, and overseeing the Board and each committee of the Board in their annual performance self-evaluations. In addition, the Nominating and Governance Committee is responsible for recommending to the Board candidates for Chief Executive Officer, overseeing the annual assessment of the performance of the Chief Executive Officer and developing an ongoing succession plan for the Chief Executive Officer.

        The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current size, structure and composition of the Board as a whole, and whether the Company is being well served by the directors taking into account: the directors' degree of independence; business background, including any areas of particular expertise, such as accounting or related financial management expertise, marketing or technology; record of service (for incumbent directors), including attendance record; meeting preparation; overall contribution to the Board; employment status; gender; ethnicity; age; availability for service to the Company; and anticipated needs of the Company.

Finance Committee

        The Finance Committee (formerly the Finance and Strategic Investment Committee) met eight times during fiscal year 2007. The primary role of the Finance Committee is to provide a forum within the Board to review our overall financing plans and long-term strategic objectives, as well as our shorter-term acquisition and investment strategies and how these shorter-term activities fit within our overall business objectives. As outlined in its written charter, the Finance Committee is charged with providing Board oversight of our strategic planning and activities, approving strategic transactions for which the Board has delegated authority, making recommendations to the Board regarding larger transactions, and evaluating our financial strategies and policies. The Finance Committee has responsibility to review periodically with management our strategic business objectives and the manner in which transactional activity can contribute to the achievement of those objectives, and to review with management on a regular basis contemplated strategic opportunities. The Finance Committee conducts periodic reviews of completed transactions for the purposes of assessing the degree of success achieved, testing the extent to which the projections and other assumptions relied upon in approving transactions have been borne out, identifying the factors differentiating more successful transactions from less successful ones and evaluating the strategic contributions resulting from these transactions. The Finance Committee is further charged with conducting periodic reviews of our cash investments and cash management policies, debt ratings and global financing objectives and strategies, including the review and approval of certain borrowing arrangements, capital expenditures and dispositions, and activities that may impact our existing capital structure.

Compliance and Quality Committee

        The Compliance and Quality Committee met five times during fiscal year 2007. The primary role of the Compliance and Quality Committee is to oversee and evaluate our compliance and quality control systems and initiatives, the systems in place to maintain, and identify deviations from, our compliance and control standards, and our efforts to meet or exceed our compliance and quality control standards. The Compliance and Quality Committee reviews and discusses with senior management the adequacy and effectiveness of our compliance and quality control systems and initiatives, and reviews periodic reports regarding any deviations from our standards. The Compliance and Quality Committee also reviews all correspondence from any external quality control inspectors, such as the FDA, and discusses with senior management our responses to those communications. In addition, the Compliance and Quality Committee monitors, with senior management, the progress of Project Horizon, our cross-functional effort to enhance our quality systems, as well as the training and education programs for our employees. The Compliance and Quality Committee recommends to the Board of Directors any actions it deems necessary or appropriate to improve the effectiveness of our compliance and quality control systems and initiatives.

Committee on Legal Affairs

        In the fourth quarter of 2007, our Committee on Legal Affairs became a standing committee. Prior to becoming a standing committee, the Committee on Legal Affairs met three times during fiscal year 2007. The primary role of the Committee on Legal Affairs is to oversee and keep the Board apprised of significant legal matters facing the Company and the medical device industry, including patent litigation, product liability suits, derivative suits, securities litigation and governmental investigations or inquiries.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during 2007 were Warren B. Rudman, Ursula M. Burns, Nancy-Ann DeParle, Ray J. Groves, and Kristina M. Johnson. None of these Compensation Committee members is or has ever been an officer or employee of the Company. To our knowledge, there were no other relationships involving members of the Compensation Committee or our other directors which require disclosure in this Proxy Statement as a Compensation Committee interlock.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        The following discussion and analysis contains statements regarding individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Summary

        The year 2007 was a year of challenges for Boston Scientific. Due to an unforeseeable shrinkage in our primary market, drug-eluting stents, and a slow down in the growth rate of our other major market, cardiac rhythm management, our corporate performance lagged our expectations and our stock price declined throughout the year. In response, we implemented numerous initiatives designed to bring our expenses in line with revenue levels, including numerous non-strategic asset divestitures and expense and headcount reduction initiatives. Our expectation is that these efforts will improve our future financial and stock price performance and ultimately enhance stockholder value.

        We believe that our executive team consists of the skilled people to enable us to achieve these goals. The drug-eluting stent and cardiac rhythm management market challenges that we face are, in large part, outside of the control of our employees, including our executives. As a result, the challenge and aspiration of our Compensation Committee this year was to:

  •
  compensate our executive officers in a manner that provided appropriate incentives for our executives to improve Company performance;

  •
  retain those executives despite the fact that many of them have existing equity awards with little retentive value;

  •
  retain and engage those executives in a market where they are presented with other attractive employment opportunities; and at the same time

  •
  tie our executives' pay to actual Company performance.

        Our past efforts to put a significant amount of our executives' compensation at risk by tying its future value to the future value of our stock have meant (given our recent stock price performance) that our executives have a significant number of historical equity awards with little value. In other words, those awards are truly "pay for performance" in that until our stock price improves, those prior awards will continue to be of little value to our executives.

        We had not made an annual equity award to our executives since 2005, when we made a three-year equity grant (though certain of them did receive mid-year promotional awards in recognition of increased responsibilities). In February 2008, we again made an annual equity award to our executives in order to provide them with an opportunity to realize future value from that award if our stock price improves. In addition in 2007 and 2008, we have migrated our performance incentive plan to have a longer-term focus so that our employees (including our executives) are rewarded for annual performance in addition to quarterly performance, with annual performance having a heavier weighting in 2008 than individual quarterly performance. Through these and other measures, we are attempting to more closely tie our executives' compensation to our long-term corporate performance. In addition, in 2008 we made retention awards to certain of our executives (including two of our Named Executive Officers (NEOs)) to encourage them to remain with the Company for at least the next two years to help us achieve these long-term goals.

Our Executive Compensation Philosophy and Objectives

        Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes heavily influenced by the attainment of corporate and individual performance objectives. The objectives of our compensation program are to attract, retain, engage, focus and reward the best available talent to achieve performance goals aligned with our mission, quality policy and business goals. Our mission is to improve the quality of patient care and the productivity of healthcare delivery through the development and advocacy of less invasive medical devices and procedures. Our quality policy, applicable to all employees, is: "I improve the quality of patient care and all things Boston Scientific." Our business goals for 2007 included the achievement of specified sales, net income and quality targets.

How We Determine Executive Compensation

        Our Compensation Committee, and in certain cases our Board of Directors, bear principal responsibility for assessing, determining and approving our executive compensation. Information about our Compensation Committee and its composition, processes and responsibilities can be found on page 19 of this Proxy Statement, under the heading "Executive Compensation and Human Resources Committee." There are three key elements to our process for setting executive compensation: (i) performance considerations and business goals; (ii) market referencing; and (iii) CEO and Compensation Committee judgment.

  Performance Considerations and Business Goals

        We award our executives compensation and assign them additional responsibilities as recognition for how well they perform as a team in achieving our business goals, as well as how well they achieve their individual goals. In order to determine whether our executives achieved individual and corporate goals, we conduct an annual Performance Achievement and Development Review (PADR). The PADR process is designed to guide performance discussions, set an executive's performance objectives and communicate annual achievement at the individual performance level. At the end of each year, overall performance is rated on a scale ranging from needs improvement to outstanding. These achievement indicators heavily influence the executive's compensation. For 2007, our NEO PADR ratings ranged from "achieves expectations" to "outstanding," resulting in performance incentive payments ranging from 37% to 91% of the NEOs' base salaries. Our CEO conducts each NEO's PADR. The Chairman of the Board and the Nominating and Governance Committee together conduct the CEO's PADR. The CEO communicates each NEO's PADR results (other than the CEO) to the Compensation Committee, and the Chairman of the Nominating and Governance Committee communicates the CEO's PADR results to the Compensation Committee.

  Market Referencing

        Peer comparison.    In addition to performance considerations, we also base our compensation decisions on a review of relevant market information. The principle of market referencing means that our compensation and benefits programs are benchmarked and administered against programs available to employees in comparable roles at peer companies. To help collect market information in 2007, the Compensation Committee engaged the services of Watson Wyatt and Towers Perrin, each third party compensation consultants. Please see the discussion of the roles of and instructions given to these consultants on page 19 under the header "Executive Compensation and Human Resources Committee." The compensation consultants assisted in defining a peer group of companies and then collecting relevant market data from these companies to allow the Compensation Committee to compare base salary, incentive bonus and equity awards to those of our peers.

        In 2007, Watson Wyatt worked with management to revise our peer comparison group to reduce the emphasis on pharmaceutical companies and to focus more on companies of comparable size, industry, market capitalization, performance, customer base, employee base, product offerings, mix and source of revenue and complexity of business operations. In 2007, we excluded Johnson & Johnson and Wyeth Pharmaceuticals from our peer group because of their industry and company size, and we retained certain pharmaceutical companies (such as Abbott Laboratories, Bristol-Myers Squibb, Eli Lilly and Schering-Plough) due to a lack of comparably sized U.S. medical device companies. Below are our 2006 peer group and our revised 2007 peer group:

2006 Peer Group	Revised 2007 Peer Group
Abbott Laboratories	Abbott Laboratories
Baxter Healthcare Corporation	Baxter Healthcare Corporation
Becton, Dickinson and Company	Becton, Dickinson and Company
Bristol-Myers Squibb Company	Bristol-Myers Squibb Company
Eli Lilly and Company	Covidien Ltd. (formerly Tyco Healthcare)
Johnson & Johnson	Eli Lilly and Company
Medtronic, Inc.	Hospira, Inc.
Schering-Plough Corporation	Medtronic, Inc.
St. Jude Medical, Inc.	Schering-Plough Corporation
Stryker Corporation	St. Jude Medical, Inc.
Wyeth Pharmaceuticals, Inc.	Stryker Corporation
Thermo Fisher Scientific, Inc.
Zimmer Holdings, Inc.

        Comparable pay analytics.    In addition, as it related to the Compensation Committee's determination of executive(1) compensation for 2007, Watson Wyatt conducted the following detailed analyses relative to the Revised 2007 Peer Group:

(1)
Mr. Gilbert was not an NEO at the time Watson Wyatt performed these analyses. In determining his compensation, the Compensation Committee reviewed survey data, rather than the 2007 peer group, including the Radford High Technology Executive Survey, the U.S. Mercer Benchmark Executive Database and the Towers Perrin U.S. CDB General Industry Executive Database. The data used for determining Mr. Gilbert's compensation represented size-adjusted, industry-specific benchmarks.

Analysis	Purpose and Approach	Actual Positioning
Pay for Performance
Determine the level of alignment of long-term realizable pay to company performance for Boston Scientific as well as in comparison to the peer group.

Long-term realizable pay is defined as the sum of: (a) the intrinsic value of stock options and stock appreciation rights, (b) the current value of any full-value share awards, and (c) any performance share/cash plan payouts, all over the past 3 years.

	Company performance is defined to be total return to shareholders.	•
For 2004 through 2006, as compared to our peers, our below the 25th percentile total return to shareholders has led to a below the 25th percentile realizable pay for our named executives, suggesting that our executive pay is aligned with our performance.
Total Compensation Opportunity	Determine the competitiveness and appropriateness of current pay opportunity in comparison to our peer group.	•	Base salary and target annual incentive levels are positioned between the 25th and the 75th percentile.

	Total Compensation Opportunity is defined as the sum of: (a) base salary, (b) target annual incentives, (c) the grant date fair value of long-term incentive awards and (d) value of benefits and perquisites.	•
Long-term incentive grants have been infrequent in recent years, resulting in a wide variation of long-term incentive values and competitive positioning for target total direct compensation opportunity.
		•	The value of benefits and perquisites provided are generally within a competitive range of our peer group.
Carried Interest
Assess, for each individual, the appropriateness of total equity-based long-term incentive holdings (or carried interest) in comparison to our peers.

	Carried interest is defined as the sum of: (a) shares owned outright, (b) the intrinsic value of stock options and stock appreciation rights and (c) the current value of any probable full-value share awards, either time or performance-based.	•	Overall, Watson Wyatt's findings suggest that our CEO and the other NEOs are generally below our peer group in carried interest value.

        With respect to our equity incentive plans, Watson Wyatt also reviewed pre-tax plan expense and dilution to ensure that the program as a whole was competitive in comparison to our peer group.

        Towers Perrin also assisted us with comparable pay analytics by providing information from its data bank on competitive levels of executive compensation. Based in part on this information, we targeted base salaries and executive benefits at the median, Performance Incentive Plan awards at the 75th percentile and the grant value of equity awards at the 60th percentile of our 2007 peer group. These are overall guidelines, but individual compensation pay levels may vary based on individual performance, internal pay equity considerations and other factors. For example, in the case of a new hire, our Compensation Committee also considers compensation provided by the previous employer in setting initial pay levels and in making an attractive offer of employment.

  CEO and Compensation Committee Judgment

        Our total compensation program is not only based on the application of Company and individual performance considerations and market referencing but also the application of CEO and Compensation Committee judgment. We do not employ a purely formulaic approach to any of our compensation plans. There are guidelines and funding formulas in place for our equity and performance incentive plans that are tied to specific financial and quality results, but there is also an individual performance factor and executive retention considerations that permit discretion to adjust formula-driven awards based on those considerations. As part of our Performance Incentive Plan, while the maximum funding levels are set in advance under the Plan, the Compensation Committee may adjust a maximum funded or formula incentive award downward, based on the executive's individual contribution and performance.

        In making its compensation determinations, our Compensation Committee reviews and analyzes tally sheets, which provide a total of all elements of compensation for each of our executive officers. In addition, the Compensation Committee considers the economic value as well as the retentive value of prior equity grants received by our executives in determining current or future compensation, and considers each executive's compensation compared to the compensation of other executives and other employees generally. In determining the reasonableness of our executives' total compensation, the Compensation Committee reviews not only individual and Company performance compared to plan, but also the nature of each element of executive compensation provided, including salary, incentive bonus, long-term incentive compensation, accumulated realized and unrealized stock option gains, and other personal benefits, as well as the terms of executive severance, retirement and change of control arrangements.

        In addition, while the Compensation Committee is solely responsible for setting the targets and approving the awards, the Compensation Committee relies on the judgment of the CEO in (i) setting executive performance objectives, (ii) evaluating the actual performance of each executive (other than the CEO) against those objectives through the PADR process and (iii) recommending appropriate salary and incentive awards (other than the CEO) to the Compensation Committee. The CEO periodically participates in Compensation Committee meetings, at the request of the Compensation Committee, in order to provide background information and explanations supporting his recommendations.

Our Elements of Total Executive Compensation

        Overview of compensation.    Our total compensation program consists of fixed compensation elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives. Our variable performance-based compensation elements are designed to reward performance at three levels: individual performance, actual Company performance compared to annual and quarterly business goals, and Company performance in terms of long-term stockholder value creation. Through these performance incentive awards, we reward the achievement of short-term goals, such as successful marketing, manufacturing and sales of products, consummation of strategic divestitures and the promotion of a culture of quality, and long-term goals, such as business growth, innovation and stock price appreciation.

        Three primary elements of direct compensation.    We compensate our executives principally through base salary, performance-based annual cash incentives and annual equity awards. This three-part compensation approach enables us to remain competitive with our industry peers while ensuring that our executive officers are appropriately incentivized to deliver short-term results while creating sustainable long-term stockholder value. Our Compensation Committee has chosen to put a significant portion of each executive's pay at risk, contingent upon the achievement of certain goals within our strategic plan and within targeted market positions typically established by reference to our peer group. Each element in the program has a primary role, one or more objectives and a target market position as shown in the table below:

Element	Role	Objective	Targeted Market Position	Actual 2007 Market Position for NEOs
Base Salary	Provide stable source of income	Attract and retain talent	Median	25th to 65th percentile
Performance Incentive Plan (PIP)	Reward for annual and quarterly goal achievement	Focus talent on annual and quarterly goals; reward talent	75th percentile	20th to 70th percentile
Annual Equity Incentives	Reward for long-term business building	Focus talent on long-term stockholder value creation; retain and engage talent	60th percentile	N/A*

* We did not make any annual equity grants to our NEOs for 2007 (although certain executives received equity awards during the year in light of increased responsibilities).

        Of these three elements, our total executive compensation package as reflected in the Summary Compensation Table on page 44 is heavily weighted towards the variable, performance-based elements of our Performance Incentive Plan and annual equity incentives. For 2007, only 19% of the value of the total direct compensation for our NEOs as a group consisted of fixed compensation in the form of base salary, while variable (versus fixed) compensation consisted of 81% of total direct compensation. Of that 81%, 66% took the form of stock options or DSUs which are designed to reward long-term performance and 15% took the form of performance incentive awards and cash bonuses, which are designed to reward short-term performance. We feel that this mix illustrates our philosophy of structuring executive compensation to reward actual performance, with a focus on increasing long-term value.

  Base Salary

        Overview.    In general, the Compensation Committee targets base salaries at levels consistent with the median rate paid by our peers for equivalent positions. In addition, the Compensation Committee considers our annual merit budget, each executive's current and prior year salary and each executive's actual performance compared to the goals and objectives established for that executive at the beginning of the year. NEO salaries for 2007 are reported in the Summary Compensation Table on page 44 under the Salary column.

        NEOs (other than CEO).    We establish base salaries for our executive officers (other than the CEO) based upon the prior year PADR performance reviews conducted by the CEO and on the CEO's recommendations as presented to the Compensation Committee for approval or modification. In February 2007, the Compensation Committee approved competitive base salary increases for our NEOs for 2007, as recommended by the CEO, as follows:

Name	2006 Base Salary*	2007 Base Salary*	% Increase	Effective Date
Paul A. LaViolette	$660,000	$725,000	9.8%	2/19/07
Sam R. Leno(1)	N/A	$600,000	N/A	6/5/07
Lawrence C. Best(2)	$660,000	$678,500	2.8%	2/19/07
Fredericus A. Colen	$500,000	$540,000	8.0%	2/19/07
James Gilbert(3)	$400,000	$420,300	5.1%	2/19/07
James Gilbert(4)	$420,300	$450,008	7.1%	5/7/07

*	In 2007, we began adjusting base salaries in February of each year. The amounts listed above are amounts approved by the Compensation Committee for February 2007 through February 2008 and will differ from Base Salary amounts presented in the Summary Compensation Table, which lists amounts actually earned from January 1 through December 31, 2007.
(1)	Mr. Leno joined Boston Scientific on June 5, 2007.
(2)	Mr. Best retired from Boston Scientific on July 6, 2007.
(3)	Mr. Gilbert received a February 2007 5.1% raise in connection with his assumption of additional responsibilities as president of our Cardiovascular business unit.
(4)	Mr. Gilbert received an additional 7.1% mid-year raise in connection with his assumption of additional responsibilities within our Business Development group following the retirement of Mr. Best.

        Mr. LaViolette's increase was attributable to the increased scope of responsibility of the Chief Operating Officer role after the Guidant acquisition and to Mr. LaViolette's increased responsibilities to advance our Project Horizon quality initiative and resolve the issues raised by our FDA corporate warning letter. Mr. Best's salary increase was attributable to his increased efforts towards enhancing our business development initiatives and technology pipeline. Mr. Colen's increase was attributable to his assumption of additional operations and technology responsibilities within our new cardiac rhythm management division. Mr. Gilbert's year-end increase was attributable to his assumption of additional responsibilities as president of our Cardiovascular business unit, and his mid-year increase was in recognition of his assumption of additional responsibilities within our Business Development group following the retirement of Mr. Best.

        CEO.    The base salary of our CEO is established by the Compensation Committee upon the recommendation of the Chairman of the Board and the Nominating and Governance Committee of the Board of Directors after consideration of the CEO's performance for the prior year. As part of its determination, the Compensation Committee reviews an assessment of the CEO's actual performance versus objectives set for the CEO at the beginning of the year, the Company's actual performance during the year, as well as market data provided by our compensation consultants. Our CEO's primary objectives for 2006 were to resolve the Company's FDA warning letters, achieve specified top and bottom line financial results for the year, increase cash flow, pay down debt, close the Guidant acquisition and begin integration efforts, increase sales of our CRM products and TAXUS® stent systems, launch specified products and focus on new product development initiatives. Our CEO's actual base salary increase for 2007 from 2006 was 4.1% and became effective in late February 2007. The limited nature of Mr. Tobin's increase was due to the Compensation Committee's determination that, although the Company had closed the Guidant transaction in April 2006 and begun integration and debt repayment efforts, the Company had not cleared all FDA warning letters or achieved specified financial results or increased cash flow for the year, TAXUS® and CRM market share lagged expectations and the launch of Endovations™ and TAXUS® Liberté™ in the U.S. had been delayed.

Name	2006 Base Salary*	2007 Base Salary*	% Increase	Effective Date
James R. Tobin	$927,000	$965,000	4.1%	2/20/07

*	In 2007, we began adjusting base salaries in February of each year. The amount listed is the amount approved by the Compensation Committee for February 2007 through February 2008 and will differ from Base Salary amounts presented in the Summary Compensation Table, which lists amounts actually earned from January 1 through December 31, 2007. Base salary numbers are rounded to the nearest thousand.

  Performance Incentives

        Overview.    Through our Performance Incentive Plan for all salaried personnel, we seek to provide pay for performance by linking incentive awards to both Company and individual performance through a range of award opportunities which depend upon the level of achievement of annual and quarterly Company objectives and individual objectives. For 2007, the Compensation Committee amended our Performance Incentive Plan to add an annual (in addition to quarterly) focus. In 2007, the Compensation Committee measured corporate achievement on both an annual and a quarterly basis against sales, net income and quality objectives established prior to the beginning of the year and each quarter to determine the size of a bonus pool. Our full year actual results were compared to the full year plan, and performance for the full year was given a 20% weighting. Our quarterly actual results were also compared to each quarter's plan, and performance for each quarter was given a 20% weighting. This compares to our 2006 practice of measuring performance on a quarterly basis only, with each quarter being given a 25% weighting. For 2008, the Compensation Committee has again amended our Performance Incentive Plan to further increase the focus on annual performance. For 2008, performance goals will be set annually and measured quarterly as opposed to our 2007 practice of setting and measuring goals quarterly. In addition, the weight of annual corporate performance for our executives will be increased from 20% to 55% while the weight of corporate performance for each calendar quarter will be decreased from 20% to 11.25%. The Compensation Committee also measures individual achievement for an executive officer at the end of the year by comparing the actual performance of the executive to the individual goals and objectives established for the executive at the beginning of or during the year.

        In 2007, the relative weightings of our corporate objectives were 35% of the award based on sales, 35% based on net income (excluding certain charges described below), and 30% based on quality. The Compensation Committee believes that corporate sales and net income goals are appropriate to encourage our executives to achieve superior financial performance for the Company with the goal of generating stockholder value. The Compensation Committee believes that the corporate quality goal is appropriate in order to emphasize the Company's commitment to improving its quality systems, resolving the issues identified by the FDA in its corporate warning letter and enhancing stockholder value. The Compensation Committee believed that, for 2007, the 35% weighting for sales, 35% for net income and 30% for quality were appropriate because they emphasized in nearly equal measure the Company's top performance priorities. For purposes of our Performance Incentive Plan, "net income" is defined as GAAP net income excluding amounts related to amortization, acquisitions, divestitures, certain litigation and restructuring charges. We believe these limited exclusions are necessary because we do not, except for amortization, expect these expenses to be ongoing future operating expenses. We believe that excluding these expenses facilitates an appropriate comparison of our current operating performance to our past operating performance.

        Each executive's incentive award opportunity for the year (the "target") is expressed as a percentage of base salary, based on the scope of the executive's responsibilities. The CEO's target was 100% of his base salary; the Chief Operating Officer's target was 90% of his base salary (up from 85% in 2006); and the target for all of our other executive officers was 75% of his or her base salary.

        In 2007, we set our annual corporate net income, sales and quality goals at the beginning of the year and our quarterly net income, sales and quality goals each quarter prior to the start of the quarter. We determined the actual annual funding percentage of our Performance Incentive Plan at the end of the year based on actual results for the year compared to the plan. Performance for the full year was given a 20% weighting. We determined the actual quarterly funding percentage under our Performance Incentive Plan on a quarterly basis based on actual results for the prior quarter compared to that quarter's plan. Each quarterly funding percentage received a 20% weighting. The total annual funding consists of the sum of the funding for the annual measurement period and each of the quarterly measurement periods. Funding then increases on a sliding scale (up to a maximum of 120% of target for quarterly goals and 200% of target for annual goals) as higher levels of sales, net income and quality goals are met, as depicted in the tables below.

  Sales and Net Income Metrics Table

        Annual Measurement.    For 2007, the annual sales and net income components of our corporate goals were funded at the following percentages depending on the percent of the target level of sales or net income that we achieved. For example, if we achieved 90% of our annual sales or net income goals, the performance incentive plan for annual sales or net income would fund at 50%.

Performance Level	Funding Level	Achievement
0% to 89.9%	0%	Zero
90%	50%	Threshold
90.1% to 99.9%	+0.5% funding for every 0.1% performance	Below Target
100%	100%	Target
100.1% to 109.9%	+0.5% funding for every 0.1% performance	Exceeds Target
110%	150%	Exceeds Target
110.1 to 119.9%	+0.5% funding for every 0.1% performance	Exceeds Target
120% and above	200%	Maximum

        Quarterly Measurement.    For the first and second quarters of 2007, the quarterly sales and net income components of our corporate goals were funded at the following percentages, depending on the percent of the target level of sales or net income that we actually achieved. For example, if we achieved 102% of our sales or net income goals on a quarterly basis, the Performance Incentive Plan for sales or net income would fund at 110%.

Performance Level	Funding Level	Achievement
0% to 89.9%	0%	Zero
90%	50%	Threshold
90.1% to 99.9%	+0.5% funding for every 0.1% performance	Below Target
100%	100%	Target
100.1% to 101.9%	+0.5% funding for every 0.1% performance	Exceeds Target
102%	110%	Exceeds Target
102.1 to 104.9%	+0.33% funding for every 0.1% performance	Exceeds Target
105% and above	120%	Maximum

        For the third and fourth quarters of 2007, the quarterly sales and net income components of our corporate goals were funded at the following percentages, depending on the percent of the target level of sales or net income that we actually achieved. This mid-year adjustment was necessary because of a mid-year change we made to the quality metrics described below. For the first two quarters of 2007, we capped the maximum funding level for achievement of quality metrics at 120% of target for achievement levels above plan. In the third and fourth quarters, however, we reduced that cap to 100% so that there was no funding for quality metrics above 100%. Because of this mid-year cap to the quality metrics, we increased the maximum funding of our sales and net income metrics to 130% of target, in order to maintain an overall quarterly funding opportunity for all metrics of 120% in the aggregate for performance above plan. For the third and fourth quarters, our sales and net income funding was as follows:

Performance Level	Funding Level	Achievement
0% to 89.9%	0%	Zero
90%	50%	Threshold
90.1% to 99.9%	+0.5% funding for every 0.1% performance	Below Target
100%	100%	Target
100.1% to 101.9%	+0.75% funding for every 0.1% performance	Exceeds Target
102%	115%	Exceeds Target
102.1 to 104.9%	+0.5% funding for every 0.1% performance	Exceeds Target
105% and above	130%	Maximum

  Quality Metrics Table

        Annual Measurement.    Our quality goals include a variety of metrics, including complaint handling, corrective actions/preventative actions (CAPA), product inquiry reports, process validation and supplier controls. The annual funding amount for quality objectives was the average score for the four quarters of quality metrics achievement.

        Quarterly Measurement.    For the first and second quarters of 2007, the quality component of our corporate goals was funded at the following percentages, depending on the percent of the target level of the quality objectives that we actually achieved. For example, if we achieved 85% of our quality goals on a quarterly basis, the Performance Incentive Plan for quality would fund at 100%.

Performance Level	Funding Level	Achievement
0% to 49.9%	0%	Zero
50%	50%	Threshold
50.1% to 84.9%	+0.14 2/7% funding for every 0.1% performance	Below Target
85%	100%	Target
85.1% to 99.9%	+0.13 1/3% funding for every 0.1% performance	Exceeds Target
100%	120%	Maximum

        For the third and fourth quarters of 2007, the maximum funding for the quality component of our corporate goals was reduced to 100%. We reviewed our performance on quality metrics against our goals and assigned a funding score based on this assessment of our achievement level. We implemented this change mid-year in order to give management more discretion in determining the quality funding amount and to prevent funding at 100% in circumstances when achievement levels were not at 100% of target and to prevent any funding above 100%. Our Chief Operating Officer determined our quality funding percentage to be 85% for the third quarter and 95% for the fourth quarter.

  Actual Corporate Goals Funding Table

        The table below depicts, for 2007, our annual and quarterly Performance Incentive Plan goals, our actual performance as a percentage of plan and whether that performance met the threshold, target or maximum levels of our corporate objectives:

Period	Plan Sales ($ in millions)	Actual Sales as a % of Plan	Funding Table %	Plan Net Income* ($ in millions)	Actual Net Income* as a % of Plan	Funding Table %	Actual Quality as a % of Plan	Funding Table %	Total Corporate Funding
Q1	$2,060	100.10%	100.5% (exceeds target)	$234	127.34%	120.0% (maximum)	90.30%	107.07% (exceeded target)	21.86%
Q2	$2,070	98.82%	94.0% (below target)	$262	107.53%	120.0% (maximum)	87.96%	104.00% (exceeded target)	21.22%
Q3	$2,084	95.94%	79.5% (below target)	$259	104.03%	125.0% (exceeded target)	85.00%	85% (below target)	19.42%
Q4	$2,102	98.48%	92.5% (below target)	$269	133.02%	130.0% (maximum)	95.00%	95% (below target)	21.28%
Annual	$8,834	92.40%	62.0% (below target)	$1,262	92.12%	60.5% (below target)	97.77%	97.77% (below target)	14.44%
Total									98.22%

* For purposes of our Performance Incentive Plan, "net income" is defined as GAAP net income excluding amounts related to amortization, acquisitions, divestitures, certain litigation and restructuring charges. We believe these limited exclusions are necessary because we do not, except for amortization, expect these expenses to be ongoing future operating expenses. We believe that excluding these expenses facilitates an appropriate comparison of our current operating performance to our past operating performance.

        For example, in the first quarter, our actual sales came in at 100.10% of plan, which on the sales and net income funding table above receives a funding level of 100.5%. Sales had a 35% weighting in the first quarter; 35% of 100.5% is 35.18%. Our net income came in at 127.34% of plan, which on the sales and net income funding table above receives a funding level of 120%. Net income had a 35% weighting in the first quarter; 35% of 120% is 42%. Quality came in at 90.30% of plan, which on the quality funding table above receives a funding level of 107.07%. Quality has a 30% weighting in the first quarter; 30% of 107.07% is 32.12%. The sum of these sales (35.18%), net income (42%) and quality (32.12%) funding levels is 109.3%, which is then multiplied by 20% to result in 21.86% for the quarterly corporate funding level for Q1.

        For 2007, our actual annual corporate sales, net income and quality results fell below our target levels, but our quarterly results in most cases met the threshold, target and, in some cases, maximum target level of our corporate objectives. As a result, our Performance Incentive Plan funded corporate goals at 98.22% of target for the year (which is the sum of the annual plus each of the quarterly corporate funding amounts), before the application of the individual performance component of the plan. This is one reason the Compensation Committee has determined to give more weight to annual performance in 2008. In addition to the corporate performance incentive goals described above, at the end of the year, individual performance is also considered pursuant to the PADR process described above. An individual performance component from 0% to 200% is applied as a multiplier at the end of the year to each executive's funded award to obtain the executive's total award. Amounts actually awarded under our Performance Incentive Plan for 2007 are reflected in the Summary Compensation Table on page 44 in the column Non-Equity Incentive Plan Compensation.

        NEOs (other than CEO).    In 2007 performance incentive awards for our NEOs (other than our CEO) ranged from 49% of target to 122% of target based on the overall performance of the Company against annual and quarterly goals, and the individual performance of each NEO during the year. Our corporate annual and quarterly sales, net income and quality goals and our achievement as a percentage of those goals are set forth in the table above. As described above, our annual corporate sales, net income and quality results for the year fell below our target levels, but our quarterly results in most cases met the threshold, target and, in some cases, maximum target level of our corporate objectives, before the application of the individual performance component of the plan. As a result, the corporate performance aspect of our Performance Incentive Plan funded at 98.22% of target. Actual awards for our NEOs (other than our CEO) in excess of the corporate funding level of 98.22% are in recognition of significant efforts being devoted to our quality initiatives, expense and head count reduction initiatives and non-strategic divestitures, which are long-term initiatives the expected benefits of which are not reflected in our current stock price. Details regarding the individual performance incentive awards paid to our NEOs in 2007 are set forth in the table below.

Name	2007 Target Award*	2007 Actual Award	Actual as % of Target
Paul A. LaViolette	$652,500	$640,886	98%
Sam R. Leno(1)	$450,000	$530,388	118%
Lawrence C. Best(2)	$508,875	$249,909	49%
Fredericus A. Colen	$405,000	$472,101	117%
James Gilbert	$337,500	$410,703	122%

*	Target award amounts are based on the base salaries approved by the Compensation Committee in February 2007 and will differ from the Base Salary amounts presented in the Summary Compensation Table, which lists amounts actually earned from January 1 through December 31, 2007.
(1)	Mr. Leno's offer letter provided that he would be eligible for a full year performance incentive opportunity for 2007, even though he joined the Company mid-year.
(2)
Mr. Best retired from the Company in July 2007 and, having met the retirement definition in our Performance Incentive Plan, received a prorated 2007 performance incentive award based on the number of days during 2007 that he was employed and on his individual performance rating.

        Mr. LaViolette's performance incentive award was 98% of his target due primarily to his achieving expectations with respect to his efforts in positioning the Company for 2008, but recognizing at the same time that the corporate warning letter had not been resolved. Mr. Leno's performance incentive award was 118% of his target due primarily to his outstanding performance in reducing expenses and head count, amending the Company's credit facility and divesting non-strategic assets. Mr. Best's prorated performance incentive award was 49% of his target due primarily to his achieving expectations during the first half of 2007 in focusing our business development efforts on next-generation technology. Mr. Colen's performance incentive award was 117% of his target due primarily to his outstanding performance in improving quality within our cardiac rhythm management business, including the lifting of the CRM warning letter, and his efforts in improving the technology offerings within our CRM business. Mr. Gilbert's performance incentive award was 122% of his target due to his exceeding expectations with respect to the results within his Cardiovascular business unit and in connection with his efforts towards the consummation of recent divestitures of non-strategic assets and monetizing our non-strategic investment portfolio.

        CEO.    Our CEO's primary 2007 performance objectives were to resolve the issues identified by the FDA in its corporate warning letter, ensure that a new quality plan was in place by year end, achieve specified top and bottom line financial results, increase cash flow, transition our CRM business to new leadership, increase CRM and drug-eluting stent market share, launch certain products and product development initiatives and divest certain non-strategic businesses. In 2007, our CEO's performance incentive award fell below his targeted payout level of $965,000 because his actual performance versus those objectives fell below expectations. Mr. Tobin's performance incentive award was 75% of his target principally because even though a new quality plan had been put in place by year end, cash flow had improved, progress had been made towards certain product launches and we had completed the divestitures of our non-strategic businesses, we had not cleared our FDA corporate warning letter, we missed specified top and bottom line financial results, our CRM business had not been transitioned to new leadership by year end and our CRM and drug-eluting stent market share lagged expectations.

Name	2007 Target Award*	2007 Actual Award	Actual as % of Target
James R. Tobin	$965,000	$710,867	75%

*	Target award amount is based on the base salary approved by the Compensation Committee in February 2007 and will differ from Base Salary amount presented in the Summary Compensation Table, which lists amounts actually earned from January 1 through December 31, 2007.

        An individual's total performance incentive payment is ultimately determined by multiplying the employee's December 31, 2007 base salary by the employee's December 31, 2007 incentive target percentage by the percentage that 2007 corporate sales, net income and quality objectives had been reached by the individual's performance percentage (pro-rated for the number of days the NEO was employed). A calculation of each NEO's actual performance incentive award, including the corporate performance and individual performance components of the award, is included in the table below:

NEO	12/31/07 Base Salary*	x	12/31/07 Incentive Target Percentage	x	Funding	x	Proration for Days Employed	x	Individual Performance Percentage	=	Performance Incentive Award
James R. Tobin	$965,000	x	100%	x	98.22%	x	100%	x	75%	=	$710,867
Paul A. LaViolette	$725,000	x	90%	x	98.22%	x	100%	x	100%	=	$640,886
Sam R. Leno(1)	$600,000	x	75%	x	98.22%	x	100%	x	120%	=	$530,388
Lawrence C. Best(2)	$678,500	x	75%	x	98.22%	x	50%	x	100%	=	$249,909
Fredericus A. Colen(3)	$540,000	x	75%	x	97.14%	x	100%	x	120%	=	$472,100
James Gilbert(4)	$450,008	x	75%	x	97.35%	x	100%		125%	=	$410,703

*	Target award amounts are based on the base salaries approved by the Compensation Committee in February 2007 and will differ from Base Salary amounts presented in the Summary Compensation Table, which lists amounts actually earned from January 1 through December 31, 2007.
(1)	Mr. Leno's offer letter provided that he would be eligible for a full year performance incentive opportunity for 2007 even though he joined the Company mid-year.
(2)
Mr. Best retired from the Company in July 2007 and, having met the retirement definition of our Performance Incentive Plan, he received a prorated 2007 performance incentive award based on the number of days during 2007 that he was employed and his individual performance rating.
(3)	Mr. Colen received a 97.14% funding level which is based on a combination of corporate funding and his CRM business unit funding.
(4)	Mr. Gilbert received a 97.35% funding level which is based on a combination of corporate funding and his Cardiovascular business unit funding.

        Recovery of incentive awards.    Our Compensation Committee has adopted a policy regarding the recovery or adjustment of Performance Incentive Plan awards in the event relevant Company performance measures are restated in a manner that would have reduced the size of a previously granted award. Effective for compensation awards made on or after February 20, 2007 (the date the policy was adopted), to the extent permitted by governing law, the Board will seek reimbursement of incentive compensation paid to any executive officer in the event of a restatement of the Company's financial results that would have reduced the size of a previously granted award. In that event, we will seek to recover the amount of the performance incentive award paid to the executive officers which are in excess of the amounts that would have been awarded based on the restated financial results.

  Annual Equity Incentives

        Overview.    We intend our broad-based stock option and deferred stock unit award programs to attract, retain, engage and focus key employees for the long-term. The Compensation Committee approves, upon management recommendation, non-qualified stock option and deferred stock unit awards (DSUs) to eligible employees within the organization and across business units in amounts appropriate for each individual's (i) level of responsibility, (ii) ability to affect the achievement of overall corporate objectives, (iii) individual performance, and (iv) individual potential.

        Recent changes.    Since 2004, we have gradually changed the mix of these equity incentives from 100% stock options to a mix of options and DSUs. Stock options are effective in promoting stockholder alignment and in holding executives accountable for generating stockholder return while DSUs are a share-efficient means for retaining top talent and promoting a long-term share owner perspective. Together, stock options and DSUs enable us to meet our dual compensation objectives of rewarding long-term goals, such as strategic growth and business innovation, and retaining top talent even during periods of significant stock price fluctuation. We have been advised by Watson Wyatt that an increasing migration from all stock options to a mix of options and DSUs is a market competitive practice within our peer group. In 2007, based on the number of shares available for issuance under our 2003 long-term incentive plan and in order to conserve shares, we began making our awards primarily in the form of DSUs. In 2008, we made the majority of our grants to executives in the form of stock options in order to promote an alignment of interests with stockholders.

        We grant stock options with an exercise price equal to the fair market value based on the closing stock price on the date of grant and they typically vest over a period of three to five years. Options are exercisable until the tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment. Executive officers are prohibited from paying the exercise price for their options with promissory notes or other payment forms prohibited by the Sarbanes-Oxley Act of 2002. DSUs represent our commitment to issue shares to recipients after a vesting period. These awards typically vest in five equal annual installments beginning with the first anniversary of the date of grant. The slightly longer vesting period for DSUs reflects the fact that DSUs have immediate value compared to options which only have value if our stock price increases. Upon each vesting date, the vested DSUs are no longer subject to risk of forfeiture and shares of our common stock are issued to the recipient.

        In 2007, we offered a stock option exchange program to our non-executive employees permitting them the ability to exchange their underwater stock options for a lesser number of DSUs with an additional vesting schedule to promote employee retention. None of our executives or NEOs were permitted to participate in the program because of our Compensation Committee's desire to keep our executives focused on improving long-term value and to maintain an alignment of interests with stockholders.

        NEOs (other than CEO).    We did not make annual equity awards to our NEOs for 2007 because of the Compensation Committee's determination that awards were not appropriate in light of a three-year retention equity award made to these individuals in 2005, rendering them ineligible to receive additional annual equity awards until 2008 (although certain executives did receive promotional equity awards during the year in recognition of increased responsibilities). In February 2008, our Compensation Committee determined that new 2008 annual equity awards were once again appropriate in order to put a significant portion of our executives' compensation at risk by tying its value to the Company's future stock price performance. In determining the amount of these equity awards, the Compensation Committee considered: (i) the NEO's individual performance rating; (ii) the value of the NEO's current vested and unvested equity; and (iii) the Company's attempt to target the 60th percentile of the 2007 peer group for annual equity incentives. The Compensation Committee made annual equity awards to our NEOs for 2008 in the following amounts:

Name	Number of Options(2)	Number of DSUs(2)
Paul A. LaViolette	511,364	59,904
Sam R. Leno	468,750	54,912
Lawrence C. Best(1)	0	0
Fredericus A. Colen	255,682	29,952
James Gilbert	170,455	19,968

(1)	Mr. Best retired from the Company in July 2007 and, thus did not receive an annual equity award.
(2)	Stock options and DSUs were granted as of February 12, 2008; stock options had an exercise price of $12.52, the closing price of our common stock on February 12, 2008.

        In addition to the annual equity awards in the table above, on May 7, 2007 in connection with his assumption of additional responsibilities within our Business Development group, Mr. Gilbert was granted 38,992 DSUs, which vest in five equal annual installments beginning on the first anniversary of the date of the grant. In addition, as of his hire date of June 5, 2007, Mr. Leno was granted an option to purchase 1,500,000 shares of our common stock with an exercise price of $15.91 per share, which vests in four equal annual installments beginning on the first anniversary of his start date. Under the terms of this grant, Mr. Leno will be deemed to have met retirement eligibility (i) upon his termination from employment for any reason (other than for cause) and assuming a period of employment of at least three years or (ii) upon his involuntary termination of employment for any reason (other than for cause) before completing a three year period of employment. In addition, as of June 5, 2007, Mr. Leno was granted 500,000 DSUs which will be issued in five equal annual installments beginning on the first anniversary of his start date and subject to the same retirement eligibility criteria.

        CEO.    Our Compensation Committee did not award Mr. Tobin an annual equity award for 2007 or 2008 in light of a grant of time-vested and performance-based DSUs made to Mr. Tobin in February 2006. For additional information regarding this award, see footnote 11 to the Potential Payments Upon Termination or Change in Control table on page 59.

        Executive Stock Ownership Guidelines.    Our executive officers are required to have a significant personal investment in Boston Scientific through their ownership of our shares. The Board has adopted stock ownership guidelines for executive officers in the following amounts:

  •
  Chief Executive Officer: 240,000 shares

  •
  Executive Vice Presidents: 75,000 shares

  •
  Senior Vice Presidents: 20,000 shares

Each executive officer is expected to attain his or her ownership target within five years after February 20, 2007 (the date the guidelines were adopted) or such individual becoming an executive officer, whichever is later. All of our executives either currently meet our executive stock ownership guidelines or we expect that they will meet these guidelines within five years. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

        Director Stock Ownership Guidelines.    All of our directors are required to have a significant personal investment in the Company through their ownership of our shares. As a guideline, each director should own at least 10,000 shares of our common stock within three years of his or her joining the Board. For purposes of satisfying this obligation, restricted stock, stock equivalent units or stock unit deferrals under our Deferred Compensation Plan may be included in the aggregate number of shares held by a director. All of our directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within three years of becoming a director. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

  Other/Special Recognition Awards

        In addition to the three primary elements of direct compensation described above, we periodically make special recognition awards in cash and/or stock in recognition of special circumstances. For example, our Compensation Committee recently approved special retention awards to certain of our executives who are critical to the organization and who the Compensation Committee wanted to encourage to remain with the Company during a challenging time. The Compensation Committee determined that these selected executives held existing equity in the Company that had minimal retentive value given the Company's stock price declines. These retention grants vest ratably over a two year period. The only NEOs among these selected executives who received a retention award on February 12, 2008 were Mr. Colen, who received 76,705 stock options with an exercise price of $12.52 per share and 26,957 DSUs, and Mr. Gilbert, who received 153,409 stock options with an exercise price of $12.52 per share.

  Elements of Indirect Pay

        In addition to the direct pay elements described above, we also provide our executives with indirect pay in the form of benefits.

        General.    Our benefits program, which is available to our NEOs, is intended to provide financial protection and security for our executives and to reward them for the total commitment we expect from them in service to the Company. Our executives' benefits program consists of three key elements: health and welfare plans based principally on a preferred provider model with the executives sharing approximately 20% of the cost; Company-paid life insurance of three times base salary (up to a $1 million benefit payable upon death); and a qualified 401(k) retirement plan with a Company match of up to 6% of base pay. Other elements include Company-paid disability benefits and the ability to participate in our Global Employee Stock Ownership Plan, which entitles employees to purchase our stock at a 15% discount. Effective July 1, 2007, the discount was reduced from 15% to 10%.

        Relocation.    We also have an Executive Relocation Policy for our executive officers who are requested by us to move in connection with their current job and for newly hired employees who will become executive officers of Boston Scientific and who are required to move in connection with accepting a job with us. The policy covers reasonable expenses associated with the move and certain relocation services to minimize the inconvenience of moving. We paid $861,819 to relocate Mr. Leno in 2007 under our Executive Relocation Policy ($634,038 of this amount was included in Mr. Leno's income, of which $245,306 represents a gross-up to cover related tax obligations).

        Executive Allowance.    Pursuant to our Executive Allowance Plan, we provide a cash allowance to eligible executives in lieu of perquisites typically provided by other companies, such as company cars, health care costs not otherwise covered or tax planning services, which we do not provide to our executives. Under this plan, our executive officers receive $25,000 per year, which is not specifically allocated to any particular item and they are entitled to spend it in their discretion.

        Executive Life Insurance.    We make annual payments to certain executive vice presidents equal to the premium for executive life insurance (plus a gross-up amount for tax purposes). These payments represent a buyout of a former split-dollar life insurance program, which has been closed to new participants since May 2004. Two of our NEOs received executive life insurance payments (in lieu of Company-paid life insurance) in 2007 as reflected in the Summary Compensation Table on page 44 under the column All Other Compensation.

        401(k) Excess Benefit Plan.    In connection with a one-time special contribution we made to our 401(k) Retirement Savings Plan for the benefit of our employees announced in September 2004, we adopted in June 2005 an Excess Benefit Plan. The Excess Benefit Plan is a non-qualified deferred compensation plan designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 IRS contribution limits if the special contribution had been made to their 401(k) plan accounts. The Excess Benefit Plan was established to accept the "overflow" contributions on behalf of those employees, including our executive officers. Messrs. Leno and Gilbert were not employed by us in 2004 when the 401(k) contribution was made and so do not participate in this plan.

        Airplane usage.    Our CEO is permitted personal use of our corporate aircraft. Other executive officers are permitted personal use of the corporate aircraft only with the prior permission of the CEO. In 2007, the only NEOs who used the corporate aircraft for personal use were Messrs. Tobin and LaViolette. Under current IRS rules in connection with personal use of the aircraft, we impute income to the executive officer for an amount based on Standard Industry Fare Level (SIFL) rates set by the US Department of Transportation. This imputed income amount is included in an executive officer's earnings at the end of the year and reported as income to the IRS. The IRS has set limitations on the amount we can deduct when using the SIFL method to impute income to the employee for personal use of the corporate aircraft. In 2007, $312,884 of disallowed deductions were attributable to Mr. Tobin's personal use of the aircraft. There were no disallowed deductions attributed to Mr. LaViolette in 2007. We calculate disallowed deductions for tax purposes from December 1 of the previous tax year through November 30th of the current tax year. Any disallowed deduction attributed to Mr. LaViolette for his personal use of the aircraft in December 2007 will be captured in the 2008 tax year. The incremental cost of Mr. Tobin's personal use of the aircraft is reflected in the Summary Compensation Table on page 44 in the column All Other Compensation.

Tax and Accounting Considerations

        Tax Considerations.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Generally, we have structured performance-based components of the compensation paid to our executive officers in a manner intended to satisfy these requirements without negatively affecting our overall compensation strategy. Our 2000 and 2003 Long-Term Incentive Plans incorporate provisions intended to comply with Section 162(m) of the Code. Incentive awards under our Performance Incentive Plan are considered performance-based awards under our Long-Term Incentive Plans, which are stockholder approved plans. For this reason, annual performance incentive amounts paid to our NEOs are not subject to the 162(m) deduction limit. For 2007, the IRS Section 162(m) limit was exceeded with respect to Messrs. Tobin and LaViolette. Mr. Tobin received total compensation in excess of the individual $1 million limit equal to $31,226, resulting in an estimated incremental cost of $11,554 attributable to the lost corporate tax deduction. Mr. LaViolette received total compensation in excess of the $1 million limit equal to $136,247, resulting in an estimated incremental cost of $50,412 attributable to the lost corporate tax deduction.

        We have designed our compensation programs and awards to executive officers to comply with the provisions of Section 409A of the Internal Revenue Code. For example, payments made to our executive officers under our Executive Retirement Plan are payable 181 days following the date of the executive officer's retirement. In addition, Mr. Tobin was granted an award of 250,000 DSUs that vest 50% on each of December 31, 2008 and December 31, 2009; however, we will not issue shares to Mr. Tobin until the seventh month following the cessation of his employment with the Company.

        Under our Retention Agreements (described below), we will compensate an executive for any excise tax liability he or she may incur by reason of payments made under the Retention Agreement. Our compensation consultant, Watson Wyatt, performed an analysis of the benefits that would become payable to an executive officer assuming that a change in control under the Retention Agreement occurred on

December 31, 2007. Based on this analysis, Messrs. Leno and Gilbert would be assessed an excise tax liability for purposes of Section 280G of the Internal Revenue Code as a result of payments made and benefits received under the Retention Agreement. The gross-up payments necessary to cover this excise tax liability would be $3,323,642 for Mr. Leno and $1,382,423 for Mr. Gilbert.

        Accounting Considerations.    Beginning in July 2007, we decreased the employee discount under our Global Employee Stock Ownership Plan from 15% to 10% in part because the decreased discount will result in a decreased compensation expense.

Our Change in Control and Post-Employment Compensation Arrangements

        Executive Retirement.    In May 2005, we adopted an Executive Retirement Plan which covers executive officers and division presidents. The Executive Retirement Plan exists to provide a clear and consistent approach to managing executive departures with a standard mutually understood separation and post employment relationship. The plan provides retiring executive officers with a lump sum benefit of 2.5 months of salary for each completed year of service, up to a maximum of 36 months pay. Receipt of payment is conditioned upon the retiring employee's entering into a separation agreement with Boston Scientific, which includes a non-competition provision aimed at protecting the Company from the transfer of proprietary and business knowledge to competing companies. To be considered retired under the Executive Retirement Plan, an employee's age plus his or her years of service with Boston Scientific must be at least 65 years (provided that the employee is at least 55 years old and has been with Boston Scientific for at least 5 years). Mr. Leno's offer letter provides that he will be deemed to have met retirement eligibility under this Plan (i) upon his termination from employment for any reason (other than for cause) and assuming a period of employment of at least three years or (ii) upon his involuntary termination of employment for any reason (other than for cause) before completing a three year period of employment. Amounts accrued under this Plan are reflected in the Pension Benefits Table on page 50 and in the Potential Payments upon Termination or Change in Control Tables beginning on page 53.

        Consulting Arrangements.    In addition, the Executive Retirement Plan allows our CEO the discretion to cause Boston Scientific to enter into consulting arrangements with retiring executives. The purpose of these consulting arrangements is to ensure smooth executive transitions including prudent transfer of business knowledge as well as day to day project support, as needed. A consulting arrangement could provide for up to a $100,000 retainer for up to 50 days of specified consulting services and a $3,000 per diem fee thereafter for services actually rendered for the first year and, for future years, a $2,000 per diem fee for all services actually rendered. In 2007, we did not enter into any consulting arrangements with any of our NEOs under this Plan.

        Executive Life Insurance.    Following retirement or termination (other than for cause), we make payments to certain executive vice presidents equal to the premium for executive life insurance (plus a gross-up amount for tax purposes) for a period ending on the tenth anniversary of the policy initiation date or, in some circumstances, such other date as would allow the policy to become self-funding. Two of our NEOs are eligible to receive executive life payments upon retirement or termination (other than for cause), as detailed in footnote 8 to the Potential Payments upon Termination or Change in Control Tables beginning on page 59. For more information on the Executive Life Insurance plan, see the Compensation Discussion & Analysis section entitled "Elements of Indirect Pay" on page 38.

        Retention Agreements.    Our key executives, including our NEOs, have Retention Agreements with Boston Scientific. The purpose of the Retention Agreements is to retain key executives during a potentially critical time in the event of a sale or merger of the Company. Our intent is to keep our executives properly motivated in the event of a change in control, even if they fear that their position will be terminated after or in connection with the change in control. In addition, we have been advised by our compensation consultants that the terms of these agreements are market competitive within our peer group. In general, the Retention Agreements entitle key executives to a lump sum payment of three times the sum of (i) the executive's base salary, (ii) assumed on-plan incentive bonus (or prior year's bonus, if higher), and (iii) the annual executive allowance ($25,000), if either the executive's employment is terminated by the Company without cause or by the executive for good reason, in each event following a change in control (a "double trigger" feature). For purposes of these agreements, "cause" generally means willfully engaging in criminal or fraudulent acts or gross misconduct that is demonstrably and materially injurious to the Company. "Good reason" generally means a meaningful alteration in position or responsibilities from those in effect prior to the change in control, a reduction in annual base salary, a relocation of more than 50 miles, a failure by the Company to continue in effect any incentive plan, a failure by the Company to provide comparable benefits, or a failure by the Company to pay any amounts owed in salary, bonus or reimbursement. The executive is also entitled to continuation of health and other welfare benefits for three years. In addition, we compensate the executive for any excise tax liability he or she may incur by reason of payments made under the agreement. In exchange, the executive must enter into an agreement containing confidentiality restrictions and a three-year non-solicitation obligation. In February 2007, we amended the definition of "change in control" in these agreements to mean the actual closing of a change in control transaction, rather than stockholder approval of that transaction. For more details, please refer to the Potential Payments upon Termination or Change in Control Tables beginning on page 53.

        Long-Term Incentive Plans.    All equity awards granted to our executive officers, including our NEOs, under our 1992, 1995, 2000 and 2003 Long-Term Incentive Plans will become immediately exercisable in the event of a "change in control" or "Covered Transaction" as defined in those Plans. Additionally, under certain circumstances in the event of a "change in control" or Covered Transaction, equity awards granted under (i) our 1992 Long-Term Incentive Plan prior to October 31, 2001 will become immediately exercisable and the value of all outstanding stock options will be cashed out, (ii) our 1995 Long-Term Incentive Plan prior to October 31, 2001 will, unless otherwise determined by our Compensation Committee, become immediately exercisable and automatically converted into an option or other award of the surviving entity, and (iii) our 2000 Long-Term Incentive Plan prior to December 2000 will become immediately exercisable and/or converted into an option or other award of the surviving entity. We have been advised by our compensation consultants that the acceleration provisions of these plans are market competitive within our peer group. For more details, please refer to the Potential Payments upon Termination or Change in Control Tables beginning on page 53.

        Performance Incentive Plan.    Under our Performance Incentive Plan, applicable to all employees including our executive officers, participants whose employment ceases before the end of the year but who have otherwise met all plan eligibility requirements and who, as of the date they ceased employment with the Company, had attained the age of 50, accrued at least five years of service and whose age plus years of service equals or exceeds 62, may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by the Company and eligible to participate.

        Employee Severance Pay Plan.    All exempt employees at the director level and above, including our executive officers, are eligible for severance payments (salary and benefits continuation) equal to one month of severance pay per year of service to the Company, with a minimum benefit of 6 months pay up to a maximum of 12 months. Executives eligible for our Executive Retirement Plan are not eligible to receive this severance benefit. For more details, please refer to the Potential Payments upon Termination or Change in Control Tables beginning on page 53.

        With respect to each of these post-employment compensation arrangements, the Compensation Committee determined that both the terms and the payout levels of each arrangement are appropriate to accomplish the stated objective of each arrangement. The Compensation Committee considered each of the above-described arrangements as part of the tally sheet analysis it conducted regarding all elements of compensation for each of our executive officers and determined the reasonableness of each individual element of compensation and of the executive's compensation package as a whole. The Compensation

Committee also considered the non-competition agreements, confidentiality agreements, non-solicitation agreements and releases of claims, as applicable, that the Company would receive in exchange from the executive prior to the receipt of post-employment termination benefits. In addition, the Compensation Committee feels that these arrangements are generally consistent with those arrangements being offered by our market peers. As a result, the Compensation Committee feels that the payout amounts under each arrangement are necessary to remain competitive in attracting and retaining executive talent. In 2008, the Compensation Committee has asked its compensation consultant to conduct a formal analysis of each of these arrangements for reasonableness and market competitiveness.

Our Equity Award Grant Practices

        With respect to awards made after January 1, 2007, the Company makes annual equity awards in February, in order to give the Compensation Committee the benefit of a completed year of performance prior to making grants. The February meeting typically falls during the open trading window following the release of our earnings results. In the event that a February meeting does not fall within an open window period, the equity award is granted as of the first business day of the next open window period. In addition, promotion, special recognition and retention awards are granted on the first business day of the next open window period following approval by the Compensation Committee. New hire awards for non-executive officers are approved by the CEO (pursuant to applicable equity award guidelines for each job position) under the authority delegated to him by the Compensation Committee and are effective on the later of the date of hire or the CEO's approval. New hire awards for executive officers require approval of the Compensation Committee. All stock options are granted with an exercise price equal to the closing price of Company common stock on the date of grant. We have not engaged in the practice of granting discounted stock options or backdating our stock options.

COMPENSATION COMMITTEE REPORT

        The Executive Compensation and Human Resources Committee of the Board of Directors of Boston Scientific has reviewed and discussed the Compensation, Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

THE COMPENSATION COMMITTEE

WARREN B. RUDMAN, Chairman URSULA M. BURNS NANCY-ANN DEPARLE	RAY J. GROVES KRISTINA M. JOHNSON

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal year ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(4)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)		Total ($)
James R. Tobin President and Chief Executive Officer	2007 2006	$ $	959,805 922,576	$ $	0 0	$ $	6,104,645 5,102,711	$ $	639,388 1,398,787	$ $	710,867 324,100	$ $	262,589 300,570	$ $	334,518 311,822	$ $	9,011,812 8,360,566
Sam R. Leno Executive Vice President of Finance and Information Systems and Chief Financial Officer	2007		$345,205		$0		$910,381		$1,570,690		$530,388		$63,920		$893,664		$4,314,248
Lawrence C. Best Former Chief Financial Officer	2007 2006	$ $	345,138 660,050	$ $	0 0	$ $	1,017,171 784,098	$ $	1,119,831 1,422,575	$ $	249,909 494,400	$ $	55,352 327,634	$ $	2,057,640 51,026	$ $	4,845,041 3,739,783
Paul A. LaViolette Chief Operating Officer	2007 2006	$ $	716,274 660,000	$ $	0 0	$ $	441,931 447,556	$ $	950,776 1,431,543	$ $	640,886 616,400	$ $	264,819 263,334	$ $	147,035 144,726	$ $	3,161,721 3,563,559
Fredericus A. Colen Executive Vice President, Operations and Technology, CRM	2007 2006	$ $	534,632 488,341	$ $	0 0	$ $	405,081 960,206	$ $	683,118 1,547,955	$ $	472,101 469,500	$ $	197,773 198,530	$ $	97,762 108,772	$ $	2,390,467 3,773,304
James L. Gilbert Executive Vice President, Strategy and Business Development	2007		$437,027		$0		$413,627		$971,574		$410,703		$80,064		$41,122		$2,354,117

(1)	2006 salaries were effective from January 2006 through mid-February 2007. In 2007, we began adjusting base salaries in February of each year. The amounts listed in this column for 2007 reflect an amount calculated by prorating 2006 salaries from January 1, 2007 through mid-February 2007 and 2007 salaries for the remainder of the year. These figures will differ from those in the Compensation Discussion & Analysis section, which lists amounts actually approved by the Compensation Committee. Mr. Leno's salary is based on his start date of June 5, 2007. Mr. Best's salary in 2007 is based on his retirement date of July 6, 2007. Mr. Gilbert's salary in 2007 is further prorated due to a mid-year increase in connection with his assumption of additional responsibilities within our Business Development group following the retirement of Mr. Best. Neither Mr. Leno nor Mr. Gilbert was a NEO in 2006.
(2)
The amounts included in the "Stock Awards" column represent the compensation cost we recognized in each year for all deferred stock unit awards, as described in Statement of Financial Accounting Standards No. 123(R). For a discussion of our valuation assumptions for 2007 figures, see Note N to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. Please see the "Grants of Plan Based Awards Table" for more information regarding the stock awards we granted in 2007. For a discussion of our valuation assumptions for 2006 figures, see Note L to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.
(3)
The amounts included in the "Option Awards" column represent the compensation cost we recognized in each year for all stock option awards pursuant to Statement of Financial Accounting Standards No. 123(R). For a discussion of the valuation assumptions for 2007 figures, see Note N to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. Please see the "Grants of Plan Based Awards Table" for more information regarding the option awards we granted in 2007. For a discussion of our valuation assumptions for 2006 figures, see Note L to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	We reflect our NEO's annual performance bonuses in the "Non-Equity Incentive Plan Compensation" column, which represents cash payments made in February 2008 for our NEOs' 2007 performance under the Boston Scientific 2007 Performance Incentive Plan.
(5)
The amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column reflect the change in the actuarial present value of the accumulated benefit under our Executive Retirement Plan for each fiscal year end as compared to the prior fiscal year end. Please see the "Pension Benefits Table" for more information regarding the accrued benefits for each NEO under this plan.
(6)	The amounts shown for 2007 in the "All Other Compensation" column are comprised of the following components:
Name	Match 401(k) Plan(a)	Executive Allowance(b)	Personal Use of Corporate Aircraft(c)	Term Life Insurance(d)	Other Life Insurance Premium(e)	Relocation(f)	Severance Payments Upon Termination(g)	Total All Other Compensation
James R. Tobin	$13,500	$25,000	$288,098	$7,920	$—	$—	—	$334,518
Sam R. Leno	$13,500	$14,583	$—	$3,762	$—	$861,819		$893,664
Lawrence C. Best	$6,629	$12,500	$—	$3,010	$—	$—	$2,035,501	$2,057,640
Paul A. LaViolette	$13,500	$25,000	$2,663	$1,614	$104,258	$—	—	$147,035
Fredericus A. Colen	$13,500	$25,000	$—	$—	$59,262	$—	—	$97,762
James L. Gilbert	$13,500	$25,000	$—	$2,622	—	—	—	$41,122

(a)	The amounts shown in this column represent matching contributions for each NEO under our 401(k) Retirement Savings Plan. All individual and matching contributions to the 401(k) Retirement Savings Plan are fully vested upon contribution. Mr. Best's amount was prorated because he retired from the Company on July 6, 2007.
(b)
Pursuant to our Executive Allowance Plan, we provide a cash allowance to eligible executives in lieu of perquisites typically provided by other companies, such as company cars, health care costs not otherwise covered or tax planning services, which we do not provide to our executives. Under this plan, our executive officers receive $25,000 per year, which is not specifically allocated to any particular item and they are entitled to spend it in their discretion. Mr. Leno's award was prorated because he started with the Company on June 5, 2007. Mr. Best's amount was prorated because he retired from the Company on July 6, 2007. For additional information about our Executive Allowance Plan, see the Compensation Discussion & Analysis section titled "Executive Allowance" on page 38.
(c)
The amounts reflected in the "Personal Use of Corporate Aircraft" column represent the incremental costs to us for Messrs. Tobin's and LaViolette's personal use of our corporate aircraft. No other NEOs used the aircraft for personal use. We calculate the incremental cost to us by dividing the number of miles the corporate aircraft has flown per month by the associated monthly variable operating costs for the corporate aircraft, including the "dead head" costs of flying the aircraft to and from locations for personal use. This dollar per mile amount is then multiplied by the number of miles flown for personal use of the aircraft during the month. Since the corporate aircraft is used predominately for business travel, we do not include the monthly fixed operating costs, such as pilot salary, general taxes and insurance, in the incremental cost calculation. Incremental cost does not include amounts attributable to the NEO for increased income taxes we incurred in 2007 as a result of disallowed deductions related to that personal use under IRS rules. For 2007, the reflected amounts exclude $312,884 of disallowed deduction attributable to Mr. Tobin for use of the aircraft by him and certain family members. There were no disallowed deductions attributed to Mr. LaViolette in 2007. We calculate disallowed deductions for tax purposes from December 1 of the previous tax year through November 30th of the current tax year. Any disallowed deduction attributed to Mr. LaViolette for his personal use of the aircraft in December 2007 will be captured in the 2008 tax year.
(d)
Amounts in the "Term Life Insurance" column include premiums and the imputed income attributable to Messrs. Tobin, Leno, Best, LaViolette and Gilbert for term life insurance. For each of Messrs. Tobin, LaViolette and Gilbert, the premium paid was $960. For each of Messrs. Leno and Best, the premium paid was $560.
(e)
Amounts in the "Other Life Insurance Premium" column represent amounts paid to each of the NEOs to fund premiums for universal life insurance and imputed income related to our termination of a previously established split dollar life insurance program. The amounts include a "gross-up" amount to cover related tax obligations: $37,837 for Mr. LaViolette and $26,439 for Mr. Colen.
(f)
Amounts in this column represent relocation costs and a cost of living allowance paid to Mr. Leno pursuant to our Executive Relocation Policy and his offer letter. The amounts reflected include a $245,306 gross-up amount to cover tax obligations. For additional information about our Executive Relocation Policy, see the Compensation Discussion & Analysis section titled "Relocation" on page 38.
(g)
The amount in the "Severance Payments Upon Termination" column represents the severance payment made to Mr. Best upon his July 6, 2007 retirement pursuant to our Executive Retirement Plan. For additional information about our Executive Retirement Plan, see the Compensation Discussion & Analysis section entitled "Change in Control and Post-Employment Compensation Arrangements" on page 40 and the Pension Benefits table on page 50.

GRANTS OF PLAN BASED AWARDS

        The table below shows each grant of an award made to an NEO under any plan during the year ended December 31, 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
									All Other Stock Awards: Number of shares of Stock or Units (#)(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock and Option Awards ($)
James R. Tobin			$0	$965,000	$2,624,800	—	—	—
Sam R. Leno	6/5/07(3 6/5/07(3	) )	$0	$450,000	$1,224,000	—	—	—	500,000	1,500,000	$15.91	$ $	7,955,000 10,935,000
Lawrence C. Best(4)			$0	$508,875	$1,384,140	—	—	—
Paul A. LaViolette			$0	$652,500	$1,774,800	—	—	—
Fredericus A. Colen			$0	$405,000	$1,101,600	—	—	—
James L. Gilbert	5/7/07(5)		$0	$337,506	$918,016	—	—	—	38,992				$649,997

(1)	These columns reflect threshold, target and maximum payouts under our Performance Incentive Plan for 2007. The actual amount earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information about our Performance Incentive Plan is included in the Compensation Discussion & Analysis on page 29.
(2)
These columns reflect the number of deferred stock units and stock options granted under our 2003 Long-Term Incentive Plan during 2007. These awards are also described in the Outstanding Equity Awards at Fiscal Year-End Table on page 47.
(3)
Mr. Leno joined Boston Scientific on June 5, 2007, on which date, pursuant to his offer letter, he was awarded 500,000 deferred stock units and 1,500,000 stock options. The deferred stock units will generally vest in five equal annual installments beginning on June 5, 2008 (the first anniversary of the date of the grant). The stock options will generally vest in four equal annual installments beginning on June 5, 2008 (the first anniversary of the date of the grant). If Mr. Leno is employed by Boston Scientific until at least June 5, 2010 and thereafter leaves for any reason (other than for cause), all unvested stock options will become fully exercisable and all deferred stock units will become free of restrictions. In addition, if Mr. Leno's employment is involuntarily terminated without cause at any time, all unvested stock options will become fully exercisable and all deferred stock units will become free of restrictions. If Mr. Leno leaves Boston Scientific voluntarily before June 5, 2010, all unvested stock options and deferred stock units will be forfeited. For additional information about these grants, see the Compensation Discussion & Analysis section entitled "Annual Equity Incentives" on page 36.
(4)	The amounts shown for Mr. Best are estimates based on a full year salary. Mr. Best retired from the Company on July 6, 2007 and was paid a prorated bonus of $249,909.
(5)
In connection with Mr. Gilbert's mid-year assumption of additional responsibilities related to our Business Development Group following the retirement of Mr. Best, he was awarded 38,992 deferred stock units that vest in five equal annual installments beginning on May 7, 2008 (the first anniversary of the date of the grant).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        This table shows unexercised options, stock that has not vested and equity incentive plan awards for each NEO outstanding as of December 31, 2007.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (#)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James R. Tobin	2,000,000 180,000 130,000 450,000 90,000 200,000 200,000 112,500	112,500	(4)		$ $ $ $ $ $ $ $	17.00 14.1563 8.50 6.125 12.50 21.78 33.80 34.29	3/17/09 5/9/10 7/25/10 12/6/10 12/17/11 2/25/13 12/16/13 1/3/15	250,000	(2)	$2,907,500	200,000	(3)	$2,326,000
Sam R. Leno	0	1,500,000	(6)			$15.91	6/5/17	500,000	(7)	$5,815,000
Lawrence C. Best*	1,000,000 30,000 40,000 120,000 120,000 60,000 120,000 60,000 60,000 125,000 79,800				$ $ $ $ $ $ $ $ $ $ $	18.7657 12.4375 17.875 14.1563 8.50 12.50 21.255 34.79 34.29 26.89 20.60	7/21/08 12/23/08 4/19/09 5/9/10 7/25/10 12/17/11 12/9/12 12/11/13 1/3/15 7/1/15 5/17/16
Paul A. LaViolette	30,000 80,000 120,000 120,000 250,000 60,000 120,000 75,000 50,000 50,000	50,000 200,000	(4) (9)		$ $ $ $ $ $ $ $ $ $	12.4375 17.8750 14.1563 8.50 6.125 12.50 21.255 34.79 34.29 26.89	12/23/08 4/19/09 5/9/10 7/25/10 12/6/10 12/17/11 12/9/12 12/11/13 1/3/15 7/1/15	80,000	(5)	$930,400

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (#)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Fredericus A. Colen	10,000 25,000 28,174 120,000 60,000 30,000 20,000 32,500	30,000 80,000 97,500	(4) (9) (11)		$ $ $ $ $ $ $ $	7.9050 8.99 12.50 21.255 34.79 34.29 26.89 21.93	2/27/11 7/17/11 12/17/11 12/9/12 12/11/13 1/3/15 7/1/15 5/8/16	32,000 45,500	(5) (12)	$ $	372,160 529,165
James Gilbert	125,000 20,000 15,950 14,180	125,000 80,000 47,850 42,540	(4) (9) (10) (13)		$ $ $ $	34.29 26.89 20.60 16.02	1/3/15 7/1/15 5/17/16 7/24/16	32,000 21,800 20,070 38,992	(5) (8) (14) (15)	$ $ $ $	372,160 253,534 233,414 453,477

*	Mr. Best retired on July 6, 2007.
(1)	The amounts reflected as Market Value are based on the closing price of our common stock ($11.63) on December 31, 2007, the last business day of 2007, as reported on the New York Stock Exchange.
(2)
Mr. Tobin was awarded 250,000 deferred stock units, 50% of which will vest on December 31, 2008, and 50% of which will vest on December 31, 2009, contingent on his continued employment as of each of those dates. The shares will be issued to Mr. Tobin during the seventh month following cessation of his employment with us.
(3)
Mr. Tobin was awarded 2,000,000 performance-based deferred stock units that will vest in equal installments on each of December 31, 2008 and December 31, 2009, provided certain performance conditions have been satisfied. In accordance with SEC rules, the number of unearned shares represents the lowest award level which has not yet been earned. The number of shares reflected in this column reflects the threshold award level since the minimum performance condition has not yet been satisfied. For a further description of this award, see footnote 11 to the Potential Payments Upon Termination or Change in Control table on page 59.
(4)	These stock options vest in two equal annual installments beginning on January 3, 2008.
(5)	These deferred stock units vest in four equal annual installments beginning on July 1, 2008.
(6)	These stock options vest in four equal annual installments beginning on June 5, 2008.
(7)	These deferred stock units vest in five equal annual installments beginning on June 5, 2008.
(8)	These deferred stock units vest in four equal annual installments beginning on May 17, 2008.
(9)	These stock options vest in four equal annual installments beginning on July 1, 2008.
(10)	These stock options vest in three equal annual installments beginning on May 17, 2008.
(11)	These stock options vest in three equal annual installments beginning on May 8, 2008.
(12)	These deferred stock units vest in four equal annual installments beginning on May 8, 2008.
(13)	These stock options vest in three equal annual installments beginning on July 24, 2008.
(14)	These deferred stock units vest in four equal annual installments beginning on July 24, 2008.
(15)	These deferred stock units vest in five equal annual installments beginning on May 7, 2008.

OPTION EXERCISES AND STOCK VESTED

        This table shows options exercised and deferred stock units vested for our NEOs during the year ended December 31, 2007.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Option Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
James R. Tobin	—	—	—	—
Sam R. Leno	—	—	—	—
Lawrence C. Best*	656,000	$2,341,318	77,200	$1,197,072
Paul A. LaViolette	396,000	$1,355,459	20,000	$309,600
Fredericus A. Colen	—	—	8,000	$123,840
James Gilbert	—	—	8,000	$123,840

* Mr. Best retired on July 6, 2007.

PENSION BENEFITS

        In May 2005, we adopted an Executive Retirement Plan which covers executive officers and division presidents. The Executive Retirement Plan exists to provide a clear and consistent approach to managing executive retirements with a standard, mutually-understood separation and post-employment relationship. The plan provides retiring executive officers with a lump sum benefit of 2.5 months of salary for each year of service, up to a maximum of 36 months pay. The amounts are payable on the 181st day following retirement. Receipt of payment is conditioned upon the retiring employees entering into a separation agreement with Boston Scientific, which would include a non-competition provision that protects the Company from the transfer of proprietary and business knowledge to competing companies. To be considered retired under the Executive Retirement Plan, an employee's age plus his or her years of service with Boston Scientific must be at least 65 years (provided that the employee is at least 55 years old and has been with Boston Scientific for at least 5 years).

        For retirement-eligible participants, the present value of accrued benefits is equivalent to the value of their lump sum benefit determined under the Plan (based on the NEO's base salary and number of years of credited service). For those NEOs not yet eligible for retirement (Messrs. Leno, LaViolette, Colen and Gilbert), the amounts reflected represent their current accrued benefit based on current salary and current years of service, discounted from the earliest retirement eligibility to December 31, 2007 using a discount rate of 6.5% per annum. This valuation methodology is consistent with the methodology we use for financial accounting purposes except that executives are assumed to remain employed at Boston Scientific until their earliest retirement age under the plan (or their age on December 31, if already eligible for retirement). For financial accounting purposes, the valuation considers the probability that the executives will achieve retirement age. Pursuant to the terms of his offer letter, Mr. Leno is eligible to receive benefits under the Executive Retirement Plan after 3 years of service.

        The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each NEO, under our Executive Retirement Plan as of December 31, 2007.

Name	Plan Name(1)	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefits ($)(3)(4)	Payments During Last Fiscal Year ($)
James R. Tobin	BSC Executive Retirement Plan	8.79	$1,767,157	$0
Sam R. Leno	BSC Executive Retirement Plan	0.58	$63,920	$0
Lawrence C. Best(4)	BSC Executive Retirement Plan	14.93	$0	$2,035,501
Paul A. LaViolette	BSC Executive Retirement Plan	13.96	$1,538,984	$0
Fredericus A. Colen	BSC Executive Retirement Plan	8.38	$885,212	$0
James Gilbert	BSC Executive Retirement Plan	3.00	$192,754	$0

(1)	Participants may retire with unreduced benefits once the retirement conditions have been satisfied. Messrs. Tobin and Best have satisfied the retirement conditions under the plan. For further discussion of our Executive Retirement Plan, please see the Compensation Discussion & Analysis beginning on page 22. See also footnote (4) below regarding Mr. Best's retirement and subsequent payment under the plan.
(2)
The numbers of years of credited service reflect the NEO's actual service with us. We do not credit additional years of service under the plan. Rather, the plan provides that the number of years of credited service is calculated through the NEO's last day worked. Partially completed years of service are pro-rated based on calendar days, and calculated to the second decimal point.
(3)
For Messrs. Tobin and Best, the amounts reflected in this column represent the benefit the NEO has accrued based upon his salary and number of years of credited service as of December 31, 2007, or in the case of Mr. Best, as of July 6, 2007, his retirement date. The amounts attributable to Messrs. Leno, LaViolette, Colen and Gilbert in this column have been discounted from the earliest retirement eligibility date to December 31, 2007, using a discount rate of 6.5%. They are not currently entitled to receive these benefits because they have not met the threshold for retirement under this plan.
(4)
Mr. Best retired from Boston Scientific on July 6, 2007 and therefore had no accumulated benefit on December 31, 2007. Pursuant to the terms of the Executive Retirement Plan, Mr. Best was paid a lump sum benefit of $2,035,501 on January 11, 2008, the 181st day following his retirement. For further discussion of our Executive Retirement Plan, please see the Compensation Discussion & Analysis beginning on page 22.

NONQUALIFIED DEFERRED COMPENSATION

        In connection with a one-time contribution we made in September 2004 to our 401(k) Retirement Savings Plan for the benefit of our employees, we adopted a 401(k) Excess Benefit Plan in June 2005. The Excess Benefit Plan is a non-qualified deferred compensation plan designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 IRS contribution limits if the special contribution had been made to their 401(k) plan accounts. The Excess Benefit Plan was established to accept the "overflow" contributions on behalf of those employees, including our NEOs.

        Investment choices under the Excess Benefit Plan are generally identical to our 401(k) Retirement Savings Plan except that executive officers may not elect to invest in the BSC Stock Fund or the Vanguard Retirement Savings Trust. The investment elections are made by each participant and may be changed at any time. A lump sum cash payment is made to the participants within six months following retirement or termination of employment. For a further description of our 401(k) Excess Benefit Plan, see the section titled "401(k) Excess Benefit Plan" in the Compensation Discussion & Analysis beginning on page 39.

        The table below shows aggregate earnings and balances for each of our NEOs under our 401(k) Excess Benefit Plan as of December 31, 2007.

Name	Executive Contributions in the Last Fiscal Year ($)	Registrant Contributions in the Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
James R. Tobin	—	—	$1,009	—	$19,755
Sam R. Leno(2)	—	—	—	—	—
Lawrence C. Best	—	—	$1,376	—	$26,912
Paul A. LaViolette	—	—	$1,376	—	$26,912
Fredericus A. Colen	—	—	$1,650	—	$16,910
James Gilbert(2)	—	—	—	—	—

(1)	These amounts are not included in the Summary Compensation Table under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column since the earnings were neither above-market nor preferential.
(2)	Messrs. Leno and Gilbert were not employed by us in 2004 when the one-time 401(k) contribution was made.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Executive retirement.    In May 2005, we adopted an Executive Retirement Plan which covers executive officers and division presidents. The Executive Retirement Plan exists to provide a clear and consistent approach to managing executive retirements with a standard, mutually-understood separation and post-employment relationship. The Executive Retirement Plan is more fully described under the section of the Compensation, Discussion & Analysis titled "Executive Retirement" on page 40. Amounts accrued under the Executive Retirement Plan are reflected in the Summary Compensation Table on page 44 in the column Change in Pension Value and Nonqualified Deferred Compensation Earnings. We accrue amounts under the Executive Retirement Plan as described in the Pension Benefits Table on page 50 and as reflected in the Potential Payments upon Termination or Change in Control Tables beginning on page 53.

        Consulting arrangements.    In addition, the Executive Retirement Plan allows our CEO the discretion to cause Boston Scientific to enter into consulting arrangements with retiring executives. The purpose of these consulting arrangements is to ensure smooth executive transitions including prudent transfer of business knowledge as well as day to day project support, as needed. Consulting arrangements are more fully described under the section of Compensation, Discussion & Analysis titled "Consulting Arrangements" on page 40. In 2007, we did not enter into any consulting arrangements with any of our NEOs under this Plan.

        Executive life insurance.    We make annual payments to certain executive vice presidents following their retirement or termination (other than for cause) equal to the premium for executive life insurance (plus a gross-up amount for tax purposes) for a period ending on the tenth anniversary of the policy initiation date or, in some circumstances, such other date as would allow the policy to become self-funding. These payments represent a buyout of a former split-dollar life insurance program, which has been closed to new participants since May 2004. Two of our NEOs received executive life insurance payments (in lieu of Company-paid life insurance) in 2007 as reflected in the Summary Compensation Table on page 44 under the column All Other Compensation.

        Retention Agreements.    Our key executives, including our NEOs, have Retention Agreements with Boston Scientific. The purpose of these Retention Agreements is to retain key executives during a potentially critical time in the event of a sale or merger of the Company. Our intent is to keep our executives properly motivated in the event of a change in control, even if they fear that their employment will be terminated after or in connection with the change in control. In addition, we have been advised by our compensation consultants that the terms of these agreements are market competitive within our peer group. These agreements are more fully described under the section of Compensation, Discussion & Analysis titled "Retention Agreements" on page 40.

        Long-Term Incentive Plans.    All equity awards granted to our executive officers, including our NEOs, under our 1992, 1995, 2000 and 2003 Long-Term Incentive Plans will become immediately exercisable in the event of a "change in control" or "Covered Transaction" as defined in those Plans. These plans are more fully described under the section of the Compensation, Discussion & Analysis titled "Long-Term Incentive Plans" on page 41.

        Performance Incentive Plan.    Under our Performance Incentive Plan which is applicable to all employees, including our executive officers, participants whose employment ceases before the end of the year but who have otherwise met all plan eligibility requirements and who, as of the date they ceased employment with the Company, had reached age 50, accrued at least five years of service and whose age plus years of service equals or exceeds 62, may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by the Company and eligible to participate.

        Employee Severance Pay Plan.    All exempt employees at the director level and above, including our executive officers, are eligible for severance payments (salary and benefits continuation) equal to one month of severance pay per year of service to the Company, with a minimum benefit of 6 months pay up to a maximum of 12 months. Executives eligible for our Executive Retirement Plan are not also eligible to receive this severance benefit.

        The following tables show potential payments to our NEOs under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination date was December 31, 2007, and where applicable using the closing price of our common stock of $11.63 on that date (as reported on the NYSE).

James R. Tobin	Termination For Cause(1)	Voluntary Termination(2)	Involuntary Termination without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
PAYMENTS DUE UPON TERMINATION:
Cash Severance
Base Salary	$0	$0	$0	$2,895,000	$0	$0	$0
Bonus	$0	$0	$0	$2,895,000	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$965,000	$965,000	$965,000	$965,000	$965,000	$965,000

Total Cash Severance	$0	$965,000	$965,000	$6,755,000	$965,000	$965,000	$965,000
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$1,767,157	$1,767,157	$1,767,157	$1,767,157	$1,767,157	$1,767,157
Health and Welfare Benefits(7)	$0	$0	$0	$39,499	$0	$0	$0
Post-Termination Life Insurance(7)	$0	$0	$0	$2,880	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0
Executive Life Payment(8)	$0	$0	$0	$0	$0	$0	$0

Total Benefits & Perquisites	$0	$1,767,157	$1,767,157	$1,884,536	$1,767,157	$1,767,157	$1,767,157
280G Tax Gross-Up	$0	$0	$0	$0	$0	$0	$0
Long-Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$0	$2,907,500	$2,907,500	$2,907,500	$0
Value of Accelerated Performance Shares(11)	$0	$0	$0	$0	$0	$0	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$2,907,500	$2,907,500	$2,907,500	$0
Total Value: All Benefits	$0	$2,732,157	$2,732,157	$11,547,036	$5,639,657	$5,639,657	$2,732,157

Sam R. Leno	Termination For Cause(1)	Voluntary Termination(2)	Involuntary Termination without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
PAYMENTS DUE UPON TERMINATION:
Cash Severance
Base Salary	$0	$0	$0	$1,800,000	$0	$0	$0
Bonus	$0	$0	$0	$1,350,000	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$450,000	$450,000	$450,000	$450,000	$450,000	$450,000

Total Cash Severance	$0	$450,000	$450,000	$3,600,000	$450,000	$450,000	$450,000
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$72,500	$72,500	$0	$0	$0
Health and Welfare Benefits(7)	$0	$0	$0	$39,499	$0	$0	$0
Post-Termination Life Insurance(7)	$0	$0	$0	$2,880	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0
Executive Life Payment(8)	$0	$0	$0	$0	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$72,500	$189,879	$0	$0	$0
280G Tax Gross-Up	$0	$0	$0	$3,323,642	$0	$0	$0
Long-Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$5,815,000	$5,815,000	$5,815,000	$5,815,000	$0
Value of Accelerated Performance Shares(11)	$—	$—	$—	$—	$—	$—	$—

Total Value of Accelerated Equity Grants	$0	$0	$5,815,000	$5,815,000	$5,815,000	$5,815,000	$0
Total Value: All Benefits	$0	$450,000	$6,337,500	$12,928,521	$6,265,000	$6,265,000	$450,000

Lawrence C. Best*	Termination For Cause(1)	Voluntary Termination(2)	Involuntary Termination without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
PAYMENTS DUE UPON TERMINATION:
Cash Severance
Base Salary	$—	$—	$—	$—	$—	$—	$0
Bonus	$—	$—	$—	$—	$—	$—	$0
Pro-rata Target Bonus(5)	$—	$—	$—	$—	$—	$—	$249,909

Total Cash Severance	$—	$—	$—	$—	$—	$—	$249,909
Benefits & Perquisites
Executive Retirement Plan(6)	$—	$—	$—	$—	$—	$—	$2,035,501
Health and Welfare Benefits(8)	$—	$—	$—	$—	$—	$—	$0
Post-Termination Life Insurance(8)	$—	$—	$—	$—	$—	$—	$0
Executive Allowance	$—	$—	$—	$—	$—	$—	$0
Executive Life Payment(9)	$—	$—	$—	$—	$—	$—	$0

Total Benefits & Perquisites	$—	$—	$—	$—	$—	$—	$2,035,501
280G Tax Gross-Up	$—	$—	$—	$—	$—	$—	$0
Long-Term Incentives
Value of Accelerated Stock Options(10)	$—	$—	$—	$—	$—	$—	$0
Value of Accelerated Deferred Stock Units(11)	$—	$—	$—	$—	$—	$—	$1,042,272
Value of Accelerated Performance Shares(12)	$—	$—	$—	$—	$—	$—	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$0	$0	$1,042,272
Total Value: All Benefits	$0	$0	$0	$0	$0	$0	$3,327,682

* Amounts on this table reflect payments actually made to Mr. Best in connection with his July 6, 2007 retirement from the Company.

Paul A. LaViolette	Termination For Cause(1)	Voluntary Termination(2)	Involuntary Termination without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
PAYMENTS DUE UPON TERMINATION:
Cash Severance
Base Salary	$0	$0	$0	$2,175,000	$0	$0	$0
Bonus	$0	$0	$0	$1,957,500	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$652,500	$652,500	$652,500	$652,500	$652,500	$0

Total Cash Severance	$0	$652,500	$652,500	$4,785,000	$652,500	$652,500	$0
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(8)	$0	$0	$0	$52,758	$0	$0	$0
Post-Termination Life Insurance(8)	$0	$0	$0	$0	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0
Executive Life Payment(9)	$0	$87,394	$87,394	$87,394	$87,394	$0	$0

Total Benefits & Perquisites	$0	$87,394	$87,394	$215,152	$87,394	$0	$0
280G Tax Gross-Up	$0	$0	$0	$0	$0	$0	$0
Long-Term Incentives
Value of Accelerated Stock Options(10)	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(11)	$0	$0	$0	$930,400	$930,400	$930,400	$0
Value of Accelerated Performance Shares(12)	$—	$—	$—	$—	$—	$—	$—

Total Value of Accelerated Equity Grants	$0	$0	$0	$930,400	$930,400	$930,400	$0
Total Value: All Benefits	$0	$739,894	$739,894	$5,930,552	$1,670,294	$1,582,900	$0

Fredericus A. Colen	Termination For Cause(1)	Voluntary Termination(2)	Involuntary Termination without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
PAYMENTS DUE UPON TERMINATION:
Cash Severance
Base Salary	$0	$0	$0	$1,620,000	$0	$0	$0
Bonus	$0	$0	$0	$1,408,500	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$405,000	$405,000	$469,500	$405,000	$405,000	$0

Total Cash Severance	$0	$405,000	$405,000	$3,498,000	$405,000	$405,000	$0
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(8)	$0	$0	$0	$37,491	$0	$0	$0
Post-Termination Life Insurance(8)	$0	$0	$0	$0	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0
Executive Life Payment(9)	$0	$54,069	$54,069	$54,069	$54,069	$0	$0

Total Benefits & Perquisites	$0	$54,069	$54,069	$166,560	$54,069	$0	$0
280G Tax Gross-Up	$0	$0	$0	$0	$0	$0	$0
Long-Term Incentives
Value of Accelerated Stock Options(10)	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(11)	$0	$0	$0	$901,325	$901,325	$901,325	$0
Value of Accelerated Performance Shares(12)	$—	$—	$—	$—	$—	$—	$—

Total Value of Accelerated Equity Grants	$0	$0	$0	$901,325	$901,325	$901,325	$0
Total Value: All Benefits	$0	$459,069	$459,069	$4,565,885	$1,360,394	$1,306,325	$0

James Gilbert	Termination For Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
PAYMENTS DUE UPON TERMINATION:
Cash Severance
Base Salary	$0	$0	$0	$1,350,024	$0	$0	$0
Bonus	$0	$0	$0	$1,012,518	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$337,506	$337,506	$337,506	$337,506	$337,506	$0

Total Cash Severance	$0	$337,506	$337,506	$2,700,048	$337,506	$337,506	$0
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(8)	$0	$0	$0	$52,758	$0	$0	$0
Post-Termination Life Insurance(8)	$0	$0	$0	$2,880	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0
Executive Life Payment(9)	$0	$0	$0	$0	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$130,638	$0	$0	$0
280G Tax Gross-Up	$0	$0	$0	$1,382,423	$0	$0	$0
Long-Term Incentives
Value of Accelerated Stock Options(10)	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(11)	$0	$0	$0	$1,312,585	$1,312,585	$1,312,585	$0
Value of Accelerated Performance Shares(12)	$—	$—	$—	$—	$—	$—	$—

Total Value of Accelerated Equity Grants	$0	$0	$0	$1,312,585	$1,312,585	$1,312,585	$0
Total Value: All Benefits	$0	$337,506	$337,506	$5,525,694	$1,650,091	$1,650,091	$0

(1)	Employees, including NEOs, are not entitled to any benefits upon termination for cause. All unvested stock options and deferred stock units, as well as all vested but unexercised stock options are forfeited as of the date of termination. For a definition of cause, see the Compensation Discussion & Analysis section entitled "Retention Agreements" on page 40.
(2)
Amounts in this column represent benefits payable to the NEO upon the NEO's voluntary termination on December 31, 2007 under our Performance Incentive Plan. Under this plan, if the NEO voluntarily terminated his employment prior to December 31, 2007 and was not eligible for retirement at that time, no Pro-Rata Target Bonus would be payable to the NEO. For a further description of our Performance Incentive Plan, see the Compensation Discussion & Analysis beginning on page 22.
(3)
Amounts in this column represent benefits payable to the NEO upon involuntary termination by us on December 31, 2007 other than termination for cause or in connection with a change in control under our Performance Incentive Plan. Under this plan, if we involuntarily terminated the NEO's employment other than for cause or in connection with a change in control prior to December 31, 2007 and the NEO was not eligible for retirement at that time, no Pro-Rata Target Bonus would be payable to the NEO. For a further description of our Performance Incentive Plan, see the Compensation Discussion & Analysis section titled "Performance Incentives" beginning on page 29. For a definition of cause or change in control, see the Compensation Discussion & Analysis section entitled "Retention Agreements" on page 40.
(4)
Amounts in this column represent benefits payable under our Retention Agreements following a termination in connection with change in control of the Company. For a further description of our Retention Agreements, see the Compensation Discussion & Analysis section titled "Retention Agreements" beginning on page 40.

(5)	Amounts in the Pro-Rata Target Bonus row generally represent amounts earned and accrued under our Performance Incentive Plan. Under this plan, these amounts will be paid on a pro-rated basis through the date of termination, disability, death or retirement. For a further description of our Performance Incentive Plan, see the Compensation Discussion & Analysis section titled "Performance Incentives" beginning on page 29. Mr. Colen's Pro-Rata Target Bonus in connection with a change in control is higher than in the other termination scenarios because our Retention Agreements provide that in a change in control situation, the bonus paid is the greater of the assumed on-plan bonus or the prior year's bonus. Mr. Colen's bonus in 2006 was $469,500, while his assumed on-plan bonus is $405,000. For more information about our Retention Agreements, see the Compensation Discussion & Analysis section entitled "Retention Agreements" on page 40.
(6)
Amounts in the Executive Retirement Plan row represent amounts earned under our Executive Retirement Plan, provided the NEO is eligible for benefits under the plan. For NEOs other than Mr. Leno, eligibility means that the sum of the executive officer's age and years of service must equal 65, provided the executive officer is at least 55 years old and has completed at least 5 years of service with us. Mr. Leno is eligible to receive benefits under the Executive Retirement Plan after 3 years of service, generally, and immediately if Mr. Leno is involuntarily terminated without cause or in connection with a change of control. Messrs. LaViolette, Colen and Gilbert have not yet met the eligibility thresholds for our Executive Retirement Plan, and instead are eligible to receive benefits under our Severance Pay Plan, which is available generally to all of our employees without discrimination in scope, terms or operation and, accordingly, benefits pursuant to it are not disclosed on these tables. For a further description of our Executive Retirement Plan and our Severance Pay Plan, see the Compensation Discussion & Analysis beginning on page 22.
(7)
Pursuant to the terms of Mr. Leno's offer letter, he is eligible for our Executive Retirement Plan if he is involuntarily terminated without cause and therefore is not eligible for Health and Welfare benefits or Post-Termination Life Insurance in that circumstance. Messrs. LaViolette, Colen and Gilbert are eligible for Health and Welfare benefits and Post-Termination Life Insurance under our Severance Pay Plan if any of them are involuntarily terminated without cause. Our Severance Pay Plan is available generally to all of our employees without discrimination in scope, terms or operation and therefore these benefits are not disclosed on these tables.
(8)
Amounts in the Executive Life Payment row represent amounts the NEO was paid in 2007 for Executive Life Insurance in lieu of Company-paid life insurance, including a "gross-up" amount to cover related tax obligations. These payments continue until the earlier of death or a specified number of years and are not presently calculable. Only Messrs. LaViolette and Colen participate in this program. The annual premium, the amount of gross-up related to tax obligations and the number of years remaining under each policy are listed below:
Name	Annual Premium	2007 Tax Gross-Up	Remaining Years under Universal Life Policy
Paul A. LaViolette	$49,557	$37,837	14
Fredericus A. Colen	$27,634	$26,435	10

(9)	At December 31, 2007, the NEOs do not have any in-the-money unvested stock options.
(10)
The amounts related to acceleration of deferred stock units represent the value of the number of accelerated deferred stock units held by each NEO as of December 31, 2007, calculated by multiplying the number of accelerated deferred stock units by $11.63 (the closing price of our common stock on December 31, 2007) or, in the case of Mr. Best, by $15.51 (the closing price of our common stock on July 7, 2007, his retirement date).
(11)
On February 28, 2006, Mr. Tobin was awarded 2,000,000 performance-based deferred stock units, 50% of which will be issued on December 31, 2008 if our stock price reaches the prices per share set forth below, and 50% of which will be issued on December 31, 2009 if our stock price reaches the prices per share set forth below (units that do not vest on December 31, 2008 may vest on December 31, 2009 if the 2009 prices per share are reached):
Share Performance Price	% of Restrictions that Lapse	12/31/08 Measurement Date	12/31/09 Measurement Date	Total Shares Earned
$75 and above	100%	1,000,000	1,000,000	2,000,000
$60	80%	800,000	800,000	1,600,000
$50	60%	600,000	600,000	1,200,000
$40	40%	400,000	400,000	800,000
$35	20%	200,000	200,000	400,000
Below $35	0%	0	0	0

In the event of termination resulting from Mr. Tobin's Disability, Death, Involuntary Termination without Cause or Termination Following a Change in Control, the number of shares to be issued to Mr. Tobin at that time under his performance share award will be determined in accordance with the performance criteria set forth above.

EQUITY COMPENSATION PLANS

        The following table summarizes information as of December 31, 2007 relating to our equity compensation plans pursuant to which grants of options, deferred stock units, restricted stock grants or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities) Reflected in Column(a) (c)
Equity compensation plans approved by security holders(1)	58,840,728	$12.84	(2)	39,337,341
Equity compensation plans not approved by security holders(3)	0	$0		0

Total	58,840,728	$12.84	(2)	39,337,341

(1)	Amounts include outstanding options under our 1992, 1995, 2000 and 2003 Long-Term Incentive Plans and our 1992 Non-Employee Directors' Stock Option Plan. The amount in column (c) includes 16,456,346 shares available for purchase by employees under our Global Employee Stock Ownership Plan, which are not available for grant in any other form. Our 1992 Long-Term Incentive and 1992 Non-Employee Directors' Stock Option Plans expired on March 31, 2002 and our 1995 Long-Term Incentive Plan expired on May 9, 2005, after which time grants were only issued under our 2000 and 2003 Long-Term Incentive Plans. As of December 31, 2007, there were 1,878,796 shares available for issuance under our 2000 Long-Term Incentive Plan and 21,002,199 shares available for issuance under our 2003 Long-Term Incentive Plan. Amounts in column (a) also include 18,136,051 shares awarded under our 2000 and 2003 Long-Term Incentive Plans in the form of deferred stock units and restricted stock.
(2)	This weighted average exercise price includes the value of outstanding deferred stock units and restricted stock.
(3)
We have acquired a number of companies over the past several years. From time to time, we have assumed the acquired company's incentive plan(s), including the outstanding options and warrants, if any, granted under those plan(s). No further options are granted under the assumed plans beyond those assumed in connection with the acquisitions. Assumed options that terminate prior to expiration are not available for re-grant. As of December 31, 2007, the aggregate number of shares to be issued under the assumed plans totaled 28,036,616. The weighted average exercise price of these options is $13.97.

DIRECTOR COMPENSATION

        We use a combination of cash and equity incentive compensation to compensate our non-employee directors. To determine the appropriate level of compensation, we rely on the consulting services of Watson Wyatt and publicly available data describing director compensation in peer companies. We also take into consideration the significant amount of time and dedication required by our directors to fulfill their duties on our Board and Board committees as well as the need to continue to attract highly qualified candidates to serve on our Board. In 2007, we adjusted our director compensation as follows:

        Non-employee Directors.    We compensate our non-employee directors (other than the Chairman of the Board) as follows:

  •
  An annual retainer of $60,000;

  •
  An annual grant of the number of shares of restricted stock determined by dividing $120,000 by the fair market value of our stock on the date of grant;

  •
  An annual fee of $20,000 for the chair of each of our committees.

        Employee Directors.    Directors who are also employees of the Company receive no additional compensation for serving on the Board or its committees.

        Chairman of the Board.    Our Chairman of the Board receives an annual retainer of $210,000 and an annual grant of the number of shares of our restricted stock determined by dividing $120,000 by the fair market value of our stock at the close of market on the date of grant.

        In addition, we pay or reimburse our directors for transportation, hotel, food and other incidental expenses incurred in connection with attending Board and committee meetings and participating in director education programs.

        We grant restricted stock awards to our non-employee directors at no charge, but they are subject to forfeiture restrictions. The shares become free from restriction upon the expiration of each director's current term of office. The annual restricted stock awards are generally made on the date of each Annual Meeting, but if a director is elected to the Board on a date other than the Annual Meeting, a restricted stock award may be made on the date the director is first elected to the Board.

        Non-employee directors may, by written election, defer receipt of all or a portion of the annual cash retainer, committee chair fees and the restricted stock award under our Deferred Compensation Program until he or she retires from our Board. Cash amounts deferred can be invested in common stock equivalents or another investment option in which we credit the amount deferred, plus accrued interest (compounded annually based upon the Moody's Composite Yield on Seasoned Corporate Bonds as reported for the month of September of each calendar year). Amounts are only payable after a director's termination of Board service, and may be either paid as a lump sum or in installments previously specified by the director at the time of election.

DIRECTOR COMPENSATION IN FISCAL 2007

        The table below summarizes the compensation we paid to our non-employee directors for the year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
John E. Abele	$60,000	$53,646	$0	$1,216,342	$1,329,988
Ursula M. Burns	$76,511	$76,686	$5,230	$0	$158,427
Nancy-Ann DeParle	$60,000	$100,358	$0	$0	$160,358
J. Raymond Elliott(2)	$19,239	$14,597	$0	$0	$33,836
Joel L. Fleishman	$80,000	$53,625	$5,230	$0	$138,855
Marye Anne Fox	$60,000	$76,686	$5,230	$0	$141,916
Ray J. Groves	$76,511	$152,752	$5,230	$0	$234,493
Kristina M. Johnson	$60,000	$54,016	$0	$0	$114,016
Ernest Mario	$76,511	$50,409	$5,230	$0	$132,150
N.J. Nicholas, Jr.	$60,000	$76,686	$5,230	$0	$141,916
Pete M. Nicholas	$210,000	$187,007	$0	$1,447,285	$1,844,292
John E. Pepper	$60,000	$67,752	$5,230	$0	$132,982
Uwe E. Reinhardt	$60,000	$53,625	$5,230	$0	$118,855
Warren B. Rudman	$93,022	$152,752	$5,230	$0	$251,004

(1)	James R. Tobin, a director and our President and Chief Executive Officer, is an employee and is not included in this table. Mr. Tobin's compensation is discussed in our Compensation Discussion & Analysis beginning on page 22 and in the Summary Compensation Table beginning on page 44.
(2)	Mr. Elliott was elected as a director in September 2007.
(3)
The following non-employee directors elected to defer all or a portion of their 2007 annual cash retainers in the form of common stock equivalent units in accordance with our Deferred Compensation Plan available to non-employee directors:
Name	2007 Cash Deferred	Common Stock Equivalent Units
Ursula M. Burns	$76,511	5,065
J. Raymond Elliott	$19,239	1,340
Marye Anne Fox	$30,000	1,980
Ray J. Groves	$76,511	5,065
Ernest Mario	$76,511	5,065
N.J. Nicholas, Jr.	$60,000	3,960
John E. Pepper	$45,000	2,969
Warren B. Rudman	$93,022	6,170
In addition, Marye Anne Fox and John Pepper elected to defer a portion of their 2007 cash retainer under the Moody's investment option provided under the Deferred Compensation Plan.

(4)	The amounts reflected in this column represent the amount of expense we recognized for each director's awards during 2007. Under our director compensation program, each non-employee director, with the exception of Mr. Elliott, was granted a restricted stock award on May 8, 2007 in the amount of shares equal to the grant date fair value of $120,000, or 7,238 shares. Mr. Elliott became a director on September 5, 2007 and received a grant of restricted stock equal to the amount of shares equal to $120,000 on that date. The restricted stock awards vest upon the expiration of each director's current term of office.
The aggregate total number of outstanding unvested restricted awards at December 31, 2007 is shown below:
Name	Grant Date	Number of Shares	Grant Date Fair Value		Vesting Date
John E. Abele	7/25/06 5/8/07	4,782 7,238	$ $	80,000 120,000	May 2009* May 2009*
Ursula M. Burns	5/8/07	7,238		$120,000	May 6, 2008
Nancy-Ann DeParle	7/25/06 5/8/07	4,782 7,238	$ $	80,000 120,000	May 6, 2008 May 6, 2008
J. Raymond Elliott	9/5/07	9,160		$120,000	May 6, 2008
Joel L. Fleishman	7/25/06 5/8/07	4,782 7,238	$ $	80,000 120,000	May 2009* May 2009*
Marye Anne Fox	5/8/07	7,238		$120,000	May 6, 2008
Ray J. Groves	5/10/05 7/25/06 5/8/07	2,000 4,782 7,238	$ $ $	59,500 80,000 120,000	May 6, 2008 May 6, 2008 May 6, 2008
Kristina M. Johnson	7/25/06 5/8/07	4,782 7,238	$ $	80,000 120,000	May 2009* May 2009*
Ernest Mario	7/25/06 5/8/07	4,782 7,238	$ $	80,000 120,000	May 2009* May 2009*
N.J. Nicholas, Jr.	5/8/07	7,238		$120,000	May 6, 2008
Pete M. Nicholas	5/10/05 7/25/06 5/8/07	3,000 7,173 7,238	$ $ $	89,250 120,000 120,000	May 6, 2008 May 6, 2008 May 6, 2008
John E. Pepper	5/8/07	7,238		$120,000	May 6, 2008
Uwe Reinhardt	7/25/06 5/8/07	4,782 7,238	$ $	80,000 120,000	May 2009* May 2009*
Warren B. Rudman	5/10/05 7/25/06 5/8/07	2,000 4,782 7,238	$ $ $	59,500 80,000 120,000	May 6, 2008 May 6, 2008 May 6, 2008
TOTAL		155,683
*These shares of restricted stock will vest on the day of our Annual Meeting of Stockholders to be held in May 2009.
The following directors deferred receipt of these shares under and in accordance with the terms of our Deferred Compensation Plan:
Name	No. of Shares
Ursula M. Burns	7,238
Nancy-Ann DeParle	7,238
J. Raymond Elliott	9,160
Marye Anne Fox	7,238
Ray J. Groves	7,238
Kristina M. Johnson	7,238
Ernest Mario	7,238
N.J. Nicholas, Jr.	7,238
John E. Pepper	7,238
Warren B. Rudman	7,238

(5)	No stock options were granted to non-employee directors in 2007. The amounts in this column reflect the expenses related to stock options granted in prior periods and recognized in our 2007 financial statements as described in Statement of Financial Accounting Standards No.123(R). For a discussion of the valuation assumptions, see Note N to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. Aggregate total numbers of stock option awards (vested and unvested) outstanding at December 31, 2007 are shown below. Mr. Elliott joined the Board in 2007 and has not received stock options.
Name	Outstanding Stock Options
John E. Abele	2,000
Ursula M. Burns	12,000
Nancy-Ann DeParle	50,000
Joel L. Fleishman	40,000
Marye Anne Fox	16,000
Ray J. Groves	32,000
Kristina M. Johnson	55,227
Ernest Mario	5,333
N.J. Nicholas, Jr.	25,334
Pete M. Nicholas	1,247,500
John E. Pepper	8,000
Uwe Reinhardt	12,000
Warren B. Rudman	24,000
TOTAL	1,537,394

(6)	The numbers reflected in this column include all other compensation received by the following directors in 2007:
Name	Annual Founder's Benefits(a)	Medical Benefits(a)	Long Term Care(a)	Charitable Donation(a)	Executive Life Insurance(b)	Other Perquisites(c)	Total
John E. Abele	$150,000	$12,779	$10,324	$1,000,000	$43,239	0	$1,216,342
Pete M. Nicholas	$225,000	$10,926	$14,011	$1,000,000	$166,483	$30,865	$1,447,285

(a)	Amounts included in these columns reflect payments due to each of our founders following their retirement as employees in May 2005.
(b)
Amounts in this column attributable to Mr. Abele include imputed income and a gross-up amount of $18,052 to cover tax obligations related to the termination of a previously established split dollar life insurance program. Amounts attributable to Mr. Nicholas include amounts to fund premiums for universal life insurance, imputed income related to the termination of a previously established split dollar life insurance program and a gross up amount of $73,942 to cover related tax obligations.
(c)	This column includes amounts paid for transportation services for Mr. Nicholas.

        In May 2005, Pete M. Nicholas, our co-founder and Chairman of the Board, and John E. Abele, our co-founder, retired as employees of Boston Scientific. In connection with their retirement:

  •
  Mr. Nicholas receives an annual payment of $225,000 for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus." We will continue to fund his existing long-term care insurance and executive life insurance. Mr. Nicholas will continue to have the use of an office at our Natick headquarters or other Boston Scientific facilities and secretarial and administrative support, on an as-needed basis. We will also make a one-time charitable donation of up to $1 million to any qualified charitable organization designated by Mr. Nicholas; and

  •
  Mr. Abele receives an annual payment of $150,000 for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus." We will continue to fund his existing long-term care insurance and executive life insurance. Mr. Abele will continue to have the use of an office at our Natick headquarters or other Boston Scientific facilities and secretarial and administrative support, on an as-needed basis. We will also make a one-time charitable donation of up to $1 million to any qualified charitable organization designated by Mr. Abele.

        Mr. Nicholas continues to serve as Chairman of our Board of Directors and will receive the Chairman of the Board compensation as described above. Mr. Abele continues to serve on our Board of Directors and will receive the non-employee director compensation as described above.

EXECUTIVE OFFICERS

Our executive officers as of March 31, 2008

        As of March 31, 2008, our executive officers were:

Name	Title
James R. Tobin	Director, President and Chief Executive Officer
Donald S. Baim	Executive Vice President and Chief Medical and Scientific Officer
Brian R. Burns	Senior Vice President, Quality
Fredericus A. Colen	Executive Vice President, Operations and Technology, CRM
Paul Donovan	Senior Vice President, Corporate Communications
James Gilbert	Executive Vice President, Strategy and Business Development
William Kucheman	Senior Vice President and Group President, Interventional Cardiology
Paul A. LaViolette	Chief Operating Officer
Sam R. Leno	Executive Vice President, Finance and Information Systems and Chief Financial Officer
William F. McConnell, Jr.	Senior Vice President, Sales, Marketing and Administration, CRM
David McFaul	Senior Vice President, International
Stephen F. Moreci	Senior Vice President and Group President, Endosurgery
Kenneth J. Pucel	Executive Vice President, Operations
Lucia L. Quinn	Executive Vice President, Human Resources

Additional information about our executive officers

        In accordance with SEC rules, biographical information concerning our executive officers and their ages can be found under the caption "Directors, Executive Officers and Corporate Governance" in our 2007 Annual Report on Form 10-K for the year ended December 31, 2007.

STOCK OWNERSHIP

Stock ownership of our largest stockholders

        Set forth below are stockholders known by us to beneficially own more than 5% of our common stock. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. Unless otherwise indicated, the persons and entities named below have sole voting and investment power over the shares listed. The table below outlines, as of February 29, 2008, the beneficial ownership of these individuals and entities. As of February 29, 2008, there were 1,494,867,717 shares of our common stock outstanding.

Name and Address	Number of Shares Beneficially Owned		Percent of Shares Outstanding
Brandes Investment Partners, LP 11988 El Camino Real, Suite 500 San Diego, CA 92130	75,927,882	(1)	5.1%
Dodge + Cox 555 California Street 40th Floor San Francisco, CA 94104	79,198,502	(1)	5.3%

(1)	As reported to the SEC on Schedule 13G.

Stock ownership of our directors and executive officers

        The following table shows, as of February 29, 2008, the amount of our common stock beneficially owned by:

  (1)
  our directors and director nominees;

  (2)
  our executive officers named in the Summary Compensation Table above; and

  (3)
  all of our directors and executive officers as a group.

        "Beneficial ownership" includes those shares the reporting person has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding
John E. Abele(1)	58,609,458	3.9%
Ursula M. Burns(2)	44,853	*
Nancy-Ann DeParle(3)	62,020	*
J. Raymond Elliott(4)	9,160	*
Joel L. Fleishman(5)	159,920	*
Marye Anne Fox(6)	46,667	*
Ray J. Groves(7)	68,520	*
Kristina M. Johnson(8)	67,247	*
Ernest Mario(9)	117,386	*
N.J. Nicholas, Jr.(10)	2,652,041	*
Pete M. Nicholas(11)	70,333,927	4.7%
John E. Pepper(12)	60,845	*
Uwe E. Reinhardt(13)	51,353	*
Warren B. Rudman(14)	58,353	*
James R. Tobin(15)	3,534,933	*
Sam R. Leno	5,500	*
Lawrence C. Best(16)	2,134,584	*
Fredericus A. Colen(17)	348,674	*
Paul A. LaViolette(18)	1,045,089	*
James Gilbert(19)	260,029	*
All directors and executive officers as a group (31 persons)(20)	142,435,633	9.5%

*	Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.
(1)
Mr. Abele's beneficial ownership includes 3,540,500 shares of stock held by a charitable trust of which Mr. Abele shares voting and investment control, 12,020 shares of restricted stock, subject to certain forfeiture provisions, granted pursuant to our 2003 Long-Term Incentive Plan, as to which Mr. Abele has sole voting but not investment power, 361,438 shares of common stock held by a trust of which Mr. Abele shares voting and investment control and 2,000 shares of common stock subject to exercisable options granted pursuant to our 2003 Long-Term Incentive Plan. It also includes 400,000 shares held by Mary S. Abele, Mr. Abele's spouse, with respect to which Mr. Abele disclaims beneficial ownership. Mr. Abele maintains credit line accounts and margin securities accounts at brokerage firms, and the positions held in such accounts, which may from time to time include shares of our common stock, are pledged as collateral security for the repayment of debit balances in the accounts, if any. As of December 31, 2007, Mr. Abele held an aggregate of 51,384,488 shares of our common stock in those accounts.

(2)
Ms. Burns' beneficial ownership includes 11,333 shares of common stock subject to exercisable options granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and 20,020 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 13,475 common stock equivalents which Ms. Burns has deferred pursuant to our Deferred Compensation Plan, which will be payable in cash upon her retirement from the Board.
(3)
Ms. DeParle's beneficial ownership includes 50,000 shares of common stock subject to exercisable options granted pursuant to legacy Guidant stock option plans assumed by Boston Scientific, 4,782 shares of restricted stock, subject to certain tax withholding and forfeiture provisions, granted pursuant to our 2003 Long-Term Incentive Plan, as to which Ms. DeParle has sole voting but not investment power, and 7,238 shares of restricted stock granted pursuant to our 2003 Long-Term Incentive Plan and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors.
(4)
Mr. Elliott's beneficial ownership includes 9,160 shares of restricted stock granted pursuant to our 2003 Long-Term Incentive Plan and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 1,240 common stock equivalents which Mr. Elliott has deferred under our Deferred Compensation Plan, which will be payable in cash upon his retirement from the Board.
(5)
Mr. Fleishman's beneficial ownership includes 39,333 shares of common stock subject to exercisable options granted pursuant to our 1992 Non-Employee Directors' Stock Option and 2000 and 2003 Long-Term Incentive Plans, and 12,020 shares of restricted stock, subject to certain tax withholding and forfeiture provisions, granted pursuant to our 2000 and 2003 Long-Term Incentive Plans, as to which Mr. Fleishman has sole voting but not investment power and 4,000 shares of restricted stock granted pursuant to our 2000 Long-Term Incentive Plan and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 18,250 shares held by a charitable foundation of which Mr. Fleishman is the president and as to which Mr. Fleishman disclaims beneficial ownership. Mr. Fleishman maintains margin securities accounts at brokerage firms, and the positions held in such margin accounts, which may from time to time include shares of our common stock, are pledged as collateral security for the repayment of debit balances in the accounts, if any. As of December 31, 2007, Mr. Fleishman held 116,587 shares of our common stock in such accounts.
(6)
Dr. Fox's beneficial ownership includes 15,333 shares of common stock subject to exercisable options granted pursuant to our 1992 Non-Employee Directors' Stock Option and 2000 and 2003 Long-Term Incentive Plans, 704 shares owned by Dr. Fox's spouse as to which she disclaims beneficial ownership and 24,020 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 10,561 common stock equivalents which Dr. Fox has deferred under our Deferred Compensation Plan, which will be payable in cash upon her retirement from the Board.
(7)
Mr. Groves' beneficial ownership includes 31,333 shares of common stock subject to exercisable options granted pursuant to our 1992 Non-Employee Directors' Stock Option and 2000 and 2003 Long-Term Incentive Plans and 28,020 shares of restricted stock, granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 27,297 common stock equivalents which Mr. Groves has deferred under our Deferred Compensation Plan, which will be payable in cash upon his retirement from the Board.
(8)
Dr. Johnson's beneficial ownership includes 55,227 shares of common stock subject to exercisable options granted pursuant to legacy Guidant stock option plans assumed by Boston Scientific and 12,020 shares of restricted stock granted pursuant to our 2003 Long-Term Incentive Plan and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 636 common stock equivalents which Dr. Johnson has deferred under our Deferred Compensation Plan, which will be payable in cash upon her retirement from the Board.
(9)
Dr. Mario's beneficial ownership includes 4,666 shares of common stock subject to exercisable options granted pursuant to our 2000 and 2003 Long Term Incentive Plans, 20,000 shares held by a self-directed IRA and 28,020 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 17,593 common stock equivalents which Dr. Mario has deferred under our Deferred Compensation Plan, which will be payable in cash upon his retirement from the Board.
(10)
N.J. Nicholas, Jr.'s beneficial ownership includes 24,667 shares of common stock subject to exercisable options granted pursuant to our 1992 Non-Employee Directors' Stock Option and 2000 and 2003 Long-Term Incentive Plans, 51,266 shares of stock held by N. J. Nicholas, Jr., as sole trustee of a revocable trust and 2,413,088 shares of stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr., as trustees of an irrevocable trust for the benefit of Pete M. Nicholas' children and spouse as to which N. J. Nicholas, Jr. disclaims beneficial ownership, 100,000 shares held in an IRA, 35,000 shares held in a charitable trust of which N.J. Nicholas, Jr. is a trustee and to which he disclaims beneficial ownership and 28,020 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes an aggregate of 152,000 shares held by Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as Trustees of five irrevocable trusts for the benefit of N. J. Nicholas, Jr.'s children as to which N. J. Nicholas, Jr. disclaims beneficial ownership and 30,353 common stock equivalents which N. J. Nicholas, Jr. has deferred pursuant to our Deferred Compensation Plan, which will be payable in cash upon his retirement from the Board.

(11)
Pete M. Nicholas' beneficial ownership includes 54,635,185 shares of common stock held by Promerica, L.P., a family limited partnership of which Pete M. Nicholas is general partner and as to which he is deemed to have beneficial ownership, 3,350,086 shares held jointly by Pete M. Nicholas and his spouse, with whom he shares voting and investment power, 17,411 shares of restricted stock, subject to certain forfeiture provisions, granted pursuant to our 2003 Long-Term Incentive Plan, as to which Pete M. Nicholas has sole voting but not investment power, and 1,247,500 shares of common stock subject to exercisable options granted pursuant to our 1995, 2000 and 2003 Long-Term Incentive Plans. It also includes an aggregate of 152,000 shares held by Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as trustees of five irrevocable trusts for the benefit of N.J. Nicholas, Jr.'s children as to which Pete M. Nicholas disclaims beneficial ownership. It excludes 2,413,088 shares of stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr., as Trustees of an irrevocable trust for the benefit of Pete M. Nicholas' children and spouse, as to which Pete M. Nicholas disclaims beneficial ownership. Pete M. Nicholas and Promerica, L.P. maintain margin securities accounts at brokerage firms, and the positions held in such margin accounts, which may from time to time include shares of our common stock, are pledged as collateral security for the repayment of debit balances in the accounts, if any. As of December 31, 2007, Pete M. Nicholas and Promerica, L.P. held 12,591,772 shares and 54,635,185 shares, respectively, of our common stock in such accounts.
(12)
Mr. Pepper's beneficial ownership includes 7,333 shares of common stock subject to exercisable options granted pursuant to our 2000 and 2003 Long-Term Incentive Plans, 43,400 shares owned by a grantor retained annuity trust as to which he disclaims beneficial ownership and 12,020 shares of restricted stock granted pursuant to our 2003 Long-Term Incentive Plan and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 6,112 common stock equivalents which Mr. Pepper has deferred under our Deferred Compensation Plan, which will be payable in cash upon his retirement from the Board.
(13)
Dr. Reinhardt's beneficial ownership includes 11,333 shares of common stock subject to exercisable options granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and 12,020 shares of restricted stock, subject to certain forfeiture provisions, granted pursuant to our 2000 and 2003 Long-Term Incentive Plans, as to which Dr. Reinhardt has sole voting but not investment power. It also includes 5,000 shares of stock held by Dr. Reinhardt's spouse, as to which he disclaims beneficial ownership.
(14)
Senator Rudman's beneficial ownership includes 23,333 shares of common stock subject to exercisable options granted pursuant to our 1992 Non-Employee Directors' Stock Option and 2000 and 2003 Long-Term Incentive Plans, 1,000 shares of stock owned by Senator Rudman's spouse as to which he disclaims beneficial ownership and 28,020 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Deferred Compensation Plan offered to non-employee directors. It excludes 27,705 common stock equivalents which Senator Rudman has deferred under our Deferred Compensation Plan, which will be payable in cash upon his retirement from the Board.
(15)
Mr. Tobin's beneficial ownership includes 3,318,750 shares of common stock subject to exercisable options granted pursuant to our 1995, 2000 and 2003 Long-Term Incentive Plans and 16,183 shares held in Mr. Tobin's 401(k) account.
(16)
Mr. Best's beneficial ownership includes 1,814,800 shares of common stock subject to exercisable options granted pursuant to our 1995, 2000 and 2003 Long-Term Investment Plans and 10,395 shares held in Mr. Best's 401(k) account.
(17)	Mr. Colen's beneficial ownership includes 340,674 shares of common stock subject to exercisable options granted pursuant to our 1995, 2000 and 2003 Long-Term Incentive Plans.
(18)
Mr. LaViolette's beneficial ownership includes 980,000 shares of common stock subject to exercisable options granted pursuant to our 1995, 2000 and 2003 Long-Term Incentive Plans and 15,666 shares held in Mr. LaViolette's 401(k) account.
(19)	Mr. Gilbert's beneficial ownership includes 237,630 shares of common stock subject to exercisable options granted pursuant to our 2003 Long-Term Incentive Plan.
(20)
Please refer to footnotes 1 through 19 above. This total includes an aggregate of 10,664,654 shares of common stock subject to exercisable options granted pursuant to our 1992 Non-Employee Directors' Stock Option and our 1995, 2000 and 2003 Long-Term Incentive Plans.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and has other responsibilities set forth in the Audit Committee charter, which can be found on the Company's website at www.bostonscientific.com. Management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the independent auditors with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1) and considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with the Company's internal auditors and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets at least quarterly with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 which has been filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2008.

        This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.

THE AUDIT COMMITTEE

JOEL L. FLEISHMAN,Chairman J. RAYMOND ELLIOTT MARYE ANNE FOX	ERNEST MARIO UWE E. REINHARDT

Proposal 2: Approval of an Amendment and Restatement of our 2003 Long-Term Incentive Plan.

        On February 26, 2008, upon the recommendation of the Executive Compensation and Human Resources Committee of our Board of Directors (the "Compensation Committee"), our Board of Directors adopted, subject to stockholder approval, an amendment and restatement of our 2003 Long-Term Incentive Plan (the "2003 LTIP" or the "Plan"). The amendment and restatement, if approved, would (i) increase the maximum number of shares available for issuance under the 2003 LTIP from 50,000,000 shares of our common stock to 120,000,000 shares of our common stock, (ii) limit the number of restricted stock and deferred stock units available for grant under the Plan to 40,000,000 shares, and (iii) clarify certain other administrative and tax related provisions contained in our Plan. This proposed amendment and restatement will be effective as of June 1, 2008 if approved by our stockholders at this Annual Meeting. The full text of the amended and restated Plan is attached as Appendix A, with deletions indicated by strikethroughs and additions indicated by underlining. Capitalized terms not defined in this Proposal 2 have the meanings assigned to them in the 2003 LTIP.

        Our stockholders are also being asked to approve the amendment and restatement in order to satisfy rules and regulations of the New York Stock Exchange relating to equity compensation, to qualify compensation under the 2003 LTIP as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and to qualify options for treatment as incentive stock options for purposes of Section 422 of the Code in the event the Compensation Committee decides to grant incentive stock options in the future.

        This amendment and restatement, if approved, will allow us to continue to incent our key employees with long-term compensation awards, such as stock options, deferred stock units and restricted stock. Equity incentives form an integral part of the compensation paid to many of our employees, particularly those in positions of key importance. The approval of this amendment and restatement of the 2003 LTIP is critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry.

        The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting is required to approve the amendment to and restatement of the 2003 LTIP.

Summary of the Boston Scientific Corporation 2003 Long-Term Incentive Plan

        The following is a summary of the principal features of the 2003 LTIP as proposed to be amended and restated.

History

        The 2003 LTIP was initially approved by our Board of Directors on February 25, 2003 and adopted by our stockholders on May 6, 2003. The 2003 LTIP was subsequently amended by the Board of Directors on May 9, 2005 to provide for certain administrative changes and clarifications.

General

        The 2003 LTIP provides for the grant of restricted or unrestricted common stock, deferred stock units, options to acquire our Stock, share appreciation rights, performance awards and other stock and non-stock awards (collectively, "Awards") under the direction of the Compensation Committee. The Compensation Committee consists solely of non-employee directors.

        Currently, an aggregate of 50,000,000 shares of our common stock, $.01 par value per share, has been reserved for issuance under the 2003 LTIP (subject only to adjustment in the event of stock splits and other similar events). As of February 15, 2008, 6,855,768 authorized shares of Stock remain available for issuance under the 2003 LTIP. We also have a 2000 Long-Term Incentive Plan. As of February 15, 2008, 2,144,088 authorized shares of Stock remained available for issuance under the 2000 Long-Term Incentive Plan. The closing sale price of our common stock on March 17, 2008, as reported by the New York Stock Exchange, was $12.20 per share.

        If approved, effective June 1, 2008, the total number of shares of our common stock that may be issued as Awards under the 2003 LTIP will be increased by 70,000,000 shares to a total of 120,000,000 shares, and no more than 40,000,000 shares may be awarded after June 1, 2008 in the form of awards not requiring exercise. We may issue authorized and unissued common stock or shares available in treasury under the 2003 LTIP. The fair market value of a share of our common stock, for purposes of the Plan, will be the closing sale price as reported on the New York Stock Exchange on the date in question or, if not a trading day, on the next trading date.

        The number of shares covered by an Award will reduce the number of shares available for future Awards under the 2003 LTIP. If an Award expires, terminates, or is forfeited or cancelled without having been exercised in full, or in the case of an Award not requiring exercise, is forfeited or cancelled, in whole or in part, those shares will be added back to the remaining available shares under the 2003 LTIP. Shares withheld or delivered to satisfy payment of the exercise price or any tax withholding obligation are not available for issuance as new Awards.

Administration

        The 2003 LTIP is administered by the Compensation Committee, which consists of five non-employee directors: currently, Ursula M. Burns, Nancy-Ann DeParle, Ray J. Groves, Kristina M. Johnson and Senator Warren B. Rudman. Subject to the terms of the 2003 LTIP, the Compensation Committee has full authority to administer the 2003 LTIP in all respects, including: (i) selecting the individuals who are to receive Awards under the 2003 LTIP; (ii) determining the specific form of any Award; (iii) setting the specific terms and conditions of each Award; and (iv) creating subplans for non-U.S. participants. Our senior legal and human resources representatives are also authorized to take ministerial actions as necessary to implement the 2003 LTIP and Awards issued under the 2003 LTIP.

Eligibility

        Employees, directors and other individuals who provide services to us, our affiliates and subsidiaries who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success, our affiliates and subsidiaries are eligible for Awards under the 2003 LTIP.

Amount of Awards.

        The value of shares or other Awards to be granted to any recipient under the amended and restated 2003 LTIP are established by the Compensation Committee and are not presently determinable. However, the 2003 LTIP restricts the number of shares and the value of Awards not based on shares which may be granted to any individual during a calendar year or performance period. In particular, the 2003 LTIP limits to 2,000,000 the number of shares for which options, stock appreciation rights or other stock Awards may be granted to an individual in a calendar year and limits to $2,500,000 the value of non-stock-based Awards that may be paid to an individual with respect to a performance period (however, the maximum that may be paid for performance periods of shorter or longer than a fiscal year shall be adjusted). These restrictions were adopted by the Board of Directors primarily as a means of complying with Section 162(m) of the Code, which deals with the deductibility of compensation for any of the chief executive officer and the four other most highly-paid executive officers, and are not indicative of historical or contemplated Awards made or to be made to any individual under the 2003 LTIP.

Types of Awards

        As described in our Compensation Discussion & Analysis beginning on page 22, during 2007, our equity incentive awards were made primarily in the form of deferred stock units. In 2008, we made the majority of our annual grants to executives in the form of stock options in order to promote an alignment of interests with shareholders, and if this amendment and restatement to our 2003 LTIP is approved, we expect to continue this practice. The 2003 LTIP, however, provides for a variety of equity incentives to preserve flexibility. The types of awards that may be granted under the 2003 LTIP are described below.

        Stock Options.    The 2003 LTIP authorizes the grant of options to purchase shares of common stock, including options to employees intended to qualify as incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory options. The term of each option will not exceed ten years and each non-qualified stock option will be exercisable at a price per share not less than 100% of the fair market value of a share of common stock on the date of grant, and each incentive stock option will be exercisable at a price per share not less than 110% of the fair market value of a share of common stock on the date of grant. Optionees will pay the exercise price of an option in cash, shares of our common stock, through a broker-assisted cashless exercise (except for our affiliates), or as otherwise permitted by the Compensation Committee. Stock options granted under the 2003 LTIP are generally not transferable except upon a Participant's death, however non-qualified stock options may be transferred without consideration during a Participant's lifetime to certain Family Members. At the time of grant or thereafter, the Compensation Committee may determine the conditions under which stock options vest and remain exercisable. The exercise price for any stock option or other Award requiring exercise granted under the 2003 LTIP may not be decreased after the grant nor can any previously granted Stock-based Award requiring exercise be replaced or regranted without shareholder approval.

        In general, unless otherwise determined by the Compensation Committee, a stock option expires upon the earlier of (i) its stated expiration date or (ii) twelve months following termination of service (unless termination is due to death, disability, Retirement or Cause), or such other period specified in the grant agreement. Generally, in the event of death, disability or Retirement, unvested stock options automatically accelerate and remain exercisable for the stated term of the stock option. In the event of termination for Cause, all vested and unvested stock options are immediately cancelled. In the event of a Change in Control of the Company, stock options become immediately exercisable and may be converted into stock options for securities of the surviving party as determined by the Compensation Committee.

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights which pay, in cash or common stock, an amount generally equal to the difference between the fair market value of the common stock at the time of exercise of the right and at the time of grant of the right. We have not granted stock appreciation rights under the 2003 LTIP.

        Restricted and Unrestricted Stock.    The 2003 LTIP provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of Boston Scientific, including the right to vote the shares and to receive dividends. Generally, in the event of a Participant's death, disability or Retirement or in the event of a Change in Control, unvested restricted stock will become free of restriction. Other awards under the 2003 LTIP may also be settled with restricted stock. We make annual grants to our non-employee directors upon each director's re-election to serve another term of office. The restrictions expire at the end of the director's current term of office. Beginning in May 2009, each of our directors will serve one year terms.

        Deferred Stock Units.    The 2003 LTIP also provides for awards of deferred stock units ("DSUs"). DSUs are a promise to deliver stock or other securities in the future pursuant to terms that the Compensation Committee may specify. Awards of DSUs are generally subject to certain vesting and forfeiture conditions. Upon satisfaction of vesting and other conditions of the award, shares of common stock are issued to each participant. Generally, in the event of a Participant's death, disability or

Retirement or in the event of a Change in Control, unvested DSUs will vest and shares of common stock will be issued to each Participant. During the period prior to which the vesting and other conditions are satisfied, recipients of a DSU award do not have the right to vote the shares or to receive dividends.

        Other Awards.    In addition, the Compensation Committee may grant Awards of shares of common stock at a purchase price less than fair market value at the date of issuance, including zero. A recipient's right to retain these shares may be subject to conditions established by the Compensation Committee, if any, such as the performance of services for a specified period or the achievement of individual or corporate performance targets. The Compensation Committee may also issue shares of common stock or authorize cash or other payments under the 2003 LTIP in recognition of the achievement of certain performance objectives or in connection with annual bonus arrangements. Annual cash performance awards under our Performance Incentive Plan are paid to our employees under the 2003 LTIP.

        Performance Criteria.    The Compensation Committee may condition the exercisability, vesting or full enjoyment of an Award on specified Performance Criteria. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Code Section 162(m), Performance Criteria means an objectively determinable measure of performance relating to any of the following as specified by the Compensation Committee (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit ratings; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. Performance Criteria targets determined by the Compensation Committee need not be based upon an increase in any particular measure, a positive or improved result or avoidance of loss.

        Duration, Amendment and Termination.    Our Board of Directors may amend or terminate the 2003 LTIP at any time, except that any amendment or termination shall not affect any Award previously granted. The Compensation Committee may amend any outstanding Award for any purpose permitted by law. Neither the Compensation Committee nor the Board may, however, increase the maximum number of shares of common stock issuable under the 2003 LTIP or reprice an option granted under the 2003 LTIP without stockholder approval. The 2003 LTIP will terminate on February 25, 2013 (unless sooner terminated by our Board of Directors), and no further Awards may be granted following that date.

Federal Income Tax Consequences under the 2003 LTIP.

        The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting us and recipients of Awards that may be granted under the 2003 LTIP. Descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Plan is not a qualified plan under Section 401(a) of the Code.

        Stock Options.    Under the applicable Code provisions, an employee will generally recognize no income subject to federal income taxation upon either the grant or exercise of incentive stock options, although some optionees may be subject to an alternative minimum tax on the difference between the fair market value at the date of exercise and the exercise price of the stock option. We will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of the option. Generally, if an optionee disposes of shares of common stock issued upon exercise of an incentive stock option more than two years from the date the option was granted and more than one year after the exercise of the option, any gain on the disposition of the option shares equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. In that case, we would not be entitled to a deduction at the time the optionee sells the option shares. We have not granted incentive stock options under the 2003 LTIP.

        No taxable income will be recognized by an optionee upon the grant of a non-statutory stock option under the 2003 LTIP and we will not be allowed a deduction at that time. Upon the exercise of the option, however, the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the option price will be treated as ordinary income to the optionee in the year of exercise. Subject to compliance with applicable tax reporting requirements, we will be allowed an income tax deduction in the year of exercise of the option in an amount equal to the amount the optionee recognizes as ordinary income. Capital gains taxes may be payable by the optionee on the subsequent sale of the option shares.

        Restricted Stock and Deferred Stock Unit Awards.    The grant of Restricted Stock and DSU Awards under the 2003 LTIP will not result in federal income tax consequences to either us or the Award recipient. Once the Award is vested and the shares subject to the Award are issued, the Award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the Plan, those dividend amounts will also be included in the ordinary income of the recipient. We will generally be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a Restricted Stock Award may elect to include the value of the shares subject to a Restricted Stock Award in the recipient's income for federal income tax purposes when the award is made instead of when it vests. In that case, we will generally be allowed to claim a deduction, for compensation expense, in a like amount.

        Deduction Limits and Section 162(m) Awards.    Section 162(m) of the Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and our other NEOs. There is an exception to this limit for "qualified performance-based compensation." We have designed the 2003 LTIP with the intention that the stock options and certain other cash and stock-based awards that we grant will constitute qualified performance-based compensation. Awards of stock options and SARs granted under this 2003 LTIP will automatically qualify for the "performance-based compensation" exception under the Code pursuant to their expected terms. In addition, awards of restricted stock, DSUs or other non-stock based Awards made under the 2003 LTIP may qualify under Section 162(m) if they are granted in accordance with the conditions set forth in Section 162(m) of the Code. As a result, we do not believe that the $1 million limit will impair our ability to claim federal income tax deductions for compensation attributable to future performance-based awards granted under the 2003 LTIP.

        Section 409A.    Certain awards under the 2003 LTIP may be subject to the requirements applicable to nonqualified deferred compensation under Section 409A of the Code. Although we intend Awards to satisfy those requirements, if they do not, participants may be subject to additional income taxes and interest under Section 409A.

        Tax Treatment of Awards to Non-Employee Directors and to Employees outside of the United States.    The grant and exercise of options and Awards under this 2003 LTIP to non-employee directors and to employees outside of the United States may be taxed on a different basis.

Plan Benefits

        It is not presently possible to determine the dollar value of Award payments that may be made or the number of options, shares of restricted stock or DSUs or other Awards that may be granted under the amended and restated 2003 LTIP, if approved, in the future or the individuals who may be selected for such Awards because Awards under the 2003 LTIP are made at the discretion of the Compensation Committee. However, with respect to fiscal year 2007, stock option and DSU Awards were granted under the 2003 LTIP to our NEOs, as set forth in the Grant of Plan Based Awards table found on page 46. In addition, 1,500,000 stock options and 709,301 DSUs were awarded to all executive officers as a group during fiscal year 2007. Non-employee directors received a total of 103,254 shares of restricted stock during fiscal year 2007 as set forth in the Director Compensation table on page 62 of this proxy statement. Grants to employees other than executive officers of 469,000 stock options and 9,766,568 DSUs were awarded under the 2003 LTIP during fiscal year 2007.

        The Board of Directors of Boston Scientific has reviewed and unanimously approved the amendment and restatement to the 2003 LTIP, and recommends that stockholders approve the amendment and restatement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS
WILL BE SO VOTED UNLESS YOU OTHERWISE SPECIFY IN YOUR PROXY.

Proposal 3: Ratification of Appointment of Independent Auditors.

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent auditors for its fiscal year ending December 31, 2008. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular firm of independent auditors, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent auditors.

        During 2007, Ernst & Young LLP served as our independent auditors and also provided certain tax and other audit-related services. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and respond to appropriate questions and, if they desire, make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT AUDITORS FOR THE 2008 FISCAL YEAR.

Fees billed during 2006 and 2007 by Ernst & Young LLP for services provided
Type of Fees	2006	2007
Audit Fees(1)	$7,662,000	$8,513,300
Audit-Related Fees(2)	$457,000	$565,000
Tax Fees(3)	$1,753,000	$1,400,000
All Other Fees(4)	$6,000	$6,000

Total	$9,878,000	$10,484,300

(1)	Audit fees are fees on an accrual basis for professional services rendered in connection with our annual audit, internal control reporting, statutory filings and registration statements.
(2)
Audit-related fees are fees for services related to assistance with internal control reporting, acquisition due diligence, employee benefit plan audits, accounting consultation and compliance with regulatory requirements.
(3)	Tax fees are fees for tax services related to tax compliance, tax planning and tax advice.
(4)	All other fees are fees for an online accounting research tool.

Audit Committee's pre-approval policy

        It is the Audit Committee's policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent auditors. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee has approved all of Ernst & Young LLP's services for 2006 and 2007 and, in doing so has considered whether the provision of such service is compatible with maintaining independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, our directors, executive officers and persons holding more than 10% of our common stock are required to report their ownership of our common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2007. To the best of our knowledge, all of these filing requirements were timely satisfied by our directors, executive officers and 10% stockholders with the exception of the following Form 4 filed late due to our administrative oversight: one late Form 4 on behalf of Ms. Quinn reporting the vesting of an initial tranche of DSUs. In making these statements, we have relied upon the written representations of our directors, executive officers and 10% stockholders and copies of their reports that have been filed with the SEC.

STOCKHOLDER PROPOSALS

        In accordance with SEC regulations, in order to be considered for inclusion in next year's Proxy Statement, stockholder proposals and director recommendations or nominations for the 2009 Annual Meeting of Stockholders must be received on or before November 29, 2008. Please address your proposals to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

HOUSEHOLDING

        Applicable rules permit us and brokerage firms to send one notice or Annual Report and Proxy Statement to multiple stockholders who share the same address under certain circumstances. This practice is known as "householding." If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you are eligible for householding and you currently receive multiple copies of our notice or Annual Report and Proxy Statement but you wish to receive only one copy of each of these documents for your household, please contact our transfer agent by mail at BNY Mellon Shareowner Services, Proxy Processing, P.O. Box 3500, South Hackensack, New Jersey 07606-3500, by telephone at (800) 898-6713, or by using their website at www.bnymellon.com.

        If you wish to receive a separate proxy for the 2008 Annual Meeting or a 2007 Annual Report, you may find these materials on our website, www.bostonscientific.com, or you may request printed copies free of charge by contacting Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760-1537 or by calling (508) 650-8555.

OTHER INFORMATION

        Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website (www.bostonscientific.com) as soon as reasonably practicable after we electronically file the material with or furnish it to the SEC. Or you can find our filings on the website maintained by the SEC at www.sec.gov. Our Corporate Governance Guidelines, the charters of the standing committees of the Board, and Code of Conduct, which applies to all of our directors, employees and officers, including the Chief Executive Officer and Chief Financial Officer, are also available on our website. Printed copies of these materials are available free of charge to stockholders who request them in writing from Investor Relations at Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760-1537. Information on our website or connected to it is not incorporated by reference into this Proxy Statement.

APPENDIX A

BOSTON SCIENTIFIC CORPORATION

2003 LONG-TERM INCENTIVE PLAN

(As Amended and Restated June 1, 2008)

1.     ADMINISTRATION

        Subject to the express provisions of the Plan and except to the extent prohibited by applicable law, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once a written agreement evidencing an Award hereunder has been provided to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such delivery. Notwithstanding any other provision of the Plan or any Award agreement (except as provided in Section 5.a and 5.b.(1) herein), the Administrator may not amend, alter, suspend, discontinue or terminate the Plan or any Award previously granted, in whole or in part, without the approval of the stockholders of the Company that would (i) increase the total number of shares available for Awards under the Plan, or (ii) replace or regrant previously granted Stock-based Awards requiring exercise, or (iii) lower the exercise price of a previously granted Stock-based Award requiring exercise. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

        Notwithstanding any provision herein to the contrary, the Administrator may modify the terms of the Plan or may create one or more subplans, in each case on such terms as it deems necessary or appropriate, to provide for awards to non-U.S. participants; provided, that no such action by the Administrator shall increase the total number of shares issuable hereunder.

2.     LIMITS ON AWARD UNDER THE PLAN

        a.    Number of Shares.    Subject to the adjustment provisions in Section 5 below, a~~A~~ maximum of ~~50,000,000~~120,000,000 shares of Stock may be delivered in satisfaction of Awards under the Plan, provided that with respect to any new Award granted on or after June 1, 2008, no more than 40,000,000 shares of Stock may be available for Awards granted in any form provided for under the Plan other than Stock-based Awards requiring exercise. If an Award is denominated in shares of Stock, the number of shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of shares available for grant under the Plan. In determining the amount of shares available for issuance under the Plan, any Awards granted under the Plan that are cancelled, forfeited, or lapse shall become available again for issuance under the Plan. In determining the amount of shares available for issuance under the Plan, shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares are (i) shares that were subject to a Stock-based Award requiring exercise and were not issued upon the net settlement or net exercise of such Stock-based Award, (ii) shares subject to an Award that are withheld by, or otherwise remitted to, the Company (or to a broker in connection with a broker-assisted exercise of a Stock-based Award requiring exercise) to satisfy a Participant's exercise price obligation upon exercise, (iii) shares subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant's tax withholding obligation upon the lapse of restrictions of a Stock-based Award, (iv) previously owned shares of Stock delivered in satisfaction of a Participant's exercise price or tax withholding obligations in respect of any Award, or (v) shares repurchased on the open market with the proceeds from the exercise of a Stock-based Award.

        b.    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan. Cash may be paid in lieu of any fractional shares in settlement of Awards under the Plan.

        c.    Stock-Based Award Limits.    The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to

SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person in any calendar year shall each be 2,000,000. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

        d.    Other Award Limits.    No more than $2,500,000 may be paid to any individual for any fiscal year with respect to any Cash or Other Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). The maximum that may be paid for performance periods of shorter or longer than a fiscal year shall be correlatively adjusted. In applying the dollar limitation of the preceding sentence: (A) multiple Cash or Other Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $2,500,000 limit~~, and (B) multiple Cash or Other Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to separate $2,500,000 limits~~.

3.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.     RULES APPLICABLE TO AWARDS

        a.    ALL AWARDS

          (1)    Terms of Awards.    The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

          (2)    Performance Criteria.    Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

          (3)    ~~Alternative Settlement.    The Company may at any time extinguish rights under an Award in exchange for payment (subject in each case to the limitations of Section 2) in cash, Stock or other property on such terms as the Administrator determines. In those jurisdictions where forfeiture is not permitted under applicable law, the Company shall have right to repurchase, and the Participant shall have the obligation to sell and deliver, any and all Stock-based Awards held by the Participant at a price per share equal to the par value of the Company's Common Stock; in this event, the Participant hereby authorizes the Company to perform on his or her behalf all legal actions necessary to transfer ownership of the Stock-based Award back to the Company. (4)~~ Transferability Of Awards.    Awards may be transferred only as follows: (i) ISOs may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime may be exercised only by the Participant (or in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf); (ii) Stock Options other than ISOs may be transferred by will or by the laws of descent and distribution and, except as otherwise determined by the Administrator, may also be transferred during the Participant's lifetime, without payment of consideration, to one or more Family Members of the Participant; (iii) Awards of Unrestricted Stock shall be subject only to such transfer restrictions under the Plan as are specified by the Administrator; and (iv) Awards other than Stock

  Options and other than Unrestricted Stock may not be transferred except as the Administrator otherwise determines. If an Award is claimed or exercised by a person or persons other than the Participant, the Company shall have no obligation to deliver Stock, cash or other property pursuant to such Award or otherwise to recognize the transfer of the Award until the Administrator is satisfied as to the authority of the person or persons claiming or exercising such Award.

          (~~5~~4)    Vesting, Etc.    Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates (i) all Awards (other than Stock Options, SARs, Deferred Stock Units and Restricted Stock) held by the Participant or by a permitted transferee under Section ~~4~~3.a.(4) immediately prior to such cessation of employment or other service relationship will be immediately forfeited if not then vested and, where exercisability is relevant, will immediately cease to be exercisable, and (ii) Stock Options,~~,~~ SARs, Deferred Stock Units and Restricted Stock shall be treated as follows:

            (A)  immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates by reason of the Participant's death, Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, by reason of such Participant's Retirement, all Stock Options, SARs, Deferred Stock Units and Restricted Stock Awards held by the Participant (or by a permitted transferee under Section ~~4~~3.a.(4)) immediately prior to such death, Disability or, as applicable, Retirement, will become vested and, where exercisability is relevant, will be exercisable until the expiration of the stated term of the Stock Option or SAR, unless otherwise determined by the Administrator at or after grant;

            ~~(B)  all Stock Options, SARs and Restricted Stock Awards held by a Participant (or by a permitted transferee under Section 4.a. (4)) immediately prior to the Participant's death will become vested and, where exercisability is relevant, will be exercisable until the expiration of the stated term of the Stock Option or SAR, unless otherwise determined by the Administrator on or after grant;~~

            (~~C~~B)  except as provided in (~~D~~C) below, all Stock Options, SARs, Deferred Stock Units and Restricted Stock Awards held by a Participant (or by a permitted transferee under Section ~~4~~3.a.(4)) immediately prior to the cessation (other than by reason of death or Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, Retirement) of the Participant's employment or other service relationship with the Company and its Affiliates, to the extent then not vested shall terminate, and to the extent then exercisable, will remain exercisable for the lesser of twelve months or until the expiration of the stated term of the Stock Option or SAR unless otherwise determined by the Administrator at or after grant;

            (~~D~~C)  all Stock Options, SARs, Deferred Stock Units and Restricted Stock Awards held by the Participant (or by a permitted transferee under Section ~~4~~3.a.(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to be for cause or to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon notice by the Company to the Participant of such cessation for cause~~such cessation~~. For this purpose, "cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's misconduct or dishonesty which is harmful to the business or reputation of the Company.

  Unless the Administrator expressly provides otherwise or in the case of cessation for cause, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or its Affiliates. Except as the Administrator otherwise determines, with respect to a Participant who is an employee or director of the Company or its Affiliates, such Participant's "employment or other service relationship with the Company and its Affiliates" will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 180 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company and its Affiliates.

          (~~6~~5)    Taxes.    The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax withholding requirements in an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action has may be necessary to satisfy any such withholding obligation. The Administrator may permit shares to be used to satisfy the required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement or vesting date of the applicable Award.

          (~~7~~6)    Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate.

          (~~8~~7)    Rights Limited.    Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

          (~~9~~8)    Section 162(m).    The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m), the Administrator shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the provisions of this Section 4.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m).

          (9)    Section 409A.    Except to the extent specifically provided otherwise by the Administrator, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Administrator determines that an Award, Award agreement, payment, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Administrator specifically provides otherwise, such Award, Award agreement, payment, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Administrator, in each case without the consent of or notice to the Participant.

        b.    AWARDS REQUIRING EXERCISE

          (1)    Time And Manner Of Exercise.    The term of each Award requiring exercise shall not exceed ten (10) years from the date of grant. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives ~~a written~~ notice of exercise (in form acceptable to the Administrator) ~~signed~~ by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2)    Exercise Price.    The Administrator shall determine the exercise price of each Stock Option; provided, that each ~~Stock~~ Award requiring exercise~~Option~~ must have an exercise price that is not less than the F~~f~~air M~~m~~arket V~~v~~alue of the Stock subject to the ~~Stock Option~~ Award, determined as of the date of grant, except as necessary to maintain the intrinsic value of substitute ~~Stock Options~~ Awards in connection with a merger or acquisition consummated by the Company. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such F~~f~~air M~~m~~arket V~~v~~alue. Where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares. Except as provided in Section 5.a and 5.b(1) below, without the approval of the stockholders of the Company (i) ~~for certain provisions contained in Section 5 below,~~ the exercise price for any ~~Stock Option~~ Stock-based Award requiring exercise~~grant~~ under the Plan may not be decreased after the grant of the Stock-based Award requiring exercise~~Option~~ , and (ii) outstanding Stock-based Awards requiring exercise may not be cancelled in exchange for cash or other Awards or other Stock-based Award requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award requiring exercise~~without the approval of the stockholders of the Company~~.

          (3)    Payment Of Exercise Price, If Any.    Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, unless one of the following forms of payment is permitted by the Administrator in its discretion in any specific instance (with the consent of the optionee of an ISO, unless such permitted form of payment is expressly provided for in the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a F~~f~~air M~~m~~arket V~~v~~alue equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

          (4)    Grant of Stock Options.    Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides that the Stock Option is to be treated as an ISO. No ISO may be granted under the Plan after February 25, 2013, but ISOs previously granted may extend beyond that date.

        c.    AWARDS NOT REQUIRING EXERCISE

        Awards of Restricted Stock, Deferred Stock Units and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.     EFFECT OF CERTAIN TRANSACTIONS

        a.    CHANGE IN CONTROL

        Except as the Administrator may otherwise determine in connection with the grant of an Award, immediately prior to a Change in Control each Award shall vest (and if relevant shall become exercisable), all Performance Criteria and other conditions to an Award shall be deemed satisfied, and all Award deferrals shall be accelerated. In addition, all Stock-based Awards (all Stock Options, SARs, Restricted Stock, Deferred Stock, including any Performance Awards consisting of any of the foregoing), except to the extent consisting of outstanding shares of Stock that are then free of any restrictions under the Plan, shall terminate immediately prior to the Change in Control unless assumed in accordance with the immediately following sentence. If there is a surviving or acquiring entity, the Administrator may provide for a substitution or assumption of Awards by the acquiring or surviving entity or an affiliate thereof, on such terms as the Administrator determines. If there is no surviving or acquiring entity, or if the Administrator does not provide for a substitution or assumption of an Award, the Award shall vest (and to the extent relevant become exercisable) on a basis that gives the holder of the Award a reasonable opportunity to participate as a stockholder in the Change in Control.

        b.    CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

          (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2)    Certain Other Adjustments.    The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c. or 2.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

          (3)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that any certificates evidencing

Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

7.     AMENDMENT AND TERMINATION

        Subject to the provisions of Section 1, the Administrator may at any time or times amend, alter, suspend, discontinue or terminate the Plan, in whole or in part, provided however that without the prior approval of the Company's stockholders, no material amendment shall be made if stockholder approval is required by law, regulation or stock exchange requirement. Notwithstanding any other provision of the Plan or any Award agreement (except as provided in Section 5.a and 5.b.(1) herein), no such amendment, alteration, suspension, discontinuation or termination shall be made without the approval of the stockholders of the Company that would (i) increase the total number of shares available for Awards under the Plan, or (ii) replace or regrant previously granted Stock Options, SARs, or other Stock-based Awards requiring exercise through cancellation, or (iii) lower the exercise price of a previously granted Stock Option, SAR or other Award requiring exercise. ~~or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards.~~

8.     NON-LIMITATION OF THE COMPANY'S RIGHTS

        The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

9.     GOVERNING LAW

        The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

10.   DEFINED TERMS

        The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

        "Administrator":    The Board or, if one or more has been appointed, the Committee, including their delegates (subject to such limitations on the authority of such delegates as the Board or the Committee, as the case may be, may prescribe). The senior Legal and Human Resources representatives of the Company shall also be the Administrator, but solely with respect to ministerial tasks related hereto.

        "Affiliate":    Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

        "Award":    Any or a combination of the following:

            (i)  Stock Options.

           (ii)  SARs.

          (iii)  Restricted Stock.

          (iv)  Unrestricted Stock.

           (v)  Deferred Stock Unit.

          (vi)  Other Stock-Based Awards.

         (vii)  Cash Performance Awards.

        (viii)  Other Performance Awards.

          (ix)  Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

        "Board":    The Board of Directors of the Company.

        "Cash Performance Award":    A Performance Award payable in cash. The right of the Company under Section 4.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

        "Change in Control":    Any of:

            (i)  an acquisition, consolidation or merger in which the Company is not the surviving corporation or with respect to which all or substantially all of the beneficial owners of the outstanding stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

           (ii)  a sale or transfer of all or substantially all the Company's assets;

          (iii)  a dissolution or liquidation of the Company; or

          (iv)  continuing directors constitute less than a majority of the Board, where a "continuing director" includes (A) each person who was a director of the Company as of the close of business on May 6, 2003, and (B) each person who subsequently becomes a director of the Company with approval by a vote of at least a majority of the "continuing directors" in office at the time of such person's election or nomination as a director unless that person became a director in connection with an actual or threatened election contest.

  Notwithstanding clauses (i) through (iv) above, none of the following shall constitute a "Change in Control" for purposes of this definition:

          (x)   the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company in a capital raising transaction;

          (y)   the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

          (z)   (A) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 60% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction and (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Committee":    One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to executive officers of the Company, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

        "Company":    Boston Scientific Corporation.

        "Deferred Stock Unit":    A promise to deliver Stock or other securities in the future on specified terms.

        "Disability":    Permanent and total disability as determined under the Company's long-term disability program for employees then in effect.

        "Employee":    Any person who is employed by the Company or an Affiliate.

        "Fair Market Value":    The closing price of a share of Stock as reported on the New York Stock Exchange, Inc. on the relevant date.

        "Family Member":    An individual or entity included as a "family member" within the meaning of the Security and Exchange Commission's Form S-8, Registration Statement Under The Securities Act of 1933.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

        "Participant":    An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

        "Performance Award":    An Award subject to Performance Criteria.

        "Performance Criteria":    Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

        "Plan":    The Boston Scientific Corporation 2003~~0~~ Incentive Plan as set forth herein, as from time to time amended and in effect.

        "Restricted Stock":    An Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

        "Retirement":    Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the

Participant has attained age 50, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant's age and years of service as of such date equals or exceeds 62.

        "Section 162(m)":    Section 162(m) of the Code.

        "SARs":    Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

        "Stock":    Common Stock of the Company, par value $.01 per share.

        "Stock Options":    Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

        "Unrestricted Stock":    An Award of Stock not subject to any restrictions under the Plan.

PROXY

BOSTON SCIENTIFIC CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints PETE M. NICHOLAS, LAWRENCE J. KNOPF and KRISTIN S. CAPLICE, and each of them acting solely, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans shown on the reverse side hereof to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Harvard Club of Boston, 374 Commonwealth Avenue, Boston, Massachusetts on Tuesday, May 6, 2008, at 10:00 A.M. (Eastern Time), and at any adjournment or postponement of the meeting.

        THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF AND PROXY STATEMENT FOR THE ANNUAL MEETING.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

(Please sign and date on reverse side and return promptly in the enclosed envelope)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.						Please Mark Here for Address Change or Comments SEE REVERSE SIDE		☐
						FOR	AGAINST	ABSTAIN
1.	To re-elect ten Director Nominees:	FOR ALL NOMINEES ☐	WITHHOLD FOR ALL NOMINEES ☐	2.	To approve an amendment and restatement of our 2003 Long-Term Incentive Plan	☐	☐	☐
						FOR	AGAINST	ABSTAIN
	01 Ursula M. Burns 02 Nancy-Ann DeParle 03 J. Raymond Elliott 04 Marye Anne Fox 05 Ray J. Groves	06 N.J. Nicholas, Jr. 07 Pete M. Nicholas 08 John E. Pepper 09 Warren B. Rudman 10 James R. Tobin		3.	To ratify the appointment of Ernst & Young LLP as independent auditors for the 2008 fiscal year	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof	☐	☐	☐
FOR ALL NOMINEES EXCEPT AS NOTED ☐	For all nominees, except the following:	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature_______________________________ Signature_______________________________ Date_________________________

Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers, please add your full title(s).

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet voting and telephone voting are available through 11:59 PM Eastern Time, May 5, 2008, the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/bsx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.
Simply log on to Investor ServiceDirect® at
 www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Boston Scientific Annual Report and Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/bsx

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSALS TO BE VOTED UPON
CORPORATE GOVERNANCE
MEETINGS AND BOARD COMMITTEES
EXECUTIVE COMPENSATION Compensation Discussion & Analysis
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLANS
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION IN FISCAL 2007
EXECUTIVE OFFICERS
STOCK OWNERSHIP
AUDIT COMMITTEE REPORT
THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
HOUSEHOLDING
OTHER INFORMATION
  APPENDIX A